SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   October 24, 2008

BALQON CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52337 (Commission File Number)	33-0989901 (IRS Employer Identification No.)

1701 E. Edinger, Unit E-3, Santa Ana, California, 92705
(Address of principal executive offices) (Zip Code)

(714) 836-6342
Registrant’s telephone number, including area code

BMR Solutions, Inc., 1184 Rutland Road, Suite 2, Newport Beach, California
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 24, 2008, we completed a merger transaction (the “Merger Transaction”) pursuant to the Agreement and Plan of Merger dated September 15, 2008 between the registrant (referred to in this current report as “Balqon Corporation,” the “Company,” “we,” “us” and similar terms), Balqon Corporation, a California corporation (“Balqon California”), and a newly-formed subsidiary we created to facilitate the merger (the “Merger Agreement”).  The Merger Agreement is described in our current report filed on September 19, 2008, which description of the Merger Agreement is incorporated herein by reference.  Upon completion of the Merger Transaction, we succeeded to the business of Balqon California and changed our name from BMR Solutions, Inc. to Balqon Corporation.  A copy of the Merger Agreement is incorporated by reference as Exhibit 2.1 to this report.

Item 2.01 of this report discusses the consummation of the Merger Agreement and various other transactions and events completed in connection with the Merger Agreement and is incorporated herein by reference.  In connection with the Merger Transaction we entered into certain agreements and effectively became obligated under certain agreements previously entered into by Balqon California, the material terms of which are briefly described below.

Management Contracts, Compensatory Plans, Contracts and Agreements

As discussed in Item 2.01, in connection with the Merger Transaction, we entered into certain agreements with certain of our executive officers and into indemnification agreements with each of our executive officers and directors.  As discussed in Item 5.02 of this report, in contemplation of the closing of the Merger Agreement, our board of directors adopted a 2008 Stock Incentive Plan (the “2008 Plan”) and a form of Stock Option Agreement to be issued under the 2008 Plan.  The descriptions of these agreements and the 2008 Plan contained in Item 2.01 and Item 5.01 of this report are incorporated herein by reference.

Warrants to Purchase Shares of Our Common Stock Issued to Stockholders of Balqon California

In connection with the Merger Transaction, warrants to acquire an aggregate of 2,614,180 shares of Balqon California’s common stock, initially issued by Balqon California in private placement transactions described below, were deemed to be warrants to acquire an equal number of shares of our common stock at the same exercise price and upon the same terms as contained in the original warrants.  A description of these warrants is set forth below.

July 2008 Private Placement

In July 2008, Balqon California raised an aggregate of $500,000 through the issuance of senior secured convertible promissory notes to five accredited investors (the “July Private Placement”).  The senior secured convertible promissory notes had a conversion price of $1.00 per share.  In connection with this offering, Balqon California also issued three-year warrants to acquire up to an aggregate of 500,000 shares of common stock at an exercise price of $1.50 per share (the “July Warrants”). The senior secured convertible promissory notes were converted into an aggregate of 500,000 shares of common stock of Balqon California immediately preceding the closing of the Merger Transaction.  We are obligated to register the shares of common stock issued upon conversion of the senior secured promissory notes and the shares of common stock underlying the July Warrants for resale as described below under the heading “Registration Rights Agreements.”  A form of the July Warrants is filed as Exhibit 4.4 to this report.

September 2008 Private Placement

In September 2008, Balqon California raised an aggregate of $810,000 through the issuance of convertible promissory notes to 15 accredited investors (the “September Private Placement”).  The convertible promissory notes had a conversion price of $1.00 per share.  In connection with this offering, Balqon California also issued three-year warrants to acquire up to an aggregate of 810,000 shares of common stock at an exercise price of $1.50 per share (the “September Warrants”).  The senior secured convertible promissory notes were converted into an aggregate of 810,000 shares of common stock of Balqon California immediately preceding the closing of the Merger Transaction.  We are obligated to register the shares of common stock issued upon conversion of the convertible promissory notes and the shares of common stock underlying the September Warrants for resale as described below under the heading “Registration Rights Agreements.”  A form of the September Warrants is filed as Exhibit 4.5  to this report.

October 2008 Private Placement

In October 2008, Balqon California raised an aggregate of $575,000 through the issuance of an aggregate of 575,000 shares of common stock to six accredited investors (the “October Private Placement”).  In connection with this offering, Balqon California also issued three-year warrants to purchase an aggregate of 575,000 shares of common stock at an exercise price of $1.50 per share (the “October Warrants”).  We are obligated to register the shares of common stock and the shares of common stock underlying the October Warrants for resale as described below under the heading “Registration Rights Agreements.”  A form of the October Warrants is filed as Exhibit 4.6 to this report.

Marlin Financial Private Placement

In June 2008, Balqon California issued 2,916,725 shares of its common stock and warrants to purchase 729,180 shares of its common stock (the “Marlin Warrants”) to Marlin Financial Group, Inc. (“Marlin Financial”) in consideration of business strategy and corporate finance consulting services rendered (the “Marlin Financial Private Placement”).  One-third of the Marlin Warrants have an exercise price of $1.50 per share and expire on June 30, 2010, one-third of the Marlin Warrants have an exercise price of $2.00 per share and expire on June 30, 2011, and one-third of the Marlin Warrants have an exercise price of $2.50 per share and expire on June 30, 2012.  A form of the Marlin Warrants is filed as Exhibit 4.7 to this report.

Warrants to Purchase Shares of Common Stock Issued by BMR Solutions, Inc.

Immediately preceding the closing of the Merger Transaction on October 24, 2008, BMR Solutions, Inc. issued warrants (the “BMR Warrants”) to purchase an aggregate of 184,598 shares of common stock to seven accredited investors in consideration of services provided.  One-third of the BMR Warrants have an exercise price of $1.50 per share and expire on October 24, 2009, one-third of the BMR Warrants have an exercise price of $2.00 per share and expire on October 24, 2010 and one-third of the BMR Warrants have an exercise price of $2.50 per share and expire on October 24, 2011.  We are obligated to register the shares of common stock underlying the BMR Warrants for resale as described below under the heading “Registration Rights Agreements.”  A form of the BMR Warrants is filed as Exhibit 4.8 to this report.

Registration Rights Agreements

In connection with the Merger Transaction, we assumed the rights and obligations of Balqon California under registration rights agreements Balqon California entered into with the subscribers to the July Private Placement, the September Private Placement and the October Private Placement (collectively, the “Balqon Registration Rights Agreements”).  Under the Balqon Registration Rights Agreements, we are obligated to register an aggregate of 3,793,348 shares of common stock, of which an aggregate 1,885,000 shares of common stock underly the July Warrants, September Warrants and October Warrants for resale under the Securities Act of 1933, as amended (the “Securities Act”).  Immediately preceding the consummation of the Merger Transaction we also entered a registration rights agreement with our stockholders to register an aggregate of 1,400,000 shares of our common stock and with the holders of the BMR Warrants to register an aggregate of 184,598 shares of common stock underlying the BMR Warrants for resale under the Securities Act (the “BMR Registration Rights Agreement” and collectively with the Balqon Registration Rights Agreements, the “Registration Rights Agreements”).

We are obligated under the Registration Rights Agreements to file, on or before December 23, 2008, a registration statement with the Securities and Exchange Commission (the “SEC”), registering all shares of common stock covered by the Registered Rights Agreements for resale under the Securities Act.  A copy of each of the Registration Rights Agreements are filed as Exhibits 10.6, 10.7, 10.8 and 10.9 to this report.

The Registration Rights Agreements also provide that in the event of a cutback of the total number of shares of common stock eligible for inclusion in the registration statement to be filed with the SEC because of the requirements of Rule 415 under the Securities Act, the shares of common stock that are entitled to be included in the registration statement shall be allocated as follows:

•	first, to the shares relating to the July Private Placement;
•	second, to the shares relating to the September Private Placement;
•	third, to the shares relating to the October Private Placement;
•	fourth, to the shares relating to the BMR Warrants; and
•	fifth, to the shares held by our stockholders immediately preceding the closing of the Merger Transaction.

In addition, the Registration Rights Agreements provide for customary piggy-back registration rights whereby certain holders of shares of our common stock, or warrants to purchase shares of our common stock, can cause us to register such shares for resale in connection with our filing of a registration statement with the SEC to register shares in another offering. The Registration Rights Agreements also contain customary representations and warranties, covenants and limitations.  The warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like.

Purchase Agreement dated June 26, 2008 by and between the City of Los Angeles and Balqon California

In connection with the Merger Transaction, we assumed the rights and obligations of Balqon California under a purchase agreement between the City of Los Angeles and Balqon California dated June 26, 2008 (the “City of LA Agreement”).  Under the terms of the City of LA Agreement we are obligated to produce and deliver 20 electric yard tractors, five electric drayage tractors and certain additional components.  We are also obligated to pay the City of Los Angeles a royalty fee of $1,000 per electric vehicle sold or leased to any party other than the City of Los Angeles or the South Coast Air Quality Management District (“AQMD”).  The royalty fee will be adjusted for inflation every five years.  A copy of the City of LA Agreement is filed as Exhibit 10.10 to this report.

Purchase and Service Agreement dated May 15, 2008 between the AQMD and Balqon California

In connection with the Merger Transaction, we assumed the rights and obligations of Balqon California under a Purchase and Service Agreement dated May 15, 2008 between the AQMD and Balqon California (the “AQMD Agreement”).  Under the terms of the AQMD Agreement we are obligated to deliver one Nautilus E20, a heavy-duty electric yard tractor, to the AQMD by May 15, 2010.  The AQMD is purchasing the Nautilus E20 for use in a loaner program that will allow the owners of multiple terminals to test the electric yard tractor in anticipation of a purchase.  Under the terms of the AQMD Agreement, we are also obligated to install and remove chargers at least five times at five different sites. In addition, we are obligated to pay the AQMD a royalty fee of $1,000 per electric vehicle sold or leased to anyone other than the AQMD or the Port of Los Angeles.  The royalty fee will be adjusted for inflation every five years.  The AQMD has the right to use data collected during the test phase and has a royalty free, nonexclusive, irrevocable license to produce any copyrighted material produced under the AQMD Agreement.  A copy of the AQMD Agreement is filed as Exhibit 10.11 to this report.

Lease Agreements Between Balqon California and Certain Lessors

In connection with the Merger Transaction, we assumed the rights and obligations of Balqon California under a lease agreement covering our assembly facility located at 1420 240th Street, Harbor City, California 90710, between Allan D. and Gloria G. Singer, Trustees for the U.D.T. Trust dated June 6, 1984 and Balqon California dated June 17, 2008 (the “Harbor City Lease”).  The Harbor City Lease provides for the lease of approximately 15,500 square feet located in an industrial building for three years from August 1, 2008 to July 31, 2011, at a monthly rent of $10,540 for the first year, $10,856 for the second year, and $11,182 for the third year.  A copy of the Harbor City Lease is filed as Exhibit 10.12 to this report.

In connection with the Merger Transaction, we also assumed the rights and obligation of Balqon California under a lease agreement covering office space located at 1701 E. Edinger, Suite E-3, Santa Ana, California 92705, between 1701 E. Edinger, LLC, and Balqon California dated May 21, 2007, as amended on June 18, 2008 (the “Santa Ana Lease”).  The Santa Ana Lease provides for the lease of approximately 3,306 square feet of office and warehouse space in a multi-tenant building.  The lease expires on May 31, 2009 and requires us to pay a rent of $3,313 per month.  A copy of the lease agreement dated May 21, 2007 filed as Exhibit 10.13 to this report.  A copy of the First Modification to Lease dated June 18, 2008 is filed as Exhibit 10.14 to this report.

The foregoing summary of the terms of the various agreements, including the Merger Agreement, the Registration Rights Agreements, the warrants, the City of LA Agreement, the AQMD Agreement, the Harbor City Lease and the Santa Ana Lease, does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements and instruments, copies of which are filed as exhibits to this report or are incorporated herein by reference.  Certain of the agreements filed as exhibits to this report, such as the Merger Agreement, contain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk.  Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

ITEM 2.01          COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On October 24, 2008, we completed the acquisition of Balqon California pursuant to the Merger Agreement referenced in Item 1.01 of this report.

In connection with the Merger Transaction, the shareholders of Balqon California, who collectively held 23,908,348 shares of common stock of Balqon California, became stockholders of Balqon Corporation holding an equal number of shares of  our common stock.  In addition, the holders of warrants to acquire an aggregate of 2,614,180 shares of common stock of Balqon California were deemed to hold warrants to acquire an equal number of shares of our common stock upon completion of the Merger Transaction.  In connection with the Merger Transaction, we also issued under our 2008 Plan options to purchase an aggregate of 4,562,592 shares of our common stock to certain of our directors and employees who held options to purchase an equal number of shares of Balqon California’s common stock immediately prior to the completion of the Merger Transaction.

Immediately following the consummation of the Merger Transaction, we had an aggregate of 25,308,348 shares of common stock actually issued and outstanding and an aggregate of 32,669,718 shares of common stock issued and outstanding, calculated on a fully-diluted basis, including the 25,308,348 shares of common stock actually issued and outstanding and 7,361,370 shares of common stock issuable upon exercise of all outstanding options and warrants.

Although we are the legal acquirer, the Merger Transaction is being accounted for as a reverse merger (recapitalization) in accordance with U.S. generally accepted accounting principles. Under this method of accounting, we are treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Balqon California comprising the ongoing operations of the combined entity and senior management of the combined company after the Merger Transaction.

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, like we were immediately before the Merger Transaction disclosed under Item 2.01 (i.e., the reverse merger (recapitalization)), then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined company after the acquisition of Balqon California, unless otherwise specifically indicated or the context otherwise requires.

FORM 10 INFORMATION

Item 1.    Business.

Overview

We design, assemble, market and sell heavy-duty electric vehicles and propulsion systems for products used in the transportation of containers and heavy loads at facilities such as marine terminals, rail yards, industrial warehouses, intermodal facilities, military bases and industrial plants.  In 2008 we released our first zero emission heavy duty vehicle product line, Nautilus, which targets applications requiring transportation of loads of over 60,000 pounds with a range of 60 miles on a single battery charge.

Equipment used to transport containers in off-highway applications have experienced minimal improvements in emission and propulsion technology over the past two decades, resulting in increased pollution at sea ports and intermodal facilities worldwide.  Based on initial testing, we believe that the operating costs of our heavy-duty electric vehicles are less than 20% of the current operating costs of fossil fuel based vehicles in similar applications.  Our strategy is to provide our zero emissions clean technology as a cost effective and environmentally friendly alternative to fossil fuel based heavy-duty vehicles and material handling equipment used to transport containers worldwide.

We believe we are the first company to introduce a zero emissions heavy-duty electric yard truck that can tow over 60,000 pounds at speeds of up to 45 miles per hour. Our first product, the Nautilus E30 drayage truck, has successfully completed initial tests at the Port of Los Angeles facility and, as a result, we have received purchase orders for an additional 5 units of our electric drayage truck and 21 units of our Nautilus E20, a electric yard tractor.  Prior to releasing its first product, we spent two years developing our heavy duty electric drive system that couples a electric motor directly to an automatic transmission to provide a high torque to pull heavy loads during start-stop applications. In addition, we have developed a high capacity 240 kilowatt, or kW, flux vector inverter that is J1939 Can Bus capable that provides us with the ability to incorporate our technologies into other vehicle platforms including container lift trucks, reach stackers, roll-on.roll-off tractors, drayage vehicles and high capacity forklifts.

Company History

We are a Nevada corporation that was incorporated on November 21, 2001, as BMR Solutions, Inc.  From inception to May 2006, we were engaged in the business of providing Internet website hosting and development services.  In May 2006, we underwent a change in management and adopted a new business plan of providing local delivery and transportation of mattresses, furniture and futons in Southern California.  On September 15, 2008, we entered into an Agreement and Plan of Merger, or Merger Agreement, with Balqon California and our wholly-owned subsidiary Balqon Acquisition Corp., or Acquisition Subsidiary.  Upon the closing of the Merger Agreement on October 24, 2008, Balqon California merged with and into Acquisition Subsidiary with Acquisition Subsidiary surviving and immediately thereafter, Acquisition Subsidiary merged with and into our company and, as a result, we changed our name from BMR Solutions, Inc. to Balqon Corporation.  Our current business is comprised solely of the business of Balqon California.  Balqon California was incorporated on April 21, 2005 and commenced operations in 2006.

In September 2008, Balqon California acquired substantially all the assets of Electric Motorsports, LLC, or EMS, a leading developer, designer and manufacturer of flux vector inverters within the electric vehicle industry.  As a result of this acquisition, Balqon California acquired proprietary technology and designs that we now use to develop, manufacture and sell flux vector inverters. Prior to the acquisition, EMS had been engaged in developing, designing, manufacturing, marketing  and selling flux vector inverters to the automotive and material handling equipment industries since 1997.  EMS has sold over 250 inverters for use in applications including industrial conveyor systems, electric buses, delivery trucks, the New York monorail system and mining vehicles.  EMS’s customer base consists primarily of original equipment manufacturers, or OEMs, of electric buses, mining vehicles and specialty automotive vehicles. We believe that the acquisition of EMS’s technology and knowhow provides us with the ability to further develop, market and sell flux vector inverters for use in high performance electric vehicles.

In October 2006, the management of Balqon California approached representatives of the Port of Los Angeles and the AQMD, to propose the use of zero emissions electric tractors at the port terminal facilities located in San Pedro, California.  In May 2007, the Port of Los Angeles and the AQMD co-funded the development of a demonstration vehicle, to determine the viability of using zero emissions vehicles in terminal and short haul applications.  In January 2008, Balqon California successfully delivered a heavy-duty electric drayage tractor incorporating what is now our proprietary flux vector inverter technology and drive system to the Port of Los Angeles.  The zero emissions electric tractor has since successfully passed rigorous testing by the Port of Los Angeles and, as a result, we have received orders from the City of Los Angeles for 20 Nautilus E20 heavy-duty electric yard tractors and an additional five Nautilus E30 drayage tractors to be used at the Port of Los Angeles. We have also received an order from the AQMD for one Nautilus E20 heavy-duty electric yard tractor to be used in a loaner program under which the AQMD will loan the tractor to various terminal operators to test the electric vehicle in anticipation of a purchase.

Electric Vehicle Industry

We are suppliers of heavy-duty electric vehicles and electric propulsion systems such as flux vector inverters, electric traction drive systems and battery modules used in the manufacturing of high performance electric vehicles. Over the past twenty years, the electric vehicle industry has grown rapidly as a result of increasing demand for environmentally friendly modes of transportation.  The high price of fossil fuel and heightened environmental concerns over greenhouse gas emissions worldwide have resulted in increased demand for electric and hybrid vehicles.  Similarly, there is an increase in demand for battery powered low or zero emissions vehicles in off-highway applications.

We believe that potentially large electric vehicle markets are developing in a wide-range of vehicle platforms.  Electric vehicle development is being pursued for a variety reasons, including improved fuel economy, lower emissions, greater reliability, lower maintenance costs, and improved performance and vehicle control.  Of these myriad reasons, improved fuel economy has emerged as a significant factor in the development and potential growth of the emerging electric vehicle markets as crude oil prices rise, and consumers and businesses alike contend with higher gasoline and diesel prices.

During 2007, crude oil consumption in the United States, as reported by the United States Department of Energy in the Transportation Energy Data Book, averaged approximately 21 million barrels per day, which represents an average annual percentage increase in consumption of approximately 1% over a period of 10 years.  According to data published by the United States Department of Energy, of the amount of crude oil consumed in the United States in 2007, approximately 68% was consumed by the transportation industry which has seen an increase in consumption of approximately 1.5% per year over a 10 year period.  The United States Department of Energy also reports that increases in crude oil based fuel demand worldwide has resulted in accelerated growth of fuel costs worldwide.  We believe that the cost of fuel will continue to remain high relative to historic levels, and therefore believe that electric vehicles will offer the most cost effective and environmentally efficient alternative solution to fossil fuel based vehicles.

We believe that the continued liberalization of global trade coupled with the growth in container packaging of goods has resulted in the use of larger container ships which, in turn, has resulted in a commensurate increase in ship capacities from 3,000 twenty feet equivalent units (“TEUs”) to 4,500 TEUs in the last decade.  This increase in the size of container ships has resulted in the implementation of hub and feeder container transportation systems which, in turn, has resulted in the consolidation of ports with larger ports growing at increased rates as compared to smaller ports.  This concentrated growth at larger ports has resulted in a higher rate of increase in air pollution at these ports, requiring more stringent environmental regulations at these ports.

As a result of increased imports from South Asia to United States over the past five years, the number of TEUs transported to ports and intermodal facilities (facilities where freight is transferred from one mode of transportation to another without actual handling of the freight itself when changing modes) located on the west coast of the United States has also increased.  This expansion in trade has resulted in increased pollution at the largest ports on the west coast of the United States, resulting in more stringent requirements on vehicle emissions in many of these areas.  For example, the Port of Los Angeles and the Port of Long Beach recently approved a comprehensive “Clean Air Action Plan” aimed at reducing pollution and health risks associated with mobile air emissions resulting from activities at these ports.  See “—Recent Initiatives.”  We believe that electric trucks are the leading cost competitive solution to offset the environmental impact of the increased activity and pollution at ports and intermodal facilities located on the west coast of the United States.

In light of these recent regulatory initiatives, we believe that the demand for electric vehicles will continue to increase at an accelerated pace.  In response to this anticipated increase in demand, we have developed and will continue to develop zero emissions container transportation vehicle platforms targeting on-highway and off-highway applications related to container handling.  Examples of existing vehicles where our heavy-duty electric drive systems can be implemented include yard tractors, drayage vehicles, container lift trucks, roll-on/roll-off trucks, reach stackers and large industrial forklifts. In addition, we also believe that our electric drive technology is ideally suited for short-haul inner city on-road delivery of goods to retail or industrial facilities.

The electric vehicle industry is highly competitive and characterized by rapid technological advancements.  Most of the technological advancements target the on-road consumer automotive markets. We believe that technological improvements in battery technology have increased the probability of production electric vehicles reaching consumer markets by 2012. The success of electric vehicles in the consumer market industry is generally based on vehicle range, speed and acquisition cost, while success of electric vehicles in the off-highway heavy-duty markets is based on product customization, productivity, functionality, durability and after market support. In response to what we believe to be the market needs, our “plug and play” modular systems allow us the agility and adaptability to enter various heavy-duty vehicle market niches through incorporation of our technologies into varied vehicle platforms.  We have ensured adaptability to a variety of application needs through designs that are configurable in the field through software changes ensuring improved productivity of our vehicles when compared to fossil fuel vehicles. Our operational strategy to partner with existing chassis manufacturers in each niche market provides our customers with a proven vehicle platform and established service support worldwide.

Heavy-Duty Electric Vehicles Industry

Industries related to container transportation have seen modest improvements in vehicle technology over the past five decades. This is mainly a result of low duty cycle needs for vehicles operated in terminals or in short-haul drayage applications which, in turn, has resulted in the use of older model and higher-polluting vehicles in these applications. The high growth rates at large ports has resulted in an increase in the population of these older model polluting vehicles which, in turn, has resulted in increased regulatory oversight within port facilities that historically were relatively unregulated. This increase in regulatory oversight, coupled with continued increases in fossil fuel costs, have resulted in the opportunity for electric vehicles to be a commercially viable solution in these markets. We believe that the benefits of zero emissions and lower operating costs of electric vehicles, when compared to fossil fuel powered or hybrid vehicles, provides us with an opportunity to market cost-effective heavy-duty zero emissions electric vehicles to a number of markets worldwide.

We believe that as the monetary and environmental costs of fossil fuels increase, environmental regulations will continue to be promulgated worldwide to ensure significant decreases in harmful emissions.  Efforts to reduce greenhouse gas emissions during the past five years using alternative fuels such as compressed natural gas and liquefied petroleum gas have resulted in modest improvements in air quality while causing a dramatic increase in the cost of these fuels.  We believe that stringent environmental regulations will result in an increased demand for cost effective zero emissions technologies that can be incorporated into current vehicle platforms to replace current fossil fuel-based vehicles.  Furthermore, we believe that electric vehicles will be the ideal solution in resolving emissions and operating cost issues faced by the heavy-duty material handling equipment industry.

Heavy-Duty Material Handling Industry

Our modular electric drive system design provides us with ability to incorporate our zero emissions technology into material handling equipment platforms that are used in high load carrying capacity applications.  High capacity material handling equipment is used to transport containers or cargo at marine terminals, on cargo vessels, within the lumber, paper and steel industries and within other industries that have been generally unregulated in terms of emissions generated by off-highway engines. Increases in fuel costs and regulatory oversight provides us with the opportunity to transition this industry to zero emissions electric drive systems.

Our heavy-duty electric drive systems are designed to target the needs of industries that utilize 10 to 45 ton capacity forklifts, 20 to 45 ton capacity reach stackers, 20 to 45 ton capacity roll-on/roll-off trucks and 8 to 45 ton capacity container lift trucks, all of which are primarily used in ports and rail yards to stack empty containers or to load and unload ships, barges or rail carts. High capacity forklifts are also used to load and unload below deck cargo at smaller ports. In addition, these forklifts are used in industrial facilities to transport heavy metals, concrete, paper and lumber. A reach stacker is a material handling equipment equipped with a hydraulic boom assembly that can lift and move containers from barges, ships or rail carts. Reach stackers are more cost effective and productive at smaller port facilities as compared to fixed gantry crane systems. Roll-on/roll-off trucks are used to transport containers onto barges or under-deck facilities mainly at small ports, providing agility in loading and unloading operations. Container lift trucks are used at ports and rail yards to stack empty or loaded containers within terminal or intermodal facilities. These container lifts can stack empty containers up to six containers high and are used to save valuable space at container handling facilities.

All of the heavy-duty material handling equipment described above utilize fossil fuel propulsion systems and are customized for each application. Most of this equipment is considered industrial equipment and therefore regulated under off-highway emissions and safety standards. We believe that due to the high idling and start/stop nature of these applications, electric propulsion systems can be more cost effective and environmentally friendly in these market niches. Modified configurations of our current drive technology used in our heavy-duty electric vehicles are undergoing development testing in fossil fuel based applications to ensure our ability to convert these applications to zero emissions electric-based systems.

Our Competitive Strengths

We believe our heavy-duty electric vehicles are the highest load carrying zero emissions vehicles commercially available in the heavy-duty electric vehicle industry and that our modular electric drive system provides us with the opportunity to incorporate our zero emissions technology into existing vehicles and material handling equipment used in high load carrying capacity applications. Growing public awareness of the relationship between burning fossil fuels, health risks and global warming has increased the demand for a cost effective alternative to vehicles powered by fossil fuels.  We believe the following competitive strengths serve as a foundation for our strategy:

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Quality, Excellence and Reliability.  We believe that our proprietary technologies and designs, such as the liquid cooling of our flux vector inverters and our proprietary battery modules, increase the reliability of electric vehicles.  Our flux vector inverters have been sold for over 10 years and have proven reliability in a wide range of applications. Although we have only produced one vehicle, the tractor that we have produced has proved to be reliable during field testing conducted at the Port of Los Angeles.

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Heavy-Duty Electric Vehicle Technology.  We believe that we are currently the only supplier of zero emissions heavy-duty electric vehicles which can tow loads over 60,000 pounds at speeds over 40 mph. We believe that our electric traction drive systems are the first zero emissions drive systems commercially available for heavy-duty applications exceeding 100 kW, requirements. Our first product release, the Nautilus E30 electric drayage tractor, can transport 60,000 pound capacity cargo containers and has received significant interest from current users of fossil fuel based vehicles.

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Low Operating Costs. Our products do not use any fossil fuel powered propulsion devices, and as such have lower operating and maintenance costs.   We believe that our heavy-duty electric vehicles in high idling applications can provide up to an 80% reduction in fuel costs and nearly twice the vehicle life as compared to fossil fuel powered vehicles due in large part to a lower rate of wear and tear on vehicle components.

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High Efficiency. Electric vehicles are well known for high efficiency in various market segments and across a wide variety of vehicle platforms. Our heavy-duty electric vehicles incorporate an automatic transmission coupled with an electric motor that provides a high efficiency drive system for high idling off-highway applications.

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Highly Configurable Technology. Our proprietary technologies can be configured to serve a variety of platforms and the specific needs of our customers.  Our flux vector inverters have been used successfully in applications ranging from electric buses to a monorail system.  Our electric traction drive system can be configured to meet the specifications of a variety of applications and can also be retrofitted into existing heavy-duty truck applications. We believe that our ability to incorporate our technologies across various product platforms such as container reach stackers, drayage vehicles, forklifts and straddle carriers, positions us to be a leader in the heavy-duty vehicle industry.  We believe that this flexibility and configurability will enable us to serve a wider variety of markets and product applications.  Our modular product design approach also allows us to rapidly incorporate our electric drive system and battery technologies into off-highway applications.

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Experienced Management Team and Access to an Extensive Distribution Network.  Our senior management team has over 80 years of combined experience in the electric vehicle industry and has extensive experience in startup technology companies within this industry. In addition, members of our senior management have significant experience within the transportation industry and have relationships with an extensive global distribution network.

Our Strategy

As one of the few companies focused on heavy-duty electric vehicles and material handling equipment, we are dedicated to providing cost effective solutions to the heavy-duty electric vehicle and material handling equipment markets.  Our business strategy is based on our belief that electric vehicles and material handling equipment are inherently more cost effective and reliable than fossil fuel powered vehicles and material handling equipment.  Management believes that despite the limitation in battery energy density, there are a significant number of off-highway niche applications that can benefit from use of zero emissions electric vehicles and material handling equipment.  The primary elements of our business strategy include:

Increase our current market presence and selectively pursue new opportunities.  We intend to use our products to pursue new opportunities and capture market share within the heavy-duty electric vehicle market.  In addition to producing heavy-duty electric vehicles, we also offer our flux vector inverters and electric traction drive systems to other industry OEMs that manufacture heavy-duty vehicles and material handling equipment. We are currently focused on heavy-duty vehicle and material handling equipment applications requiring drive systems exceeding 100 kW requirements. We believe that we are the first to introduce zero emissions products to the heavy-duty vehicle industry.  As a result, we believe we are well positioned to succeed in marketing our product solutions and components to customers worldwide.  While the release of our Nautilus E30 electric drayage tractor has proven that the use of electric vehicles is technologically feasible in heavy-duty applications, we believe that the use of electric vehicles in heavy-duty applications is also economically beneficial. Our objective is to incorporate our drive technology into products that vertically integrate into all aspects of heavy-duty transportation in off-highway applications.

Develop technologies that can be easily adapted for use in various platforms. We have developed “plug and play” modules of our electric traction drive and battery systems that can be incorporated into various vehicle platforms.  Further, our proprietary designs and technologies can be modified to meet different vehicle platforms and different specifications.  For example, our electric traction drive systems can be used in container handlers, reach stackers, gantry cranes, large industrial forklifts, roll-on/roll-off trucks and drayage vehicles.  We believe that our ability to incorporate our technology into other product lines will help to diversify our revenue stream across major product segments which, in turn, can provide us with additional growth opportunities in the future.

Implement retrofit business model on existing yard tractors to accelerate market changeover. Our “plug and play” electric traction drive system and battery management system modules can be retrofitted into existing vehicle platforms.  We believe there are over 88,000 yard tractors in use worldwide being replaced at the rate of approximately 8,000 per year.  We believe that the increase in fuel costs and the adoption of environmental regulations calling for lower emissions will accelerate acceptance of electric vehicle alternatives in the heavy-duty vehicle industry. Furthermore, we believe that most vehicles are being replaced prematurely due to the end of life of certain key components such as the vehicle’s engine and transmission assembly. We intend to either sell replacement vehicles or provide our “plug and play” modules that can be retrofitted into existing vehicles.  Our “plug and play” modular electric traction drive systems allow us to incorporate our drive and battery systems into most vehicle platforms currently in use in heavy-duty applications.

Develop global sales and service network. We are focused on building a global distribution system that utilizes regional dealers to promote, sell and service our products worldwide. Several members of our senior management have significant experience in managing global distribution systems. In developing our customer base, we also utilize the extensive contacts that members of our senior management team have within the automotive and material handling equipment industries.

Provide superior after market service.  We believe that after market service is the key to success in the heavy-duty electric vehicle and material handling equipment markets. We are committed to providing our customers with a high level of service through our trained global deal network.

Build capital efficient industry alliances.  We purchase several components that are used in producing our vehicles from leading manufactures within our industry.  Our modular product design approach, whereby we incorporate our technologies into existing vehicle platforms,  provides us with the ability to focus a significant portion of our available capital into research and development, design, marketing and sales of our products while using high quality components from other manufacturers.  This strategy has resulted in significant capital cost savings related to plant, equipment and overhead while allowing management to focus on development of new products, markets, designs and technologies.

Our Technology

We have developed and acquired proprietary technologies that we believe provides us with a significant competitive advantage within the industries we compete.  In 2006, Balqon California commenced and has recently completed the development of an electric traction drive system that incorporates an automatic five speed transmission and electric motor coupled with an in-line drive system resulting in high torque at low speeds without compromising top end speed. This electric traction drive system also includes 240 kW flux vector inverter technology that provides the power to transport more than 60,000 pounds of load at a maximum speed of 45 mph.  In 2007, Balqon California incorporated this heavy-duty electric traction drive system into its first vehicle platform, an electric drayage tractor used in terminal applications to transport containers.  In January 2008, Balqon California began testing the vehicle at the Port of Los Angeles and in May 2008 Balqon California successfully completed its testing.  In September 2008, Balqon California acquired substantially all the assets of its supplier of flux vector inverters, EMS, which had been in business of developing, manufacturing and selling flux vector inverters since 1997.

Flux Vector Inverter Technology

Our flux vector inverters are micro-processer controlled inverters that feature our proprietary software which allows us to produce variable frequency flux vector inverters ranging in power from 40 kW to 240 kW.  These high capacity flux inverters are Society of Automation Engineers (“SAE”) J1939 controller area network, or Can Bus, capable which allows our inverters to communicate directly with existing vehicle systems.  (The SAE J1939 CAN Bus is an automotive standard used for communication between vehicle components.)  Our inverters can be adjusted to meet specific motor or vehicle needs ranging from electric motorcycles to high capacity on-highway or off-highway vehicles.  The key feature of our flux vector inverter technology is our ability to remotely modify and monitor key performance parameters to meet specific application requirements.  We believe that our inverters are the leading variable frequency inverters that have a capacity of over 200 kW at a voltage range of 200 volts to 800 volts, which we believe makes them ideally suited for high load carrying applications.  These flux vector inverters have been used in electric buses, mining vehicles and other specialty vehicles applications with over one million miles logged in actual operations.

CAN Bus Diagnostic System

Our electric traction drive systems include our proprietary CAN Bus diagnostic system that allows fast communication between the different modules of a vehicle.  Our CAN Bus diagnostic system provides an intuitive vehicle status display of all vehicle systems to the operator through a digital dash display mounted in the truck cabin.  The display communicates the status of all major traction and accessory systems providing real time information to the operator.  The diagnostic system also records daily energy consumption, fuel economy, fault codes, and the thermal status of major components on the vehicle.  Our CAN Bus diagnostic system can also communicate information to a central data system on a wireless network and store key application parameters that can be reviewed to determine energy efficiency and performance of the vehicle.  In addition, our CAN Bus diagnostic system provides the vehicle user with the ability to optimize drive efficiency levels to meet specific application needs.

Battery Management System

We have designed and developed an automatic battery management system that operates battery modules in conjunction with our CAN Bus diagnostic system.  This battery management system automatically determines battery watering intervals and maintains battery water levels after the completion of a charge cycle without operator intervention.  We believe that our battery management system is the first such system designed for installation on vehicles equipped with deep cycle flooded lead acid batteries.  This system also accurately monitors battery usage over the life of a vehicle, allowing end users of our vehicles to accurately determine the life cycle of the battery.  We believe that this system increases battery life and reduces maintenance costs of the vehicle.

Products

We design, assemble, market and sell heavy-duty electric vehicles that feature our flux vector inverters, our electric traction drive system and our battery management system.  We sell our vehicles through a global dealer network that promotes, sells and services our products.  Additionally, we market and sell our electric traction drive systems to OEMs of material handling equipment and automobile manufacturers.

Heavy-Duty Electric Vehicles

Our current product line of heavy-duty electric vehicles, named Nautilus, are the flagships of our product portfolio.  Our Nautilus product line consists of two zero emissions product configurations, Nautilus E30 and Nautilus E20, with each model featuring our proprietary electric traction drive system and battery management system.  We are also developing a heavy-duty electric truck, the Mule M150, which is a high-capacity on-road delivery truck.

We believe that the technology and design of our electric traction drive system makes our electric vehicles the world’s first commercially available heavy-duty zero emissions electric vehicles capable of towing loads of over 60,000 pounds.  Our electric traction drive system features an automatic five speed transmission coupled to an electric motor driven by our proprietary liquid cooled flux vector inverters.  Our flux vector inverter and transmission are SAE J1939 CAN Bus capable which allows seamless communication and monitoring of all vehicle systems on a real time basis.  This capability also allows us to monitor and modify key parameters in the field to optimize vehicle efficiency and performance to application needs.

Our heavy-duty electric vehicles have a lower life cycle cost than diesel powered or hybrid vehicles manufactured by our competitors.  We believe that our heavy-duty vehicles reduce operating costs and improve vehicle reliability without compromising performance in short-haul niche markets.  Although the initial acquisition cost of our heavy-duty electric vehicles is estimated to be higher than conventional diesel-powered vehicles, we believe that our lifecycle costs are significantly lower. Initial tests in terminal applications indicate our operating costs to be 20% of a conventional fossil fuel vehicle and our maintenance cost is estimated to be 30% of the current maintenance cost of diesel powered vehicles. Due to the higher reliability of our electric traction drive system, vehicle life is estimated to be 40% higher than fossil fuel powered vehicles used in identical applications.

Nautilus E20 – Electric Yard Tractor

The Nautilus E20 is a zero emissions electric tractor designed for “in-terminal” operations to transport containers at shipyards, rail yards, intermodal facilities, industrial plants, distribution warehouses, food production facilities, military bases and mail facilities.  The Nautilus E20 can tow 60,000 pound cargo containers at a speed of up to 25 miles per hour with a range of 30 to 60 miles per battery charge.

The Nautilus E20 is equipped with our high efficiency electric traction drive system and battery module incorporated into a yard tractor chassis designed and manufactured by Capacity of Texas, Inc., a leading provider of yard tractors worldwide.  The Nautilus E20 is designed with a short wheel base and lifting fifth wheel which improves the maneuverability of the vehicle and its efficiency in high duty cycle applications.  The Nautilus E20 complies with all applicable industry requirements for off-highway use.

The battery module of the Nautilus E20 contains 140 kW hour commercially available long-life tubular lead acid traction batteries used in applications requiring high power and energy density. The battery module is equipped with forced air cooling and a battery watering system that increases battery life and reduces maintenance costs. In addition, the module includes an advanced battery management system that communicates via a CAN Bus system to a central computer recording energy usage and efficiency data.

The Nautilus E20 is equipped with smart fast charger technology that can charge up to four vehicles simultaneously in four hours.  The smart charger can also provide up to 60% of the charge in one hour to meet peak demands during daily operations.  On a kilowatt hour of energy costs-basis, our tractor costs approximately 20% of the average cost per mile to operate when compared to diesel-powered vehicles.

The Nautilus E20 is a smaller wheelbase version of the Nautilus E30 and allows increased maneuverability in terminal facilities.  Currently, we are in the process of assembling our first unit and expect to begin shipments later this year.  We have received an order from the City of Los Angeles for 20 Nautilus E20 electric yard tractors to be used by the Port of Los Angeles.  We have also received an order from the AQMD for one Nautilus E20 electric yard tractor to be used as a demonstration unit for multiple terminal operators and industrial facilities.

Nautilus E30 – Drayage Truck

The Nautilus E30 is an off-highway electric drayage zero emissions tractor designed for short haul or “drayage” operations such as the transportation of containers from ship yards to rail yards or local warehouses.  This tractor has a load capacity of 60,000 pounds and can travel at a speed of up to 45 miles per hour and has a range of between 30 to 60 miles per battery charge.  The Nautilus E30 complies with all applicable Department of Transportation requirements for off-highway use.

The Nautilus E30 is equipped with tandem axles which allows the vehicle to tow loads greater than 60,000 pounds in on-road applications. In addition, the vehicle is equipped with a higher capacity electric motor and electric traction drive system to ensure its ability to tow loads in excess of 60,000 pounds. The vehicle is designed with an ABS braking system and five speed transmission to allow operations at higher speeds in on-road applications.  The chassis of the Nautilus E30 is manufactured by Capacity of Texas, Inc. a leading developer of chassis and vehicles targeting drayage and in-terminal use applications.

The Nautilus E30 battery module contains 160 kW hour commercially available long-life tubular lead acid traction batteries used in applications requiring high power and energy density. Each battery module is equipped with forced air cooling and a battery watering system which increases battery life and reduces maintenance costs. In addition, the module includes an advanced battery management system that communicates via a CAN Bus system to a central computer recording energy usage and efficiency data. In order to provide higher range in certain applications, our battery module is designed to be replaced with fully charged modules in the field resulting in a vehicle range of over 80 miles on a single charge.

Balqon California has developed and delivered one Nautilus E30 to the City of Los Angeles for use at the Port of Los Angeles.  The development of this tractor was co-funded by the Port of Los Angeles and the AQMD.  The Nautilus E30 has undergone rigorous testing in which it has successfully towed loads of up to 68,000 pounds at a maximum speed of 45 miles per hour with a daily range of 40 miles.  The Nautilus E30 is equipped with a fast charging system which allows the vehicle to be charged during a working shift. We have received an order from the City of Los Angeles for five Nautilus E30 drayage tractors to be used by the Port of Los Angeles.

Mule M150 – Electric Truck

We are currently developing and designing our first on-road heavy-duty electric truck for short-haul off-highway applications.  Our Mule M150 is a zero emissions electric truck incorporating a heavy-duty transmission and drive axles and is expected to be competitive with current Class 6 fossil fuel powered vehicles in short-haul markets.  It is anticipated that the Mule M150 will be able to travel at a speed of up to 50 miles per hour and will have range of over 80 miles on single charge.  With a load capacity of seven tons, we believe that the Mule M150 will be the first zero emissions solution for short on-road routes in inner cities, port facilities and airports for the distribution of goods and cargo.

We expect that the Mule M150 will feature various flatbed configurations ranging from cargo box trucks and trash trucks to application specific fuel trucks used at large airports.  We anticipate partnering with cargo bed OEMs to provide various configurations currently available in similar sized fossil fuel powered vehicles.  We expect to release the Mule M150 in early 2009.

Electric Traction Drive Systems

Our modular electric traction drive systems have been designed and developed with a view towards use in existing vehicle platforms in the container transportation and material handling equipment industries.  Our high efficiency drive system includes a high efficiency alternating current, or AC, flux vector electric motor design that is directly coupled to a five speed automatic transmission system and powered by our proprietary liquid cooled flux vector inverters.  Our use of an automatic transmission provides us with a high torque to weight ratio which is essential in heavy load carrying applications.

We assemble all the components of our drive system into a single “plug and play” modular assembly that can be readily installed into the existing engine compartment of a truck, tractor or forklift.  Our proprietary flux vector inverter is SAE J1939 CAN Bus capable which allows for communication with existing electrical and traction protocols on fossil fuel powered vehicles. We believe that this feature provides us with an opportunity to design and develop new vehicle platforms and enter new off-highway market niches, thereby expanding our overall product offerings.

Our electric traction drive system, which is designed and developed for use in heavy-duty electric vehicles, can also be adapted into other vehicle platforms with minor modifications to its current design.  Our electric traction drive system has been tested to tow loads of over 120,000 pounds on a reliable basis which provides us with an opportunity to retrofit vehicles such as container forklifts, reach stackers and roll-on/roll-off vehicles.

We are marketing our electric traction drive systems to OEMs of heavy-duty vehicles and material handling equipment manufacturers to develop strategic partnerships in developing zero emissions designs for their current vehicle platforms.  We believe that the combination of short-haul heavy loads and high idling applications in these product categories make them ideal markets for our zero emissions electric traction drive systems.

Flux Vector Inverters

Our proprietary variable flux vector inverters are digital micro-processer controlled inverters ranging in power from 40 kW to 240 kW.  The firmware in the processor allows the inverter to be used in electric vehicles, hybrid vehicles, plug-in hybrids and other applications.  We sell our flux vector inverters for use in electric buses, mining equipment and other automobiles.  Our inverters can operate at 200 volts to 800 volts direct current, or DC, and can be used in stationary and mobile applications.  We believe that our inverters are one of the few inverters that are SAE J1939 CAN Bus capable and thus can be easily incorporated into existing vehicle platforms.

We design, manufacture, assemble and test our inverters at our Santa Ana, California facility.  We have designed our inverters for high-vibration mobile applications which includes a wash down enclosure design that allows the inverter to be used in outdoor rugged mobile applications.  In addition, our inverters include a liquid cooling system that results in a higher efficiency and reliability.  Our below 100 kW inverters are available in air cooled versions and are ideal for use in industrial vehicles, light duty pickup trucks and recreational vehicles.  Our heavy-duty inverters, which include a liquid cooling system, are ideal for use in heavy-duty electric vehicles such as electric tractors, forklifts, buses, delivery vans, Class 4-6 cargo trucks and mining vehicles.

Service, Parts and Consumables

We sell our vehicles through an authorized sales and service dealer network. Our products require periodic maintenance and replacement of certain vehicle components.  These components are supplied through our trained and authorized dealer network.  Batteries, which are a key component in our vehicles, require replacement after a certain period of use based on application. We believe that our battery module, given its integrated design with our electric traction drive system and communication systems, will require replacement only through authorized service dealers.  Periodically we may also provide vehicle upgrades or accessories to enhance performance and efficiency of our vehicles in the field, which we expect will provide additional revenues through sales of aftermarket parts marketed through our trained dealer network.

Manufacturing and Assembly

Our executive offices are located in Santa Ana, California and our primary manufacturing facility is located in Harbor City, California.  We lease a 3,500 square foot facility comprised of approximately 1,500 square feet of office space and 2,000 square feet of assembly space in Santa Ana.  In September 2008, we entered into a lease for a 15,500 square foot manufacturing facility in Harbor City, California, to expand our production facilities to meet current and future product demand.

Key components used in the assembly of our proprietary flux vector inverters, electric traction drive system, battery modules, charging system, transmissions and vehicle chassis, are supplied to us by large global manufacturers that have the capability to meet our current and future production requirements.  Our key components are supplied with manufacturer’s warranties which meet or exceed the warranties provided to our customers.  We sell all of our products with a minimum of a one-year limited warranty with a prorated warranty on batteries based on usage.  In addition, suppliers of our key components have an extensive global sales and service network to support our dealers and customer service needs in a timely manner.  Our management team has extensive experience in global sourcing of automotive components and has implemented a procurement and management system to monitor material costs on a real-time basis.

We manufacture our proprietary flux vector inverters at our facilities in Santa Ana, California.  We currently supply our flux vector inverters to OEMs in the electric bus and industrial equipment markets. We also provide service and after market support to our existing customers through our Santa Ana facility. We acquired all intellectual property rights of EMS in September 2008, which has been manufacturing and selling flux vector inverters since 1997. We are in the process of moving all operations related to manufacturing of our flux vector inverters to our facility in Santa Ana and expect to complete this process before the end of 2008.

Final assembly of our heavy-duty electric vehicles and electric traction drive systems is conducted at our Harbor City location. We also assemble and test our battery management systems and charging systems at the same location. We have plans to implement two assembly lines at this facility producing our heavy-duty electric tractors and trucks by first quarter of 2009. We currently utilize cell manufacturing to produce vehicles in our current backlog to meet customer needs. We have also located our engineering and procurement offices at our Harbor City facility to support our production needs. We estimate that our current manufacturing capacity at our Harbor City facility provides us with the ability to substantially increase sales with the addition of direct labor personnel and relatively modest capital equipment expenditures.  Our operations strategy focuses on system integration of our electric traction drive systems and battery modules into vehicle platforms and outsourcing component fabrication processes to local suppliers. Our estimates of labor hours and work in process cycle times for each vehicle assembly indicates that our current manufacturing and assembly facilities can support annual revenues of approximately $100 million.

Customers

We maintain long-standing relationships with our core customers.  Our acquisition of EMS has provided us with an installed base of over 250 flux vector inverters worldwide.  Approximately 150 inverters are used in light and medium duty applications such as delivery trucks and vans, while approximately 100 inverters are used in heavy-duty applications within the industrial equipment mining and bus manufacturing industries.  In 2008, we also received orders for 26 of our heavy-duty electric tractors, which includes an order from the City of Los Angeles for 20 Nautilus E20 yard tractors and five Nautilus E30 drayage tractors.  In addition, we have also received an order from the AQMD for one Nautilus E20 for use as a demonstration vehicle at other marine terminals and industrial facilities. The description of our agreements with the City of Los Angeles and the AQMD in Item 1.01 of this current report are incorporated herein by reference.

Sales and Marketing

Our sales and marketing strategy focuses on establishing Balqon Corporation as the premier provider of heavy-duty electric vehicles and heavy-duty electric traction drive systems by building an active customer base.

Heavy-Duty Electric Vehicle Sales

We plan to market, sell and service our heavy-duty vehicles through an authorized and trained worldwide dealer network. Our dealers are assigned geographic territories, the sizes of which vary based their current infrastructure and abilities to adequately perform sales and service functions. Our authorized dealers sell our products to their customers. We intend to regularly publish our price sheets to our dealers and customers with suggested retail prices. Authorized dealers will receive discounts along with installation fees as deemed appropriate for each territory and dealer annual sales. In order to promote sales growth we intend to implement a scaled discount structure based on annual sales or performance to yearly goals and objectives. In addition we plan to provide marketing incentives to dealers in terms of cooperation on trade shows, providing demonstration equipment, marketing collateral materials, etc. as deemed necessary to increase sales and gain market share.

As we grow our business through the expansion of our dealer network, we intend to establish facilities to provide sales and service support to our dealers and customers in countries outside the United States. We currently have distributors who are marketing our products in Canada and Korea.  In addition, we use Internet advertising and public relations campaigns to promote our products in international markets. We expect to significantly grow our international presence during the next twelve months through dealer development efforts and strategic alignment with United States-based OEMs.

OEM Sales

We plan to market and sell our electric traction drive systems and flux vector inverters directly to OEMs in the automotive and material handling equipment industries. We plan to target OEMs that manufacture vehicle platforms that do not directly compete with our heavy-duty electric vehicle product line. In addition, we plan to develop long term agreements with adequate protections for our proprietary technologies prior to developing assembly or component configurations that meet OEM product needs. Our plan is to sell assemblies or components at net pricing determined by various business factors such as volume, strategic value and research and development investments. We plan to develop a business development organization that will focus solely on OEM relationships worldwide.  We expect that this organization will be supported by engineering and manufacturing personnel on as needed basis.

Competition

Our competitors in our addressed markets consist of small to large global corporations providing heavy-duty vehicles powered by fossil fuels. Currently, we are not aware of any other new or current vehicle manufacturer providing zero emissions heavy-duty electric vehicles in our addressed markets. Our competitors have substantially greater customer bases, businesses, and financial resources than us, and are currently engaged in the development of products and technologies related to hybrid drive systems that utilize current fossil fuel based drive systems combined with electric or hydraulic propulsion systems.

Heavy-Duty Electric Vehicles

Our primary competition in the heavy-duty electric vehicle market are vehicles designed to operate with diesel propulsion systems.  We also compete with other fuel powered vehicles such as bio-diesel, compressed natural gas and liquid natural gas powered vehicles.

Our competitors vary based on off-highway and on-highway market segments. Our Nautilus product line mainly addresses the off-highway, in-terminal applications for container transportation, while our Mule product line will address on-road applications for load carrying applications. We believe that we are the first manufacturer addressing these applications with zero emissions technologies and therefore expect most of our competitors to be current manufacturers of fossil fuel-based vehicles. Our competitors sell their products through a qualified dealer networks which sell, promote and service their products. In most cases, qualified dealers are assigned territories and are compensated for any vehicle or aftermarket parts shipped into their territory.

Our Nautilus product line addresses applications related to container transportation at shipyards, rail yards, intermodal facilities, industrial plants, distribution warehouses, food production facilities, military bases and mail facilities. These applications require products with high visibility, tight turning radius, low speed and a lifting fifth wheel for increased operator productivity. Currently, this market is addressed by five main competitors, all of which produce diesel powered vehicles. These competitors are Kalmar Industries Corp., Capacity of Texas, Inc., MAFI Transport Systems GmbH, Mitsui O.S.K. Lines, Ltd., and Terberg DTS UK Ltd.  We consider Kalmar Industries Corp. and Capacity of Texas, Inc. to be two manufacturers that have global presence, while Terberg DTS UK Ltd. and Mitsui O.S.K. Lines, Ltd. are regional competitors in Europe. We currently purchase our chassis from Capacity of Texas and compete with their diesel and compressed natural gas powered products in key regional markets.

Our Mule product line will address applications related to short-haul transportation of cargo at ports, airports, rail yards and inner cities. The Mule product line will target customized market niches where air pollution is a key driver for vehicle selection. In this product category our competitors include large automotive vehicle manufacturers such as Kenworth Truck Company, Peterbilt Motors Company, Mack Trucks, Inc. and Freightliner Trucks. Our success in this market niche will depend upon increased regulatory incentives for use of zero emissions vehicles. We will also focus our efforts in promoting sales of these vehicles in international markets for distribution of goods and consumables in inner city areas.

Material Handling Equipment Industry

Our competitors in the heavy-duty material handling equipment industry consists of fossil fuel equipment manufacturers of forklifts, reach stackers, roll-on/roll-off vehicles and container forklifts. Our competitors sell their products through a global distribution network and are currently developing alternative fuel configurations of their current products to address new regulatory requirements related to engine emissions.

We believe that our strategy to partner with current manufacturers to incorporate our heavy-duty electric drive systems into their current product lines will provide us an early market entry into zero emissions markets in the heavy-duty material handling equipment industry. Approximately twenty years ago a transition to zero emissions technology began in the lower capacity material handling equipment industry which has resulted in significant conversion of less than 8 ton capacity material handling equipment from diesel power to electric power. We believe that our heavy-duty electric traction drive system will allow the material handling equipment industry to continue this transition to electric power in heavy-duty applications.

Our current competitors within this industry include Kalmar Industries Corp., Taylor-Dunn Manufacturing Company, Hyster Company, Linde Material Handling GmbH, Svetruck AB, Mitsubishi Heavy Industries, Ltd., TCM Corporation and Mitsui & Co., Inc. Most of these competitors have a global presence and provide additional value added services such as equipment leasing, contract labor and full maintenance contracts. We believe that our strategy to enter the material handling equipment market at the electric traction drive system level rather than at the product level allows end-users to benefit from both our products and the value added services provided by our competitors.

Flux Vector Inverters

Electric vehicle propulsion systems consist of mainly two types of motor technologies, DC and AC.  DC powered systems are more dominant and cost effective in lower voltage and load carrying applications. We believe that during the past five years, cost effective AC systems have started to gain market share in lower cost products mainly due to inherent lower maintenance benefits of AC propulsion systems.

 High capacity and high voltage systems in electric vehicles use mainly AC motors for propulsion which require the use of inverters to convert battery DC voltage to AC voltage. Our competitors in this market consist of OEMs of vehicles or manufacturers of variable frequency inverters. In the heavy-duty vehicle industry, inverters are customized to system and performance needs and therefore are rarely marketed directly to end users. Our competitive strength in marketing our flux vector inverters will depend on our ability to develop complete electric traction drive system solutions for our OEM partners rather than a single component. Our current competitors in the marketplace include Enova Systems Inc., Azure Dynamics Inc., UQM Technologies, Inc. and Raser Technologies, Inc.

Product Development

Product development is spearheaded by members of our senior management who evaluate the development of new products and new market applications for existing products.  We believe our future success depends in part on our ability to introduce technological enhancements to our existing products and to develop electric traction drive systems that increases energy efficiency and work seamlessly with new battery technologies.

Our product development process involves developing technologies and integrating them into traction drive systems or vehicle configurations that can be commercialized and cost competitive with current fossil fuel based product configurations. Our modular approach to design provides us with the ability to upgrade modules in a system as new technologies are made available. Our design approach focuses on development of electric traction drive systems incorporated into current vehicle platforms manufactured by our suppliers.

Our research and development team has over 50 years of experience in the development of electric vehicle technologies. We focus our efforts into seamless integration of leading technologies into a product configuration that is cost competitive in a market niche. We utilize the most advanced CAD design systems to reduce time to market of our new products.

We believe in our market driven approach to the development of new technologies and product configurations. We place increased emphasis on developing zero emissions technologies that are cost effective and that reliably address today’s market needs. We continue to develop our proprietary flux inverter technology to address higher capacity market niches, meanwhile we are also actively engaged in identifying suppliers for higher energy density battery technology.

Intellectual Property

We believe that we have a broad intellectual property portfolio.  We primarily own intellectual property protecting the proprietary technology for the flux vector inverter designed by us.  Our portfolio consists of a trade name, trade secrets and processes.

Currently, we rely on common law rights to protect our trade name “Balqon.”  The common law rights protect the use of this mark used to identify our products.  It is possible that our competitors will adopt product or service names similar to ours, thereby impeding our ability to build brand identity and possibly leading to customer confusion.  Our inability to protect our trade name will have a material adverse effect on our business, results of operations, and financial condition.  We also rely on trade secrets and proprietary know-how and employ various methods to protect our proprietary technology and concepts.  However, such methods may not afford complete protection, and there can be no assurance that others will not independently develop similar know-how or obtain access to our know-how and concepts.  There can be no assurance that we will be able to adequately protect our intellectual property.  Third parties may assert infringement claims against us or against third parties upon whom we rely and, in the event of an unfavorable ruling on any claim, we may be unable to obtain a license or similar agreement to use trade secrets that we rely upon to conduct our business.

Government Regulation

The trucking industry is regulated by the Department of Transportation and by various state agencies.  We are also subject to federal, state and local laws and regulations applied to businesses generally. We believe that our products are in conformity with all applicable laws in all relevant jurisdictions.

Our electric vehicles are designed to comply with a significant number of industry standards and regulations, some of which are evolving as new technologies are deployed.  Government regulations regarding the manufacture, sale and implementation of products and systems similar to our electric trucks are subject to future change. We cannot predict what impact, if any, such changes may have upon our business.

Recent Initiatives

Recent regulations adopted by the Port of Los Angeles and the Port of Long Beach, which are referred to in this report collectively as the San Pedro Bay Ports, have resulted in increased attention on alternative fuel vehicles generally and our heavy-duty electric vehicles specifically.  In November 2006, the San Pedro Bay Ports approved a comprehensive five-year “Clean Air Action Plan” aimed at reducing pollution and health risks associated with the air emissions resulting from activities of the San Pedro Bay Ports.  According to the Port of Los Angeles, the goal of the “Clean Air Action Plan” is an 80% reduction in port-related truck pollution.  The Clean Air Action Plan outlines a “Clean Trucks Program” that calls for the San Pedro Bay Ports to scrap and replace approximately 16,000 drayage tractors being used at the San Pedro Bay Ports with the assistance of San Pedro Bay Ports.  Port-sponsored grant or loan subsidy that will be administered jointly by the San Pedro Bay Ports.  Under the Clean Trucks Program, trucks manufactured prior to 1989 have been banned from entering the San Pedro Bay Ports’ shipping terminals.  Additionally, by 2012, all trucks manufactured prior to 2007 will be banned from entering the San Pedro Bay Ports.  The San Pedro Bay Ports are also providing financial assistance to truckers to acquire trucks that comply with their new requirements.  As a result of these regulations, the emphasis on energy independence and general increased interest in environmentally friendly alternatives, we believe that the demand for our heavy-duty electric vehicles will increase significantly over the next several years.

The Port of Los Angeles estimates that on an annual basis, more than two million truck drayage trips take place between the port terminals and rail and warehouse facilities within five to ten miles of the port.  Because of the significant number of trips, the Port of Los Angeles and the City of Los Angeles have expressed confidence that an emissions-free fleet of trucks will cut noise and air pollution at the Port of Los Angeles.

The Port of Los Angeles has estimated that if our heavy-duty electric vehicles were used for the estimated 1.2 million truck trips that occurred in 2006 between the ports and a near-dock rail yard, the average pollution discharge generated would be reduced by approximately 35,605 tons of tailpipe emissions, including approximately 22 tons of diesel particulate matter, 427 tons of localized nitrogen oxide emissions, 168 tons of carbon and 34,987 tons of carbon dioxide.

The increased focus on environmentally friendly and energy efficient solutions at ports in Southern California is further exemplified by a program recently announced by the AQMD that provides financial incentives and assistance for truck owners and operators to replace older trucks with newer, environmentally friendlier solutions.  Under The Carl Moyer Fleet Modernization Program, the AQMD is providing funding assistance for heavy-duty on-highway truck fleet modernization in the South Coast Air Basin. This program is designed to assist truck owners and operators to replace pre-1990 heavy-duty diesel trucks with newer diesel-fueled trucks or trucks with less emissions that their diesel fueled counterparts.  The AQMD has approximately $56 million available for funding and could pay up to 80% of the cost of replacing a pre-1990 heavy-duty diesel truck.

Employees

As of October 24, 2008, we employed 5 employees on a full-time basis.  None of our employees are represented by labor unions, and there have not been any work stoppages at our facilities.  We generally consider our relationships with our employees to be satisfactory.

Facilities

Our executive offices are located at 1701 E. Edinger Avenue, Unit E-3, Santa Ana, California 92705, where we occupy approximately 3,500 square feet of office and light manufacturing space. We have dedicated 2,000 square feet of this space for assembly of our flux control inverters while the rest of space is used as offices by our senior management. Our manufacturing facility is located in Harbor City, California, where we occupy a 15,500 square foot manufacturing facility which is being used for final assembly of our electric traction drive systems, battery modules and heavy-duty electric vehicles.  We lease our Santa Ana facility for $3,313 a month and our Harbor City facility for $10,540 a month.  During each of the years ended December 31, 2007, Balqon California spent approximately $23,418 in lease expenses.

Legal Proceedings

We are not party to any legal proceedings.

Internet Website

Our Internet website is www.balqon.com.  The content of our Internet website does not constitute a part of this prospectus.

Item 1A. Risk Factors.

The information and disclosures included or incorporated by reference in this report contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance and our current beliefs regarding revenues we might earn if we are successful in implementing our business strategies.  The forward-looking statements are based on current expectations or beliefs.  For this purpose, statements of historical fact may be deemed to be forward-looking statements.  Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as “continue,” “efforts,” “intends,” “plans,” “believes,” “estimates,” “projects,” “forecasts,” “strategy,” “will,” “goal,” “target,” “prospects” or similar expressions.  In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), on-going business strategies or prospects, and possible future company actions, which may be provided by management, are also forward-looking statements.  We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, some of which are listed below. These forward-looking statements speak only as of the date of this report. We undertake no obligation to revise or update publicly any forward-looking statement for any reason, except as otherwise required by law.

An investment in our company involves significant risks.  You should carefully consider the following risk factors, together with all of the other information included in this report, before you decide whether to invest in us.  If any of the following risks develop into actual events, our business, financial condition or results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you therefore may lose all or part of your investment.

Risks Relating to Our Business

We have a history of only nominal revenues, have incurred significant losses, expect continued losses and may never achieve profitability. If we continue to incur losses, we may have to curtail our operations, which may prevent us from successfully deploying our heavy-duty electric vehicles, flux vector inverters, electric traction drive systems and battery modules and operating and expanding our business.

We have a history of only nominal revenues, have not been profitable and expect continued losses. Historically, we have relied upon cash from financing activities to fund substantially all of the cash requirements of our activities and have incurred significant losses and experienced negative cash flow. As of June 30, 2008, we had an accumulated deficit of $285,033.  For the six months ended June 30, 2008, we incurred a net loss of $197,459 and for our fiscal year ended December 31, 2007, we incurred a net loss of $82,744.  We cannot predict when we will become profitable or if we ever will become profitable, we may continue to incur losses for an indeterminate period of time and may never achieve or sustain profitability. An extended period of losses and negative cash flow may prevent us from successfully producing and selling our heavy-duty electric vehicles, flux vector inverters, electric traction drive systems and battery modules and operating or expanding our business. As a result of our financial condition, our independent auditors have issued a report questioning our ability to continue as a going concern.

Our significant losses have resulted principally from costs incurred in connection with the development of our heavy-duty electric vehicles and from costs associated with our administrative activities. We expect our operating expenses to dramatically increase as a result of our planned production and sale of our heavy-duty electric vehicles.  Since we have only recently completed the development of our heavy-duty electric vehicles, have no significant operating history and no existing sources of revenues other than the sale of battery charger systems and flux vector inverters we cannot assure you that our business will ever become profitable or that we will ever generate sufficient revenues to meet our expenses and support our planned activities. Even if we are able to achieve profitability, we may be unable to sustain or increase our profitability on a quarterly or annual basis.

Our independent auditors have issued a report questioning our ability to continue as a going concern. This report may impair our ability to raise additional financing and adversely affect the price of our common stock.

The report of our independent auditors contained in our financial statements for the years ended December 31, 2007 and 2006 includes a paragraph that explains that we have incurred substantial losses and have a working capital deficit. This report raises substantial doubt about our ability to continue as a going concern. Reports of independent auditors questioning a company’s ability to continue as a going concern are generally viewed unfavorably by analysts and investors. This report may make it difficult for us to raise additional debt or equity financing necessary to continue the development and deployment of our heavy-duty electric vehicles, flux vector inverters, electric traction drive systems and battery management systems. We urge potential investors to review this report before making a decision to invest in Balqon Corporation.

Without substantial additional financing, we may be unable to achieve the objectives of our current business strategy, which could force us to delay, curtail or eliminate our product and service development programs.

We require substantial additional financing to market and produce our heavy-duty electric vehicles, flux vector inverters, electric traction drive systems and battery management systems. If we are unable to obtain this financing, we could be forced to delay, curtail or eliminate certain product and service development programs or entirely abandon our planned production and sale of our heavy-duty electric vehicles. In addition, our inability to obtain additional financing could have such a material adverse effect on our business, prospects, results of operations or financial condition, that we may be forced to restructure, file for bankruptcy, sell assets or cease operations entirely, any of which could jeopardize an investment in our common stock.

We need and may be unable to obtain additional financing on satisfactory terms, which may require us to accept financing on burdensome terms that may cause substantial dilution to our shareholders and impose onerous financial restrictions on our business.

We require significant additional financing. Deteriorating global economic conditions, including the recent turmoil in the United States capital markets, may cause prolonged declines in investor confidence in and accessibility to capital markets. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us. Any future financing will likely dilute existing stockholders’ equity. Any debt financing or other financing of securities senior to our common stock will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose any then-existing sources of financing and our ability to secure new sources of financing may be impaired.

We depend on the services of Balwinder Samra, and the loss of him could adversely affect our ability to achieve our business objectives.

Our continued success depends in part upon the continued service of Balwinder Samra, who is our President and Chief Executive Officer.  Mr. Samra is critical to the overall management of Balqon Corporation as well as to the development of our technologies, our culture and our strategic direction and is instrumental in developing and maintaining close ties with our customer base.  Although we have entered into an employment agreement with Mr. Samra, the agreement does not guarantee the service of Mr. Samra for a specified period of time.  In addition, we do not maintain a “key-person” life insurance policy on Mr. Samra.  The loss of Mr. Samra could significantly delay or prevent the achievement of our business objectives.  Consequently, the loss of Mr. Samra could adversely affect our business, financial condition and results of operations.

Our failure to manage our growth effectively could prevent us from achieving our goals.

Our strategy envisions a period of growth that may impose a significant burden on our administrative, financial and operational resources.  The growth of our business will require significant investments of capital and management’s close attention.  Our ability to effectively manage our growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified management, engineers and other personnel.  We may be unable to do so.  In addition, our failure to successfully manage our growth could result in our sales not increasing commensurately with our capital investments.  If we are unable to successfully manage our growth, we may be unable to achieve our goals.

We have very limited operating experience; therefore, regardless of the viability or market acceptance of heavy-duty electric vehicles, we may be unable to achieve profitability or realize our other business goals.

The production of our heavy-duty electric vehicles is the result of a new venture. We have been engaged primarily in research and development of heavy-duty electric vehicles technologies since 2006, and we have only recently completed our first prototype vehicle.  Although we have generated revenues through government grants, we have not generated any operating revenues from our sale of these vehicles and have not commenced any of the widespread marketing and other functions that we anticipate will be required for successful deployment of our heavy-duty electric vehicles and other product offerings.  Our success will depend in large part on our ability to address problems, expenses and delays frequently associated with bringing a new product to market.  We may not be able to successfully sell our products even if our heavy-duty electric vehicles prove to be a viable solution and achieve market acceptance. Consequently, we may be unable to achieve profitability or realize our other business goals.

We are targeting a new and evolving market and we cannot be certain that our business strategy will be successful.

The market for heavy-duty electric vehicles is relatively new and rapidly changing.  We cannot accurately predict the size of this market or its potential growth. Our vehicles represent only one possible solution for alternative fuel vehicles for container transportation and other material handling equipment applications.  Use of electric vehicles for container transportation at terminals and/or other facilities has not been adopted as an industry standard and it may not be adopted on a broad scale.  The new and evolving nature of the market that we intend to target makes an accurate evaluation of our business prospects and the formulation of a viable business strategy very difficult. Thus, our business strategy may be faulty or even obsolete and as a result, we may not properly plan for or address many obstacles to success, including the following:

•	the timing and necessity of substantial expenditures for the development, production and sale of our heavy-duty electric vehicles;
•	the emergence of newer, more competitive technologies and products;
•	the future cost of batteries used in our systems;
•	applicable regulatory requirements;
•	the reluctance of potential customers to consider new technologies;
•	the failure to strategically position ourselves in relation to joint venture or strategic partners, and potential and actual competitors;
•
the failure of our heavy-duty electric vehicles to satisfy the needs of the markets that we intend to target and the resulting lack of widespread or adequate acceptance of our heavy-duty electric vehicles; and

•	the difficulties in managing rapid growth of operations and personnel.

The industries within which we compete are highly competitive.  Many of our competitors have greater financial and other resources and greater name recognition than we do and one or more of these competitors could use their greater financial and other resources or greater name recognition to gain market share at our expense.

The industries within which we compete are highly competitive. New developments in technology may negatively affect the development or sale of some or all of our products or make our products uncompetitive or obsolete.  Competition for our products may come from current drive system technologies, improvements to current drive system technologies and new alternative drive system technologies, including other fuel systems.  Each of our target markets is currently serviced by existing manufacturers with existing customers and suppliers using proven and widely accepted fossil fuel powered technologies.  Additionally, there are competitors working on developing technologies such as cleaner diesel engines, bio-diesel, fuel cells, natural gas and hybrid battery/internal combustion engines in each of our targeted markets.  Many of these existing and potential competitors, including Kalmar Industries Corp, Mitsui O.S.K. Lines Ltd., Terberg DTS UK Ltd., Kenworth Truck Company, Freightliner Trucks, Mack Trucks, Inc. and Peterbilt Motors Company, have substantially greater financial resources, more extensive engineering, manufacturing, marketing and customer service and support capabilities, larger installed bases of current generation products, as well as greater name recognition than we do. As a result, our competitors may be able to compete more aggressively and sustain that competition over a larger period of time than we could.  Each of these competitors has the potential to capture market share in various markets, which could have a material adverse effect on our position in the industry and our financial results.  In order for our products to be successful against competing technologies, especially diesel engines, they must offer advantages in one or more of these areas: emissions performance; fuel economy; engine performance; power density; engine and fuel system weight; and engine and fuel system price.  There can be no assurance that our products will be able to offer advantages in all or any of these areas.  Our lack of resources relative to many of our significant competitors may cause us to fail to anticipate or respond adequately to new developments and other competitive pressures.  This failure could reduce our competitiveness and cause a decline in our market share, sales and profitability.

Our lack of purchase orders and commitments other than our contract with the City of Los Angeles and the AQMD could lead to a rapid decline in our sales and profitability.

We have purchase orders covering a total of 26 heavy-duty electric vehicles from the City of Los Angeles and the AQMD.  These purchase orders represent the only orders for our heavy-duty electric vehicles.  If we are unable to fill these orders or obtain additional orders for our products, our sales and financial condition will decline.

Products within the industries in which we operate are subject to rapid technological changes.  If we fail to accurately anticipate and adapt to these changes, the products we sell will become obsolete, causing a decline in our sales and profitability.

The industries within which we compete are subject to rapid technological change and frequent new product introductions and enhancements which often cause product obsolescence.  We believe that our future success depends on our ability to continue to enhance our existing products and their technologies capabilities, and to develop and manufacture in a timely manner new products with improved technology.  We may incur substantial unanticipated costs to ensure product functionality and reliability early in its products’ life cycles.  If we are not successful in the introduction and manufacture of new products or in the development and introduction, in a timely manner, of new products or enhancements to our existing products and technologies that satisfy customer needs and achieve market acceptance, our sales and profitability will decline.

We obtain some of the components and subassemblies included in our products from a single source or limited group of suppliers, the partial or complete loss of which could have an adverse effect on our sales and profitability.

We obtain some of the components and subassemblies for our products from a single source or a limited group of suppliers.  For example, we purchase the chassis for our heavy-duty electric vehicles from a single source supplier, Capacity of Texas, Inc.  Although we seek to reduce dependence on these sole and limited source suppliers, the partial or complete loss of these sources could adversely affect our sales and profitability and damage customer relationships by impeding our ability to fulfill our customers’ orders.  Further, a significant increase in the price of one or more of these components or subassemblies could adversely affect our profit margins and profitability if no lower-priced alternative source is available.

We manufacture and assemble all of our products at two facilities.  Any prolonged disruption in the operations of those facilities would result in a decline in our sales and profitability.

We manufacture and assemble our flux vector inverters in a facility located in Santa Ana, California, and we assemble our heavy-duty electric vehicles, electric traction drive systems and battery management systems in a facility located in Harbor City, California.  Any prolonged disruption in the operations of our manufacturing and assembly facilities, whether due to technical or labor difficulties, destruction of or damage to either of their facilities as a result of an earthquake, fire or any other reason, would result in a decline in our sales and profitability.

Because we believe that proprietary rights are material to our success, misappropriation of those rights or claims of infringement or legal actions related to intellectual property could adversely impact our financial condition.

We currently rely on a combination of contractual rights, copyrights, trade names and trade secrets to protect our proprietary rights. However, although our flux vector inverters, electric traction drive systems, and battery management systems and their constituent components could benefit from patent protection, we have chosen to retain the proprietary rights associated with our flux vector inverters, electric traction drive systems, and battery management systems predominantly as trade secrets. Although we currently rely to a great extent on trade secret protection for much of our technology, we cannot assure you that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop comparable or superior technologies or obtain unauthorized access to our proprietary technology.

We own, license or have otherwise obtained the right to use certain technologies incorporated in our flux vector inverters.  We may receive infringement claims from third parties relating to our products and technologies. In those cases, we intend to investigate the validity of the claims and, if we believe the claims have merit, to respond through licensing or other appropriate actions. To the extent claims relate to technology included in components purchased from third-party vendors for incorporation into our products, we would forward those claims to the appropriate vendor. If we or our component manufacturers are unable to license or otherwise provide any necessary technology on a cost-effective basis, we could be prohibited from marketing products containing that technology, incur substantial costs in redesigning products incorporating that technology, or incur substantial costs defending any legal action taken against us.

Fluctuation in the price, availability and quality of materials could increase our cost of goods and decrease our profitability.

We purchase materials directly from various suppliers. The prices we charge for our products are dependent in part on the cost of materials used to produce them. The price, availability and quality of our materials may fluctuate substantially, depending on a variety of factors, including demand, supply conditions, transportation costs, government regulation, economic climates and other unpredictable factors. Any material price increases could increase our cost of goods and decrease our profitability unless we are able to pass higher prices on to our customers. We do not have any long-term written agreements with any of these suppliers and do not anticipate entering into any such agreements in the near future.

Our limited production, commercial launch activities and continued field tests could encounter problems.

We are currently conducting, and plan to continue to conduct, limited production and field tests on a number of our products as part of our product development cycle and we are working on scaling up our production capabilities.  These production readiness activities and additional field tests may encounter problems and delays for a number of reasons, including the failure of our technology, the failure of the technology of others, the failure to combine these technologies properly and the failure to maintain and service the test prototypes properly.  Some of these potential problems and delays are beyond our control.  Any problem or perceived problem with our limited production and field tests could hurt our reputation and the reputation of our products and delay their commercial launch.

Demand for our heavy-duty electric vehicles may fluctuate as the price of diesel fuel changes.

If diesel fuel prices decrease to a level such that using our heavy-duty electric vehicles does not result in fuel cost savings, potential customers may not purchase our heavy-duty electric vehicles. Any decrease in demand for our heavy-duty electric vehicles could have a material adverse effect on our business, prospects, financial condition and results of operations. If in the future, we need to reduce the price of our heavy-duty electric vehicles to keep them competitive with the life cycle cost of diesel fuel powered vehicles, our business might suffer and our revenue might decline.

Our products may not be commercially viable.

Our technology has been demonstrated in heavy-duty electric vehicles.  We cannot guaranty that heavy-duty vehicles will perform as well as we expect, or that they will be developed and sold in commercially viable numbers.

Significant changes in government regulation may hinder our sales.

The production, distribution and sale in the United States of our products are subject to various other federal, state, and local statutes and regulations. New statutes and regulations may also be instituted in the future. If a regulatory authority finds that a current or future product is not in compliance with any of these regulations, we may be fined, or our product may have to be recalled, thus adversely affecting our financial condition and operations.

If we do not properly manage foreign sales and operations, our business could suffer.

We expect that a significant portion of our future revenues will be derived from sales outside of the United States, and we may operate in jurisdictions where we may lack sufficient expertise, local knowledge or contacts.  Establishment of an international market for our products may take longer and cost more to develop than we anticipate, and is subject to inherent risks, including unexpected changes in government policies, trade barriers, difficulty in staffing and managing foreign operations, longer payment cycles, and foreign exchange controls that restrict or prohibit repatriation of funds.  As a result, if we do not properly manage foreign sales and operations, our business could suffer.

Our inability to diversify our operations may subject us to economic fluctuations within the heavy-duty electric vehicle industry.

Our limited financial resources reduce the likelihood that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one business area will subject us to economic fluctuations within the heavy-duty electric vehicle industry and therefore increase the risks associated with our operations.

Risks Relating to Ownership of our Common Stock

Although our common stock is eligible for quotation on the OTC Bulletin Board, no shares of our common stock have ever traded on the OTC Bulletin Board or, to our knowledge, any other securities market or exchange.  We cannot predict the extent to which an active public trading market for our common stock will develop or be sustained.  If a public trading market does not develop or cannot be sustained, you may be unable to liquidate your investment in Balqon Corporation.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares of common stock until such time as we became more seasoned and viable. As a consequence, and assuming a trading market develops, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a public trading market for our common stock will develop or be sustained.  If such a market does not develop or cannot be sustained, you may be unable to liquidate your investment in Balqon Corporation.

In addition, the market price for our common stock may be particularly volatile given our status as a relatively small company with a presumably small and thinly-traded “float” and lack of current revenues that could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Our common stock may be subject to significant price volatility which may have an adverse effect on your ability to liquidate your investment in our common stock.

The market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that once trading in our common stock commences, if ever, our share price will be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, our common shares may be sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. Secondly, an investment in us is a speculative or “risky” investment due to our lack of meaningful revenues or any profits to date and uncertainty of future market acceptance for current and potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

Voting power of a majority of our common stock is held by our president and chief executive officer, who, as a result, is able to control or exercise significant influence over the outcome of matters to be voted on by our stockholders.

Balwinder Samra, our President and Chief Executive Officer, has voting power equal to approximately 67% of all votes eligible to be cast at a meeting of our stockholders.  As a result of his significant ownership interest, Mr. Samra will be able to control or exercise significant influence with respect to the election of directors, offers to acquire Balqon Corporation and other matters submitted to a vote of all of our stockholders.

Shares of our common stock eligible, or to become eligible, for public sale could adversely affect our stock price and make it difficult for us to raise additional capital through sales of equity securities.

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of common stock for sale will have on the market price prevailing from time to time.  As of October 24, 2008, we had outstanding 25,308,348 shares of common stock, all of which were restricted under the Securities Act.  As of October 24, 2008, we also had outstanding options and warrants that were exercisable for approximately 7,361,370 shares of common stock.  Sales of shares of our common stock in the public market, or the perception that sales could occur, could adversely affect the market price of our common stock. Any adverse effect on the market price of our common stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.

The exercise of outstanding options and warrants to purchase our common stock could substantially dilute your investment, impede our ability to obtain additional financing, and cause us to incur additional expenses.

Under the terms of our outstanding options and warrants to purchase our common stock issued to employees and others, the holders are given an opportunity to profit from a rise in the market price of our common stock that, upon the exercise of the options and/or warrants, could result in dilution in the interests of our other stockholders.  The terms on which we may obtain additional financing may be adversely affected by the existence and potentially dilutive impact of our outstanding options and warrants.  In addition, holders of the warrants have registration rights with respect to the common stock underlying such warrants, the registration of which will cause us to incur a substantial expense.

The market price of our common stock and the value of your investment could substantially decline if our warrants or options are exercised into shares of our common stock and resold into the market, or if a perception exists that a substantial number of shares will be issued upon exercise of our warrants or options and then resold into the market.

If the exercise prices of our warrants and options are lower than the price at which you made your investment, immediate dilution of the value of your investment will occur. In addition, sales of a substantial number of shares of common stock issued upon exercise of our warrants and options, or even the perception that such sales could occur, could adversely affect the market price of our common stock.  You could, therefore, experience a substantial decline in the value of your investment as a result of both the actual and potential exercise of our warrants or options.

Because we may be subject to the “Penny Stock” rules, the level of trading activity in our common stock may be reduced.

Our common stock is eligible for quotation on the OTC Bulletin Board.  Although shares of our common stock have never traded on the OTC Bulletin Board or, to our knowledge, any other trading market or exchange, our bid price per share on October 24, 2008 was $0.02.  As a result, our common stock will most likely constitute “Penny Stock.” Broker-dealer practices in connection with transactions in Penny Stocks are regulated by rules adopted by the SEC.  Penny Stocks are generally equity securities with a price per share of less than $5.00 (other than securities registered on certain national exchanges).  The Penny Stock rules require a broker-dealer, prior to a transaction in Penny Stocks not exempt from the rules, to deliver a standardized risk disclosure document that provides information about Penny Stocks and the nature and level of risks in the Penny Stock market.  The broker-dealer must also provide the customer with current bid and offer quotations for the Penny Stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly accounting statements showing the market value of each Penny Stock held in the customer’s account. In addition, the broker-dealer must make a special written determination that the Penny Stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These requirements may have the effect of reducing the level of trading activity in a Penny Stock, such as our common stock, and investors in our common stock may find it difficult to sell their shares.

Because our common stock is not listed on a national securities exchange, you may find it difficult to dispose of or obtain quotations for our common stock.

Our common stock is eligible for quotation on the OTC Bulletin Board under the symbol BLQN. Assuming a trading market for our common stock develops in the future, because our stock is quoted on the OTC Bulletin Board rather than on a national securities exchange, you may find it difficult to either dispose of, or to obtain quotations as to the price of, our common stock.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could result in a restatement of our financial statements, cause investors to lose confidence in our financial statements and our company and have a material adverse effect on our business and stock price.

We produce our financial statements in accordance with accounting principles generally accepted in the United States, but our internal accounting controls do not currently meet all standards applicable to companies with publicly traded securities. Effective internal controls are necessary for us to provide reliable financial reports to help mitigate the risk of fraud and to operate successfully as a publicly traded company. As a public company, we are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, which will require annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm that addresses both management’s assessments and our internal controls.  The requirement that we provide management’s assessment regarding internal control over financial reporting will apply to us starting with our annual report for the year ending December 31, 2008.  The requirement that we provide our auditor’s attestation will apply to us starting with our annual report for the year ending December 31, 2009.

As we prepare to comply with Section 404, we may identify significant deficiencies or errors, that we may not be able to remediate in time to meet our deadline for compliance with Section 404. Testing and maintaining internal controls can divert our management’s attention from other matters that are important to our business. We may not be able to conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 or our independent registered public accounting firm may not be able or willing to issue a favorable assessment if we conclude that our internal controls over financial reporting are effective. If either we are unable to conclude that we have effective internal controls over financial reporting or our independent registered public accounting firm is unable to provide us with an unqualified report as required by Section 404, investors could lose confidence in our reported financial information and our company, which could result in a decline in the market price of our common stock, and cause us to fail to meet our reporting obligations in the future, which in turn could impact our ability to raise additional financing if needed in the future.

The requirements of being a public company, including compliance with the reporting requirements of the Securities Exchange Act of 1934 and the requirements of the Sarbanes-Oxley Act of 2002, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company, we need to comply with laws, regulations and requirements, certain corporate governance provisions of the Sarbanes-Oxley act of 2002, related regulations of the SEC, and requirements of the principal trading market upon which our common stock may trade, with which we are not required to comply as a private company.  As a result, we will incur significant legal, accounting and other expenses that we did not incur as a private company.  Complying with these statutes, regulations and requirements will occupy a significant amount of the time of our board of directors and management, will require us to have additional finance and accounting staff, may make it more difficult to attract and retain qualified officers and members of our board of directors, particularly to serve on our audit committee, and make some activities more difficult, time consuming and costly.  We will need to:

•	institute a more comprehensive compliance function;
•	establish new internal policies, such as those relating to disclosure controls and procedures and insider trading;
•
design, establish, evaluate and maintain a system of internal control over financial reporting in compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

•	prepare and distribute periodic reports in compliance with our obligations under the federal securities laws including the Securities Exchange Act of 1934, or Exchange Act;
•	involve and retain to a greater degree outside counsel and accountants in the above activities; and
•	establish an investor relations function.

If we are unable to accomplish these objectives in a timely and effective fashion, our ability to comply with our financial reporting requirements and other rules that apply to reporting companies could be impaired.  If our finance and accounting personnel insufficiently support us in fulfilling these public-company compliance obligations, or if we are unable to hire adequate finance and accounting personnel, we could face significant legal liability, which could have a material adverse effect on our financial condition and results of operations.  Furthermore, if we identify any issues in complying with those requirements (for example, if we or our independent registered public accountants identified a material weakness or significant deficiency in our internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect, our reputation or investor perceptions of us.

In addition, we also expect that being a public company subject to these rules and regulations will require us to modify our director and officer liability insurance, and we may be required to accept reduced policy limits or incur substantially higher costs to obtain the same or similar coverage.  These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our Audit Committee, and qualified executive officers.

Item 2.    Financial Information.

The following discussion and analysis should be read in conjunction with our financial statements and notes to financial statements included elsewhere in this report. This report and our financial statements and notes to financial statements contain forward-looking statements, which generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance and our current beliefs regarding revenues we might generate and profits we might earn if we are successful in implementing our business strategies. The forward-looking statements and associated risks may include, relate to or be qualified by other important factors, including, without limitation:

•	the projected growth or contraction in the industries within which we operate;
•	our business strategy for expanding, maintaining or contracting our presence in these markets;
•	anticipated trends in our financial condition and results of operations; and
•	our ability to distinguish ourselves from our current and future competitors.

We do not undertake to update, revise or correct any forward-looking statements.

Any of the factors described above or in the “Risk Factors” section on page [__] of this report could cause our financial results, including our net income or loss or growth in net income or loss to differ materially from prior results, which in turn could, among other things, cause the price of our common stock to fluctuate substantially.

Overview

We develop, assemble, market and sell heavy-duty electric vehicles, flux vector inverters, electric traction drive systems and battery management systems.  Our net revenues increased by $160,429, or 381%, to $202,575 for the six months ended June 30, 2008 as compared to $42,146 for the six months ended June 30, 2007.  We reported a net loss of $197,459 for the six months ended June 30, 2008 as compared to a net loss of $27,683 for the six months ended June 30, 2007.  The decline in our financial performance during the first half of 2008 is a direct result of the ramp up of our business in the latter half of 2007 and during 2008. Our business operations commenced on May 1, 2007. As a result, the revenues and expenses for the six months ended June 30, 2007 reflect only two months of operations. Our increase in business activities resulted in increased revenues of 381%, increased cost of revenues of $122,069, or 396%, and increased general and administrative expenses of $208,520, or 534%, over the comparable period in 2007.

Merger Transaction

On October 24, 2008, we completed the Merger Transaction with Balqon California.  Upon completion of the Merger Transaction, we acquired the business of Balqon California.  In connection with the Merger Transaction, we issued an aggregate of 23,908,348 shares of our common stock to the shareholders of Balqon California which resulted in a change in control of our company.  The Merger Transaction has been accounted for as a recapitalization of Balqon California with Balqon California being the accounting acquiror.  As a result, the historical financial statements of Balqon California are now the historical financial statements of the legal acquiror, Balqon Corporation (formerly BMR Solutions, Inc.).

In connection with the Merger Transaction, we issued an aggregate of 23,908,348 shares of our common stock to the shareholders of Balqon California.  In addition, the holders of warrants to acquire an aggregate of 2,614,180 shares of common stock of Balqon California were deemed to hold warrants to acquire an equal number of shares of our common stock upon completion of the Merger Transaction.  In connection with the Merger Transaction, we also issued under our 2008 Plan options to purchase an aggregate of 4,562,592 shares of our common stock to certain of our directors and employees who held options to purchase an equal number of shares of Balqon California’s common stock immediately prior to the completion of the Merger Transaction.  In connection with the consummation of the Merger Transaction, we cancelled 6,377,500 shares of our issued and outstanding common stock held by certain of our stockholders such that concurrent with the closing of the Merger Transaction we had approximately 1,400,000 shares of common stock issued and outstanding.

At the time of the closing of the Merger Transaction, we were engaged in the business of providing local delivery and transportation of mattresses, furniture and futons in Southern California.  Our current business is comprised solely of the business of Balqon California.

Critical Accounting Policies

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe that the following critical accounting policies, among others, affect our more significant judgments and estimates used in the preparation of our financial statements:

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Material estimates relate to the recognition of contract revenues and estimated costs to complete contracts in process, and recoverability of reported amounts of long-lived assets.  Actual results may differ from those estimates.

Revenues

Contract Revenue and Cost Recognition.  In accounting for contracts, we follow the provisions of the AICPA’s Statement of Position 81-1,  “Accounting for Performance of Construction-Type and Certain Production-Type Contracts.”  We recognize revenues using the percentage-of-completion method of accounting by relating contract costs incurred to date to the total estimated costs at completion.  This method is used because management considers costs to be the best available measure of progress on its contracts.  Contract losses are provided for in their entirety in the period that they become known, without regard to the percentage-of-completion.  We also recognize as revenues costs associated with claims and unapproved change orders to the extent it is probable that such claims and change orders will result in additional contract revenue, and the amount of such additional revenue can be reliably estimated.

Contract costs include all direct material and labor costs.  The liability “Billings in excess of costs and estimated earnings on uncompleted contracts” represents billings in excess of revenues earned.

Sales of Parts Revenue.  We recognize revenue from sales of parts when there is persuasive evidence that an arrangement exists, delivery of the product has occurred and title has passed, the selling price is both fixed and determinable, and collectibility is reasonably assured, all of which generally occurs upon shipment of our product or delivery of the product to the destination specified by the customer.

Stock-Based Compensation

We periodically issue stock purchase options to employees and non-employees in non-capital raising transactions for services rendered, for financing costs and on a merit basis. Stock purchase options issued to nonemployees are issued as warrants with the warrants sharing the same vesting and exercise attributes of our stock purchase options issued to employees.

We account for stock option and warrant grants issued and vesting to employees using SFAS No. 123R “Share-Based Payment” effective January 1, 2006, for all share-based payments granted based on the requirements of SFAS No. 123R for all awards granted to employees.

Long-lived Assets

We account for the impairment and disposition of long-lived assets in accordance with Statement of Financial Accounting Standards, or SFAS, No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  In accordance with SFAS No. 144, long-lived assets to be held are reviewed for events or changes in circumstances that indicate that their carrying value may not be recoverable. We periodically review the carrying value of long-lived assets to determine whether or not impairment to such value has occurred.  Based on management’s assessments, no impairments were recorded during the years ended December 31, 2007 and 2006, or for the six month periods ended June 30, 2008 and 2007.

Income Taxes

We account for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, income taxes are recognized for the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets are recognized for the future tax consequences of transactions that have been recognized in our financial statements or tax returns. A valuation allowance is provided when it is more likely than not that some portion or the entire deferred tax asset will not be realized.

Warrants

We evaluate our warrants on an ongoing basis considering the provisions of SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” which establishes standards for issuers of financial instruments with characteristics of both liabilities and equity related to the classification and measurement of those instruments.  The warrants are evaluated considering the provisions of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities, and EITF Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.”

Results of Operations

We have based our financial statements on the assumption of our operations continuing as a going concern.  As of June 30, 2008, we had a deficiency in working capital of approximately $251,168, had an accumulated deficit of $285,033 and reported a net loss for the six months ended June 30, 2008 of $197,459, which raise substantial doubt about our ability to continue as a going concern.  Our plans for correcting these deficiencies include the future sales of our products and technologies and the raising of capital, which are expected to help provide us with the liquidity necessary to meet operating expenses.  Balqon California recently raised approximately $1,885,000 in the aggregate in connection with three private placements of convertible promissory notes, common stock and warrants.  Over the longer-term, we plan to achieve profitability through our operations from the sale of our heavy-duty electric vehicles.  Our financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue our existence.

The tables presented below, which compare our results of operations from one period to another, present the results for each period, the change in those results from one period to another in both dollars and percentage change, and the results for each period as a percentage of net revenues. The columns present the following:

•	The first two data columns in each table show the absolute results for each period presented.

•
The columns entitled “Dollar Variance” and “Percentage Variance” show the change in results, both in dollars and percentages. These two columns show favorable changes as a positive and unfavorable changes as negative. For example, when our net revenues increase from one period to the next, that change is shown as a positive number in both columns. Conversely, when expenses increase from one period to the next, that change is shown as a negative in both columns.

•	The last two columns in each table show the results for each period as a percentage of net revenues.

Six Months Ended June 30, 2008 Compared to the Six Months Ended June 30, 2007

	Six Months Ended June 30,		Dollar Variance	Percentage Variance	Results as a Percentage of Net Revenues for the Six Months Ended June 30,
	2008	2007	Favorable (Unfavorable)	Favorable (Unfavorable)	2008	2007
Net revenues	$202,575	$42,146	$160,429	3813%	100%	100%
Cost of revenues	152,931	30,862	(122,069)	(396)%	76%	73%
Gross profit	49,644	11,284	38,360	340%	25%	27%
Operating expenses	247,103	38,967	(208,136)	(534)%	(122)%	92%
Net loss	$(197,459)	$(27,683)	$(169,776)	(613)%	(97)%	(66)%

Net Revenues.  The $160,429 increase in net revenues is comprised of $75,000 of product sales revenue during 2008 and increased contract revenues of $85,429. The product sale occurred during April 2008 in connection with the sale of a battery charger system to the City of Los Angeles. Contract revenues increased due to increased progress work on our $527,000 City of Los Angeles and AQMD contract.  During the first half of 2007, 8% of the AQMD contract was completed while during the first half of 2008, 24.2% of the AQMD contract was completed.

Gross Profit.  The $38,360 increase in gross profit was primarily due to the increase in revenues between the periods. We anticipate that our gross profit margin will remain at approximately 20% of net revenues for the remainder of 2008.

Operating Expenses.  The $208,136 increase in operating expenses is due in large part to the ramp-up of our business during the six months ended June 30, 2008 and the fact that the results for the six months ended June 20, 2007 reflect only two months of actual business operations.  We expect that over the near term, our general and administrative expenses will increase as a result of increased management personnel, opening of new manufacturing facilities, additional operational personnel to manufacture electric vehicle, increased legal and accounting fees associated with increased corporate governance activities in response to the Sarbanes-Oxley Act of 2002 and recently adopted rules and regulations of the SEC and the filing of a registration statement with the SEC.

Year Ended December 31, 2007 Compared to the Year Ended December 31, 2006

	Year Ended December 31,		Dollar Variance	Percentage Variance	Results as a Percentage of Net Revenues for the Year Ended December 31,
	2007	2006	Favorable (Unfavorable)	Favorable (Unfavorable)	2007	2006
Net revenues	$382,736	$—	$382,736	100%	100%	—
Cost of revenues	280,263	—	(280,263)	100%	73%	—
Gross profit	102,473	—	102,473	100%	27%	—
Operating expenses	185,217	4,830	(180,387)	(236)%	(48)%	(100)%
Net loss	$(82,744)	$(4,830)	$(77,914)	(136)%	(21)%	(100)%

Net revenues. We did not report any revenues during 2006. During 2007 we completed 72.6% of the work on our $527,000 AQMD contract for which we realized contract revenues of $382,736.

Gross Profit.  We have forecasted our gross margin on the AQMD contract to be approximately 27% upon the completion of this contract. Under the percentage of completion method of accounting, we realized a gross margin of $102,473, or approximately 27%, on our $382,726 of contract revenues during 2007.

Operating Expenses.  The $180,387 increase in operating expenses was primarily due to the ramp-up of operations during 2007 which, in turn, resulted in increased expenses related to rent, officer’s compensation, telephone, travel, maintenance and other administrative expenses.

Liquidity and Capital Resources

During the year ended December 31, 2007 and the six months ended June 30, 2008, we funded our operations primarily with cash flow from financing activities, principally unsecured loans from shareholders and other parties. As of June 30, 2008, we had a working capital deficiency of $251,168 as compared to a working capital deficiency of $122,862 at December 31, 2007.  At June 30, 2008 and December 31, 2007 we had an accumulated deficit of $285,033 and $87,574, respectively, and cash and cash equivalents of $27,936 and $34, respectively.

Our available capital resources at June 30, 2008 consisted primarily of approximately $27,936 in cash and cash equivalents.  We expect that our future available capital resources will consist primarily of cash on hand, cash generated from our business, if any, and future debt and/or equity financings, if any.

Cash provided by operating activities for the six months ended June 30, 2008 was $70 as compared to $156,924 of cash provided by operating activities for the six months ended June 30, 2007, and includes a net loss of $197,459, depreciation and amortization of $3,677 and changes in operating assets and liabilities of $65,476.  Material changes in asset and liabilities at June 30, 2008 as compared to December 31, 2007 that affected these results include:

•	a decrease in accounts receivable of $35,000;

•	a net increase in accounts payable and accrued expenses of $160,951; and

•	a decrease in billings in excess of costs and estimated earnings on uncompleted contracts of $67,575.

Cash used in investing activities totaled $0 for the six months ended June 30, 2008 as compared to $5,546 of cash used in investing activities for the six months ended June 30, 2007.

Cash provided financing activities totaled $27,832 for the six months ended June 30, 2008 as compared to $6,364 for the six months ended June 30, 2007.

In the July Private Placement, Balqon California raised an aggregate of $500,000 through the issuance of senior secured convertible promissory notes to five accredited investors.  The senior secured convertible promissory notes had a conversion price of $1.00 per share.  In connection with this offering, Balqon California also issued three-year warrants to acquire up to an aggregate of 500,000 shares of common stock at an exercise price of $1.50 per share. The senior secured convertible promissory notes were converted into an aggregate of 500,000 shares of common stock of Balqon California immediately preceding the closing of the Merger Transaction.

In the September Private Placement, Balqon California raised an aggregate of $810,000 through the issuance of convertible promissory notes to 15 accredited investors.  The convertible promissory notes had a conversion price of $1.00 per share.  In connection with this offering, Balqon California also issued three-year warrants to acquire up to an aggregate of 810,000 shares of common stock at an exercise price of $1.50 per share. The convertible promissory notes were converted into an aggregate of 810,000 shares of common stock of Balqon California immediately preceding the closing of the Merger Transaction.

In the October Private Placement, Balqon California raised an aggregate of $575,000 through the issuance of an aggregate of 575,000 shares of common stock to six accredited investors.  In connection with this offering, Balqon California also issued three-year warrants to purchase an aggregate of 575,000 shares of common stock at an exercise price of $1.50 per share.

We are obligated under registration rights agreements related to the July Private Placement, September Private Placement and October Private Placement to file, on or before December 23, 2008, a registration statement with the SEC, registering for resale shares of common stock and the shares of common stock underlying the warrants, issued in connection with the above private placement transactions.

Our continued operations are dependent on securing additional sources of liquidity through debt and/or equity financing.

As indicated above, our consolidated financial statements as of June 30, 2008 and for the years ended December 31, 2007 and 2006 have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As discussed in this report and in notes to our consolidated financial statements included in this report, we have suffered recurring losses from operations and at December 31, 2007 and June 30, 2008 had substantial net capital and working capital deficiencies. These factors, among others, raised substantial doubt about our ability to continue as a going concern and, with respect to our financial position on December 31, 2007, led our independent registered public accounting firm to include in their report an explanatory paragraph related to our ability to continue as a going concern. The consolidated financial statements included in this document do not include any adjustments that might result from the outcome of this uncertainty.

We have been, and currently are, working toward identifying and obtaining new sources of financing. No assurances can be given that we will be successful in obtaining additional financing in the future.  Any future financing that we may obtain may cause significant dilution to existing stockholders. Any debt financing or other financing of securities senior to common stock that we are able to obtain will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

If adequate funds are not available, we may be required to delay, scale back or eliminate portions of our operations and product and service development efforts or to obtain funds through arrangements with strategic partners or others that may require us to relinquish rights to certain of our technologies or potential products or other assets. Accordingly, the inability to obtain such financing could result in a significant loss of ownership and/or control of our proprietary technology and other important assets and could also adversely affect our ability to fund our continued operations and our product and service development efforts.

Backlog

As of October 24, 2008, we had a backlog of approximately $5.7 million.  Our backlog includes a contract to produce and deliver 21 electric yard tractors, 5 short-haul electric drayage tractors, and associated equipment including batteries and controllers.  We believe that products in our backlog will be shipped by the end of the first quarter of 2009.

Effects of Inflation

The impact of inflation and changing prices has not been significant on the financial condition or results of operations of our company.

Recent Accounting Pronouncements

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133 (“SFAS No. 161”), to improve financial reporting of derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance and cash flows. SFAS No. 161 applies to fiscal years and interim periods beginning after November 15, 2008.  We do not believe that the adoption of SFAS No. 161 will have a material effect on our consolidated results of operations, financial position, or cash flows.

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS Statement No. 141 (R), “Business Combinations,” which establishes accounting principles and disclosure requirements for all transactions in which a company obtains control over another business.  SFAS  No. 141 (R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited.  We do not believe that the adoption of SFAS No. 141(R) will have a material effect on our consolidated results of operations, financial position, or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51.” SFAS No. 160 establishes accounting and reporting standards that require that the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity; the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income; and changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently. SFAS No. 160 also requires that any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value when a subsidiary is deconsolidated. SFAS No. 160 also sets forth the disclosure requirements to identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No. 160 applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. SFAS No. 160 must be applied prospectively as of the beginning of the fiscal year in which it is initially applied, except for the presentation and disclosure requirements. The presentation and disclosure requirements are applied retrospectively for all periods presented.  We do not believe that the adoption of SFAS No. 160 will have a material effect on our consolidated results of operations, financial position, or cash flows.

Item 3.    Properties.

The disclosures in Item 2.01 under the heading “Business – Facilities” at page 22 of this current report are incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth information regarding the beneficial ownership of our common stock as of October 24, 2008, immediately following consummation of the Merger Transaction, by:

•	each person known by us to beneficially own more than 5% of the outstanding shares any class of our voting stock;
•	each of our current directors;
•	each of our current executive officers;
•	our former executive officers, K. John Shukur, Mark Andre and Marla Andre; and
•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities.  To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of voting stock shown as beneficially owned by them.  Except as indicated by footnote, all shares of common stock underlying derivative securities, if any, that are currently exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding for the purpose of calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group.  Percentage of beneficial ownership of our common stock is based on 25,308,348 shares of common stock outstanding as of the date of the table.

The address of each of the following stockholders, unless otherwise indicated below, is c/o Balqon Corporation, 1701 E. Edinger, Unit E3, Santa Ana, California  92705.  The address for K. John Shukur, Mark Andre, and Marla Andre is 1184 Rutland Road, Suite 2, Newport Beach, California 92660.  The address for Marlin Financial Group, Inc. is 9812 Falls Road, Suite 114-198, Potomac, Maryland 20854.  Messrs. Balwinder Samra, Miranda, and Velasquez are executive officers of Balqon Corporation.  Messrs. Balwinder Samra, Velasquez and Amarpal Samra are directors of Balqon Corporation.  Amarpal Samra is the brother of Balwinder Samra.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Balwinder Samra	Common	21,166,661(1)	71.81%
Robert Miranda	Common	100,000	*
Henry Velasquez	Common	416,674(2)	*
Amarpal Singh Samra	Common	1,562,532(3)	6.10%
Marlin Financial Group, Inc.	Common	3,645,905(4)	14.00%
K. John Shukur	Common	110,000(5)	*
Mark Andre	Common	50,000(6)	*
Marla Andre	Common	110,000(7)	*
All directors and executive officers as a group (4 persons)	Common	23,245,867(8)	77.82%

*	Less than 1%.
(1)
Includes 4,166,751 shares of common stock underlying options.  Does not include the shares held by Marlin Financial over which Mr. Samra has indirect control pursuant to a contractual relationship that can be waived.

(2)	Includes 83,334 shares of common stock underlying options.
(3)	Includes 312,507 shares of common stock underlying options.
(4)
Includes 729,180 shares of common stock underlying warrants. Mark Levin has the power to vote or dispose of the shares beneficially held by Marlin Financial as its president.  Mark Levin has the power to vote or dispose of the shares beneficially held by Marlin Financial as its president.  Pursuant to a contractual agreement dated August 28, 2008 between Marlin Financial and Balqon California, which agreement may be waived, until August 28, 2011, Marlin Financial can only dispose of that certain percentage of the securities held by Marlin Financial on August 28, 2008 that equals the percentage of the securities held by Balwinder Samra on August 28, 2008 which Mr. Samra has disposed of as of the date of the proposed disposition by Marlin Financial.

(5)	Includes 30,000 shares of common stock underlying warrants.
(6)	Includes 10,000 shares of common stock underlying warrants.
(7)	Represents the securities identified in this table as owned by Ms. Andre’s spouse, K. John Shukur.
(8)	Includes 4,562,592 shares of common stock underlying options.

Item 5.    Directors and Executive Officers.

Our directors and executive officers as of October 24, 2008 are as follows:

Name	Age	Positions Held
Balwinder Samra(1)	46	President, Chief Executive Officer, Secretary and Chairman of the Board
Robert Miranda	56	Chief Financial Officer
Henry Velasquez(1)	32	Vice President. Engineering and Director
Amarpal Singh Samra(1)	47	Director

Balwinder Samra was appointed as our President, Chief Executive Officer, Chairman of the Board and a director in connection with the consummation of the Merger Transaction.  Mr. Samra has been the President, Chief Executive Officer and Chairman of the Board of Balqon California from May 2005 to the present.  Prior to that, Mr. Samra was president and chief executive officer of EVI, a leading manufacturer of electric buses, trucks and trailers.  From 1991 to 2000, Mr. Samra was Corporate Vice President of Taylor-Dunn Manufacturing, a leading manufacturer of electric industrial vehicles and tow tractors.  At Taylor-Dunn, Mr. Samra was responsible for worldwide marketing, dealer sales and operations.  Mr. Samra holds a B. S. degree in Chemistry from Punjab University, India.

Robert Miranda was appointed as our Chief Financial Officer in connection with the consummation of the Merger Transaction.  From October 2008 to the present, Mr. Miranda has served as Chief Financial Officer of Balqon California.  From October 2007 to the present, Mr. Miranda has been the managing director of Miranda & Associates, a professional accountancy corporation.  From March 2003 through October 2007, Mr. Miranda was a Global Operations Director at Jefferson Wells, where he specialized in providing Sarbanes-Oxley compliance reviews for public companies.  Mr. Miranda was a national director at Deloitte & Touche where he participated in numerous audits, corporate finance transactions, mergers, and acquisitions.  Mr. Miranda is a licensed Certified Public Accountant and has over 35 years of experience in accounting, Sarbanes-Oxley compliance, auditing, business consulting, strategic planning and advisory services.  Mr. Miranda holds a B.S. degree in Business Administration from the University of Southern California, a certificate from the Owner/President Management Program from the Harvard Business School and membership in the American Institute of Certified Public Accountants.

Henry Velasquez was appointed as our Vice President, Engineering and a director in connection with the consummation of the Merger Transaction.  From October 2008 to the present, Mr. Velasquez has been Vice President, Engineering and a member of the board of directors of Balqon California.  From January 2007 to August 2008 Mr. Velasquez was a Senior Engineer at Honda Access America.  From October 2000 to January 2007, Mr. Velasquez was an Engineer at Snugtop.  Mr. Velasquez has over 10 years of experience in designing mechanical components, chassis and suspension systems for trucks, buses, trailers and utility vehicles.  Mr. Velasquez has been awarded one United States patent related to composite body designs for pickup trucks.  Mr. Velasquez holds a B.S. degree in Mechanical Engineering from Loyola Marymount University, Los Angeles, California and is the Vice President of the American Society of Mechanical Engineers.

Amarpal Singh Samra was appointed a director in connection with the consummation of the Merger Transaction.  From May 2005 to the present Mr. Samra has served as a member of the board of directors of Balqon California.  From August 2008 to the present, Mr. Samra has been employed by Gemidis, a company that develops liquid crystal on silicon for television images.  From April 1999 to October 2005, Mr. Samra was the Senior Vice President and General Manager – Global Business Unit for Infocus, a company that develops data video projectors.

Our executive officers are appointed by and serve at the discretion of our board of directors. There are no family relationships among our executive officers and directors, except that Balwinder Samra is the brother of Amarpal Singh Samra.

Item 6.    Executive Compensation.

Compensation of Directors

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our board of directors.  In setting the compensation of directors, we consider the significant amount of time that members of the board of directors spend in fulfilling their duties to Balqon Corporation as well as the experience level we require to serve on our board of directors.  The board of directors, through its Compensation Committee, annually reviews the compensation and compensation policies for members of the board of directors.  In recommending director compensation, the Compensation Committee is guided by three goals:

•	compensation should fairly pay directors for work required in a company of our size and scope;
•	compensation should align directors’ interests with the long-term interests of our stockholders; and
•	the structure of the compensation should be clearly disclosed to our stockholders.

Each of our directors is paid $6,000 per year for serving on the board of directors.  Our directors do not receive additional compensation for serving on the various committees of the board of directors.  Directors are reimbursed for certain reasonable documented expenses in connection with attendance at meetings of our board of directors and its committees.  Employee directors do not receive compensation in connection with their service as directors.

Director Compensation Table - 2007

Upon consummation of the Merger Transaction on October 24, 2008, our board of directors was reconstituted and as such none of our current directors served on our board of directors during the year ended December 31, 2007.  Our former directors, K. John Shukur, Mark Andre, Marla Andre and Brian Mirrotto, served on our board of directors during the twelve months ended December 31, 2007.  Our former director, K. John Shukur, resigned as a member of our board of directors in connection with the Merger Transaction that was consummated on October 24, 2008.  Our former directors, Mark Andre, Marla Andre and Brian Mirrotto, resigned as members of our board of directors on October 1, 2007, October 1, 2007 and July 20, 2007, respectively, due to personal reasons.  For the twelve months ended December 31, 2007, no compensation was awarded to or paid to, or earned by, the former members of our board of directors.

Compensation Committee Interlocks and Insider Participation

No member of our board of directors has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

Compensation of Executive Officers

Summary Compensation Table

Upon consummation of the Merger Transaction on October 24, 2008, our executive officers were reconstituted and none of our current executive officers served as our executive officers during the years ended December 31, 2006 and December 31, 2007.  The following table shows for the years ended December 31, 2006 and December 31, 2007, the compensation awarded to or paid to, or earned by all individuals who served as our executive officers during the year ended December 31, 2007.  K. John Shukur, was our only executive officer from October 1, 2007 to October 24, 2008.  Mr. Shukur resigned his positions in connection with the Merger Transaction that was consummated on October 24, 2008.  Mark Andre and Marla Andre were our only executive officers from May 23, 2006 to October 1, 2007 when they resigned for personal reasons.

Name and Principal Position	Year	Salary ($)	All other Compensation ($)	Total ($)
K. John Shukur	2007	—	—	—
Former President, Chief Financial Officer and Secretary

Mark Andre	2006	15,314	13,988(1)	29,302
Former President and Secretary	2007	9,440	7,749(1)	17,189

Marla Andre	2006	1,000	—	1,000
Former Chief Financial Officer	2007	—	—	—

(1)	Represents perquisites or personal benefits provided, none of which individually exceed the greater of $25,000 or 10% of the total amount of these benefits provided to Mr. Andre.

Item 7.    Certain Relationships and Related Transactions, and Director Independence.

Director Independence

On an annual basis, each of our directors and executive officers is obligated to complete a Director and Officer Questionnaire that requires disclosure of any transactions with Balqon Corporation in which a director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest.  Following completion of these questionnaires, the board of directors, with the assistance of the Nominating and Corporate Governance Committee, makes an annual determination as to the independence of each director using the current standards for “independence” established by the SEC and NASDAQ Market Place Rules, additional criteria set forth in our corporate governance guidelines and consideration of any other material relationship a director may have with Balqon Corporation.

In October 2008, our board of directors determined that none of our directors are independent under these standards.  In addition, neither Mark Andre, Marla Andre, Brian Mirrotto nor K. John Shukur, each of whom served on our board of directors during the fiscal year ended December 31, 2007, were independent under these standards.  Our board of directors intends on appointing at least two persons who qualify as “independent” under the current NASDAQ Marketplace Rules to our board of directors in the near future.

Policy Regarding Related Party Transactions

We recognize that related party transactions present a heightened risk of conflicts of interest and in connection with this offering, have adopted a policy to which all related party transactions shall be subject.  Pursuant to the policy, the Audit Committee of our board of directors will review the relevant facts and circumstances of all related party transactions, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction.  Pursuant to the policy, no director may participate in any approval of a related party transaction to which he or she is a related party.

The Audit Committee will then, in its sole discretion, either approve or disapprove the transaction.  If advance Audit Committee approval of a transaction is not feasible, the transaction may be preliminarily entered into by management, subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting.  If at that meeting the Audit Committee does not ratify the transaction, management shall make all reasonable efforts to cancel or annul such transaction.

Certain types of transactions, which would otherwise require individual review, have been preapproved by the Audit Committee.  These types of transactions include, for example, (i) compensation to an officer or director where such compensation is required to be disclosed in our proxy statement, (ii) transactions where the interest of the related party arises only by way of a directorship or minority stake in another organization that is a party to the transaction and (iii) transactions involving competitive bids or fixed rates.

Merger Transaction

Pursuant to the  Merger Transaction we issued to the stockholders of Balqon California an aggregate of 23,908,348 shares of our common stock upon conversion of the same number of shares of Balqon California’s common stock.  The 1:1 exchange ratio was determined by arms-length negotiations between Balqon Corporation (formerly, BMR Solutions, Inc.) and Balqon California and was not based on any particular valuation or other financial data with respect to either company or a comparison of comparable companies or transactions.

In connection with the Merger Transaction we issued to (i) Balwinder Samra, our President and Chief Executive Officer, 16,999,910 shares of our common stock upon conversion of the same number of shares of common stock of Balqon California held by Mr. Samra and options to purchase 4,166,751 shares of common stock upon conversion of the same number of options to purchase shares of common stock of Balqon California held by Mr. Samra; (ii) Robert Miranda, our Chief Financial Officer, 100,000 shares of our common stock upon conversion of the same number of shares of common stock of Balqon California held by Mr. Miranda; (iii) Henry Velasquez, our Vice President Engineering and a director of our company, 333,340 shares of our common stock upon conversion of the same number of shares of common stock of Balqon California held by Mr. Velasquez and options to purchase 83,334 shares of common stock upon conversion of the same number of options to purchase shares of common stock of Balqon California held by Mr. Velasquez; and (iv) Amarpal Singh Samra, a Directors of our company, 1,250,025 shares of our common stock upon conversion of the same number of shares of common stock of Balqon California held by Mr. Samra and options to purchase 312,507 shares of common stock upon conversion of the same number of options to purchase shares of common stock of Balqon California held by Mr. Samra.  As a result of the Merger Transaction each of Mr. Balwinder Samra and Mr. Amarpal Samra became the beneficial owners of more than 5% of our common stock.  The options issues to Messrs. Balwinder Samra, Amarpal Samra, and Henry Velasquez were issued under our 2008 Plan.  One-third of these options have an exercise price of $1.50 per share and expire on June 30, 2010, one-third of these options have an exercise price of $2.00 per share and expire on June 30, 2011, and one-third of these options have an exercise price of $2.50 per share and expire on June 30, 2012.

In connection with the Merger Transaction we also issued to Marlin Financial 3,645,905 shares of our common stock upon conversion of the same number of shares of common stock of Balqon California held by Marlin Financial and warrants to purchase 729,180 shares of our common stock upon the conversion of the same number of warrants to purchase shares of common stock of Balqon Corporation.  One-third of the warrant has an exercise price of $1.50 per share and expires on June 30, 2010, one-third of the warrant has an exercise price of $2.00 per share and expires on June 30, 2011, and one-third of the warrant has an exercise price of $2.50 per share and expires on June 30, 2012.  As a result of the Merger Transaction, Marlin Financial Group, Inc. has become the owner of more than 5% of our common stock.

Employment, Compensation and Consulting Agreements

We are or have been a party to compensation arrangements with our directors, as more particularly described above under the heading “Compensation of Directors.”  On October, 1, 2008, we entered into Employment Agreements with each of Balwinder Samra and Henry Velasquez.

Employment Agreement, dated October 24, 2008, between the Company and Balwinder Samra

On October 24, 2008, we entered into an executive employment agreement with Mr. Samra.  Under the terms of the executive employment agreement, Mr. Samra has agreed to serve as our Chairman of the Board, President and Chief Executive Officer on an at-will basis.  A copy of the executive employment agreement is filed as Exhibit 10.4 to this report.

The agreement provides for an initial base salary of $250,000 per year with an increase to $300,000 after the second anniversary of the effective date of the employment agreement, paid vacation of at least six weeks per year and a monthly automobile allowance of at least $750. Mr. Samra is eligible to receive increases and annual cash incentive bonuses based on our net revenues as shown on our Form 10-K for the previous fiscal year as compared to the internal forecasts proposed at or about the beginning of the previous fiscal year by our Chief Financial Officer and approved by our Audit Committee, as follows:  (A) if the net revenues forecast is met, the incentive bonus will equal 25% of his base salary and (B) if the net revenue forecast is exceeded by more than 50%, the incentive bonus will equal 50% of his base salary.  Mr. Samra is also eligible to participate in benefit and incentive programs we may offer. We have agreed to nominate Mr. Samra as a Class III member of our board and to seek stockholder approval of the nomination at our 2009 annual meeting of stockholders.  We have also agreed to maintain in effect a directors’ and officers’ liability insurance policy with a minimum limit of liability of $3 million and that we would enter into an indemnification agreement with Mr. Samra upon terms mutually acceptable to us and Mr. Samra.

The agreement contains non-competition provisions that prohibit Mr. Samra from engaging or participating in a competitive business or soliciting our customer or employees during his employment with us and for two years afterward. The agreement also contains provisions that restrict disclosure by Mr. Samra of our confidential information and assign ownership to us of inventions related to our business that are created by him during his employment and for two years afterward.

We may terminate the agreement at any time, with or without due cause. “Due cause” includes any intentional misapplication of our funds or other material assets, or any other act of dishonesty injurious to us, or conviction of a felony or a crime involving moral turpitude. “Due cause” also includes abuse of controlled substances or alcohol and breach, nonperformance or nonobservance of any of the terms of the agreement, provided that Mr. Samra fails to satisfactorily remedy the performance problem following 30 days’ written notice.

Mr. Samra may terminate the agreement at any time, with or without good reason. However, termination for good reason must occur within 90 days of the occurrence of an event constituting good reason, and Mr. Samra must furnish us with written notice of the event within 30 days after the initial existence of the event and provide us with at least a 30-day cure period. “Good reason” includes: a material diminution in his authority, duties, responsibilities, titles or offices; a purported reduction in Mr. Samra’s base salary amounting to a material diminution in his salary to an amount less than the greater of $250,000 or 10% below the base salary in effect at the time of the reduction; our failure to timely cure or diligently initiate a cure of any material breach within 30 days after Mr. Samra gives us written notice of the breach.

If we terminate Mr. Samra’s employment for due cause or due to Mr. Samra’s breach of his employment agreement by refusing to continue his employment, or if Mr. Samra terminates his employment without good reason, then all compensation and benefits for Mr. Samra will cease, other than amounts under retirement and benefit plans and programs that were earned and vested by the date of termination, pro rata annual salary through the date of termination, any stock options that were vested as of the date of termination, and accrued vacation as required by California law.

If Mr. Samra becomes incapacitated, we may terminate his employment under the agreement upon 30 days’ prior written notice.  Upon Mr. Samra’s death, the agreement terminates immediately. If Mr. Samra’s employment terminates due to his incapacity or death, Mr. Samra or his estate or legal representative will be entitled to receive benefits under our retirement and benefits plans and programs that were earned and vested at the date of termination, a prorated incentive bonus for the fiscal year in which incapacity or death occurred (to the extent he would otherwise be eligible), and a lump sum cash payment in an amount equal to one year of his then current annual salary.

If Mr. Samra’s employment terminates for good reason or other than as a result of due cause, incapacity, death or retirement, Mr. Samra will be entitled to his salary through the end of the month in which termination occurs plus credit for accrued vacation, and a prorated incentive bonus, if eligible, for the fiscal year during which termination occurred. In addition, under those circumstances, he will be entitled to receive (i) a severance payment equal to (A) two times his then current annual salary and (B) two times the amount of the average incentive bonus paid during the two calendar years preceding the date of termination, (ii) all medical insurance benefits to which he was entitled immediately prior to the date of termination for a period of eighteen months or the date that Mr. Samra’s continued participation in our medical insurance plan was not possible under the plan, whichever was earlier, and (iii) a lump-sum cash payment equal to eighteen times the estimated monthly COBRA premiums at the time of termination (taking into account all known or anticipated premium increases) to be used by Mr. Samra to maintain his medical insurance coverage for an additional eighteen months.  If our medical insurance plan does not allow Mr. Samra’s continued participation, then we will be required to pay to Mr. Samra, in monthly installments, the monthly premium or premiums for COBRA coverage, covering the eighteen month period described in clause (ii) in the preceding sentence.

Immediately preceding the occurrence of a change in control, and regardless of whether Mr. Samra’s employment terminates and/or he receives severance payments as a result of the change in control, Mr. Samra will be entitled to receive a payment equal to (A) two times his then current annual salary and (B) two times the amount of the average incentive bonus paid during the two calendar years preceding the date of termination.  A “change in control” includes the following circumstances:

(a)           the acquisition by any person or group of beneficial ownership of securities entitled to vote generally in the election of our directors (“voting securities”) that represent 40% or more of the combined voting power of our then outstanding voting securities or 50% or more of the combined fair market value of our then outstanding stock, other than:

(i)            an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by us or any person controlled by us or by any employee benefit plan (or related trust) sponsored or maintained by us or any person controlled by us, or

(ii)           an acquisition of voting securities by us or a corporation owned, directly or indirectly, by our stockholders in substantially the same proportions as their ownership of our stock;

Notwithstanding circumstance (a) above, however, if we make an acquisition of our securities that (x) causes our voting securities beneficially owned by a person or group to represent 40% or more of the combined voting power of our then outstanding voting securities or (y) causes our stock beneficially owned by a person or group to represent 50% or more of the combined fair market value of our then outstanding stock, the acquisition will not be considered an acquisition by any person or group for purposes of circumstance (a) unless the person or group subsequently becomes the beneficial owner of additional securities of ours.

(b)           a majority of members of our board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of members of our board before the date of the appointment or election, excluding any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our board;

(c)           the acquisition by any person or group, or combined acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or group, of ownership of assets from us that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of our assets immediately before such acquisition; and

(d)           stockholder approval of a complete liquidation or dissolution of our company.

For purposes of circumstance (a) above, the calculation of voting power will be made as if the date of the acquisition were a record date for a vote of our stockholders, and for purposes of circumstance (c) above, the calculation of voting power will be made as if the date of the consummation of the transaction were a record date for a vote of our stockholders.

Notwithstanding the above, there will be no change in control event when there is a transfer to an entity that is controlled by our stockholders immediately after the transfer.  A transfer of assets by us is not treated as a change in control if the assets are transferred to: a stockholder of ours (immediately before the asset transfer) in exchange for or with respect to the stockholders’ stock; an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by us; a person or group that owns, directly or indirectly, 50% or more of the total value or voting power of all of our outstanding stock; or an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person or group described in the immediately preceding clause.

Employment Agreement dated October 24, 2008, between the Company and Henry Velasquez

On October 24, 2008, we entered into an executive employment agreement with Mr. Henry Velasquez.  Under the terms of the executive employment agreement, Mr. Velasquez has agreed to serve as our Vice President Engineering on an at-will basis.  A copy of the executive employment agreement is filed as Exhibit 10.5 to this report.

The agreement provides for an initial base salary of $150,000 per year with an increase to $175,000 per year after the second anniversary of the effective date of the employment agreement and paid vacation of at least three weeks per year.  Mr. Velasquez is eligible to receive salary increases and annual cash incentive bonuses at the discretion of our Compensation Committee.  Mr. Velasquez is also eligible to participate in benefit and incentive programs we may offer. We have agreed to nominate Mr. Velasquez as a Class II member of our board and to seek stockholder approval of the nomination at our 2009 annual meeting of stockholders.  We have also agreed to maintain in effect a directors’ and officers’ liability insurance policy with a minimum limit of liability of $3 million and that we would enter into an indemnification agreement with Mr. Velasquez upon terms mutually acceptable to us and Mr. Velasquez.

The agreement contains non-competition provisions that prohibit Mr. Velasquez from engaging or participating in a competitive business or soliciting our customer or employees during his employment with us and for two years afterward. The agreement also contains provisions that restrict disclosure by Mr. Velasquez of our confidential information and assign ownership to us of inventions related to our business that are created by him during his employment and for two years afterward.

We may terminate the agreement at any time, with or without due cause. “Due cause” includes any intentional misapplication of our funds or other material assets, or any other act of dishonesty injurious to us, or conviction of a felony or a crime involving moral turpitude. “Due cause” also includes abuse of controlled substances or alcohol and breach, nonperformance or nonobservance of any of the terms of the agreement, provided that Mr. Velasquez fails to satisfactorily remedy the performance problem following 30 days’ written notice.

Mr. Velasquez may terminate the agreement at any time, with or without good reason. However, termination for good reason must occur within 90 days of the occurrence of an event constituting good reason, and Mr. Velasquez must furnish us with written notice of the event within 30 days after the initial existence of the event and provide us with at least a 30-day cure period. “Good reason” includes: a material diminution in his authority, duties, responsibilities, titles or offices; a purported reduction in Mr. Velasquez’s base salary amounting to a material diminution in his salary to an amount less than the greater of $150,000 or 10% below the base salary in effect at the time of the reduction; our failure to timely cure or diligently initiate a cure of any material breach within 30 days after Mr. Velasquez gives us written notice of the breach.

If we terminate Mr. Velasquez’s employment for due cause or due to Mr. Velasquez’s breach of his employment agreement by refusing to continue his employment, or if Mr. Velasquez a terminates his employment without good reason, then all compensation and benefits for Mr. Velasquez will cease, other than amounts under retirement and benefit plans and programs that were earned and vested by the date of termination, pro rata annual salary through the date of termination, any stock options that were vested as of the date of termination, and accrued vacation as required by California law.

If Mr. Velasquez becomes incapacitated, we may terminate his employment under the agreement upon 30 days’ prior written notice.  Upon Mr. Velasquez’s death, the agreement terminates immediately. If Mr. Velasquez’s employment terminates due to his incapacity or death, Mr. Velasquez or his estate or legal representative will be entitled to receive benefits under our retirement and benefits plans and programs that were earned and vested at the date of termination, a prorated incentive bonus for the fiscal year in which incapacity or death occurred (to the extent he would otherwise be eligible), and a lump sum cash payment in an amount equal to one year of his then current annual salary.

If Mr. Velasquez’s employment terminates for good reason or other than as a result of due cause, incapacity, death or retirement, Mr. Velasquez will be entitled to his salary through the end of the month in which termination occurs plus credit for accrued vacation, and a prorated incentive bonus, if eligible, for the fiscal year during which termination occurred. In addition, under those circumstances, if Mr. Velasquez enters into a separation and release agreement with us, then he will be entitled to receive (i) a severance payment equal to two times his then current annual salary, (ii) all medical insurance benefits to which he was entitled immediately prior to the date of termination for a period of eighteen months or the date that Mr. Velasquez’s continued participation in our medical insurance plan was not possible under the plan, whichever was earlier, and (iii) a lump-sum cash payment equal to eighteen times the estimated monthly COBRA premiums at the time of termination (taking into account all known or anticipated premium increases) to be used by Mr. Velasquez to maintain his medical insurance coverage for an additional eighteen months.  If our medical insurance plan does not allow Mr. Velasquez’s continued participation, then we will be required to pay to Mr. Velasquez, in monthly installments, the monthly premium or premiums for COBRA coverage, covering the eighteen month period described in clause (ii) in the preceding sentence.

Indemnification Agreements

On October 24, 2008, we entered into an indemnification agreement with each of our directors and executive officers.  The indemnification agreements and our articles of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Nevada law.  A form of the indemnification agreement is filed as Exhibit 10.3 to this report.

The Company’s Transactions Prior to the Consummation of the Merger Transaction

The disclosures contained in Part III – Item 12 of our annual report on form 10-KSB filed on March 31, 2008 under the heading “Related Party Transactions” are incorporated herein by reference.

Balqon California’s Transactions Prior to the Consummation of the Merger Transaction

During the fiscal year ended December 31, 2006, Balwinder Samra loaned $943 to Balqon California to fund its operations.  During the fiscal year ended December 31, 2007, Balwinder Samra loaned $56,477 to Balqon California to help fund its operations.  Between January 1, 2008 and June 30, 2008, Balwinder Samra loaned an additional $1,957 to Balqon California company to help fund its operations.  These loans were recorded as “Advances from Shareholder” on Balqon California’s financial statements.  As of June 30, 2008, Mr. Samra was owed a total of $59,377 as a result of these loans.

Between January 1, 2008 and June 30, 2008, Miranda & Associates, a professional accountancy corporation wholly-owned by Robert Miranda, our chief financial officer, was paid a total of $5,000 in consulting fees in consideration of accounting and advisory services. As of June 30, 2008, Miranda & Associates was owed $7,750 for accounting and advisory services rendered.

In August 2008, Balqon California issued 100,000 shares of its common stock to Robert Miranda, its current Chief Financial Officer, in consideration of business strategy consulting services rendered.  The value of the common stock was determined by independent appraisal to be $1,460.

In June 2008, Balqon California issued 332,910 shares of its common stock to Balwinder Samra in consideration of services rendered.  The value of the common stock was determined by independent appraisal to be $4,844.

In June 2008, Balqon California issued options to purchase 4,166,751 shares of its common stock to Balwinder Samra in consideration of services rendered.  The fair value of options were valued at zero determined using a Black-Scholes option pricing model with the following assumptions:  3.98% average risk-free interest rate; 56.14% expected volatility; one to three year expected term, and 0% dividend yield.

In June 2008, Balqon California issued 333,340 shares of its common stock and options to purchase 83,344 shares of its common stock to Henry Velasquez in consideration of engineering and design consulting services rendered.  The value of the common stock was determined by independent appraisal to be $4,850.  The fair value of options were valued at zero determined using a Black-Scholes option pricing model with the following assumptions: 3.98% average risk-free interest rate; 56.14% expected volatility; one to three year expected term, and 0% dividend yield.

In June 2008, Balqon California issued 1,250,025 shares of its common stock and options to purchase 312,507 shares of its common stock to Amarpal Samra in consideration of business strategy consulting services rendered. The value of the common stock was determined by independent appraisal to be $18,188.  The fair value of options were valued at zero determined using a Black-Scholes option pricing model with the following assumptions: 3.98% average risk-free interest rate; 56.14% expected volatility; one to three year expected term, and 0% dividend yield.

In June 2008, Balqon California issued 2,916,725 shares of its common stock and warrants to purchase 729,180 shares of its common stock to Marlin Financial in consideration of business strategy and corporate finance consulting services rendered.  The value of the common stock was determined by independent appraisal to be $42,438.  The fair value of options were valued at zero determined using a Black-Scholes option pricing model with the following assumptions: 3.98% average risk-free interest rate; 56.14% expected volatility; one to three year expected term, and 0% dividend yield.

Item 8.    Legal Proceedings.

The disclosures in Item 2.01 under the heading “Business – Legal Proceedings” at page 22 of this current report are incorporated herein by reference.

Item 9.    Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Price Range of Common Stock

In April 2007, our common stock became eligible for quotation on the OTC Bulletin Board under the symbol “BMRU.” On October 30, 2008, in connection with the Merger Transaction, our symbol was changed to BLQN. As of October 24, 2008, no shares of our common stock have traded on the OTC Bulletin Board or, to our knowledge, on any other trading market or exchange.  The bid price per share of our common stock on the OTC Bulletin Board on October 24, 2008 was $0.02.

As of October 24, 2008, we had 25,308,348 shares of common stock outstanding held of record by approximately 60 stockholders.  These holders of record include depositories that hold shares of stock for brokerage firms which, in turn, hold shares of stock for numerous beneficial owners.  As of October 24, 2008, none of our shares of outstanding common stock were eligible for sale under Rule 230.144 of the Securities Act.

As of October 24, 2008, 7,500,000 shares of our common stock were reserved for issuance under our 2008 Stock Incentive Plan, or 2008 Plan, of which options to purchase 4,562,592 shares were outstanding as of that date, at a weighted average exercise price of $2.00 per share.

As of October 24, 2008, we also had outstanding warrants that were exercisable for approximately 2,798,778 shares of common stock.

We are obligated under the Registration Rights Agreements to file, on or before December 23, 2008, a registration statement with the SEC, registering for resale 5,377,946 shares of common stock and 2,069,598  shares of our common stock underlying warrants.

Dividend Policy

We currently anticipate that we will not declare or pay cash dividends on our common stock in the foreseeable future.

We will pay dividends on our common stock only if and when declared by our board of directors.  Our board of directors’ ability to declare a dividend is subject to restrictions imposed by Nevada and California law.  In determining whether to declare dividends, the board of directors will consider these restrictions as well as our financial condition, results of operations, working capital requirements, future prospects and other factors it considers relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

As of December 31, 2008, we had no compensation plans under which our equity securities were authorized for issuance.

Item 10.  Recent Sales of Unregistered Securities.

The disclosures contained in Item 3.02 of this report are incorporated herein by reference.

Item 11.  Description of Registrant’s Securities to be Registered.

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 of preferred stock, $0.001 par value per share.  As of October 24, 2008, there were 25,308,348 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.  The following description of our capital stock does not purport to be complete and should be reviewed in conjunction with our articles of incorporation and our bylaws.

Common Stock

All outstanding shares of common stock are, and the common stock to be issued upon exercise of warrants and resold by the selling security holders in this offering will be, fully paid and nonassessable.  The following summarizes the rights of holders of our common stock:

•	each holder of common stock is entitled to one vote per share on all matters to be voted upon generally by the stockholders;
•	subject to preferences that may apply to shares of preferred stock outstanding, the holders of common stock are entitled to receive lawful dividends as may be declared by our board of directors;
•
upon our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive a pro rata portion of all our assets remaining for distribution after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding preferred stock;

•	there are no redemption or sinking fund provisions applicable to our common stock; and
•	there are no preemptive or conversion rights applicable to our common stock.

Preferred Stock

Our board of directors is authorized to issue from time to time, without stockholder authorization, in one or more designated series, any or all of our authorized but unissued shares of preferred stock with any dividend, redemption, conversion and exchange provision as may be provided in that particular series.

The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future.  Issuance of a new series of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of entrenching our board of directors and making it more difficult for a third-party to acquire, or discourage a third-party from acquiring, a majority of our outstanding voting stock. We have no present plans to issue any shares of or to designate any additional series of preferred stock.

Warrants

As of October 24, 2008, we had outstanding warrants to purchase 2,798,778 shares of our common stock at exercise prices ranging from $1.50–$2.50 per share.  These outstanding warrants consist of three-year warrants to purchase an aggregate of 1,885,000 shares of common stock at an exercise price of $1.50 per share, three-year warrants to purchase an aggregate of 304,595 shares of common stock at an exercise price of $2.50 per share, two-year warrants to purchase an aggregate of 304,592 shares of common stock at an exercise price of $2.00 per share, and one-year warrants to purchase an aggregate of 304,591 shares of common stock at an exercise price of $1.50 per share.

Options

As of October 24, 2008, we had outstanding options to purchase 4,562,592 shares of our common stock at an exercise prices ranging from $1.50-$2.50 per share issued pursuant to our 2008 Plan.

Registration Rights

We are obligated under the Registration Rights Agreements to file, on or before December 23, 2008, a registration statement with the SEC, registering for resale 5,377,946 shares of common stock and 2,069,598 shares of our common stock underlying warrants under the Securities Act.

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

Certain provisions of Nevada law, our articles of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring and discouraging another party from acquiring control of us.  These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids.  These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.  We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

We have classified our board of directors into three classes of staggered terms.  Each class has a term of three years.  At each annual meeting, only those directors in one class are the subject of nomination and election.  A classified board of directors makes it more difficult for dissident stockholders to wage a proxy fight to elect a majority of the directors.

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us.  These provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of Balqon Corporation.

Article Thirteenth of our Articles of Incorporation provides for protections against certain business combinations, including the sale of more than 10% of our assets to, or a merger with, a “related person” which is defined to be an individual or entity, together with its affiliates, that beneficially owns 20% or more of our common stock.  These business combinations must be approved by the affirmative vote of at least two-thirds of our outstanding shares of common stock (excluding the shares of common stock held by the related person).  The two-thirds voting requirement is not applicable if one of the following three conditions is met.  First, the business combination was approved by our Board of Directors either prior to the related person’s acquisition of 20% or more of our common stock or after such acquisition but only during such time as the related person has sought and obtained the unanimous approval of our Board of Directors of the acquisition of 20% or more of our common stock prior to such acquisition being consummated. Second, the business combination is with a corporation that is at least 50% owned by the related person and each of our stockholders receives the same type of consideration in the business combination in proportion to his or her stockholdings.  Third, all of the following conditions are met: (i) the cash or fair market value of the property received by our stockholders in the business combination is not less than the highest per share price paid by the related person in acquiring any shares of our common stock or an amount which has the same or greater percentage relationship to the market price of our common stock immediately prior to the commencement of the acquisition of our common stock by the related person, but in no event in excess of two times the highest per share price paid by the related person, (ii) after becoming a related person, the related person must not have acquired any more of our common stock, received any further benefits from us or made any changes to our business; and (iii) a proxy statement in compliance with the Securities Exchange Act of 1934 must be mailed to each of our stockholders for approval of the business combination.  These provisions of Article Thirteenth of our Articles of Incorporation help prevent us from becoming the target of an unwanted takeover.

In addition, we may be subject to the restrictions contained in Sections 78.378 through 78.3793 of the Nevada Revised Statutes which provide, subject to certain exceptions and conditions, that if a person acquires a “controlling interest,” which is equal to either one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting power of a corporation, that person is an “interested stockholder” and may not vote that person’s shares. The effect of these restrictions may be to discourage, delay or prevent a change in control of Balqon Corporation.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Signature Stock Transfer, Inc.  Its telephone number is (972) 612-4120.

Item 12.  Indemnification of Directors and Officers.

Our articles of incorporation and bylaws provide that we shall, to the fullest extent permitted by Nevada Revised Statutes Section 78.751, indemnify all persons that we have power to indemnify under that section against all expenses, liabilities or other matters covered by that section, and that this indemnification is not exclusive of any other indemnification rights to which those persons may be entitled. Indemnification under this provision is as to actions both in an official capacity and in another capacity while holding office. Indemnification continues as to a person who has ceased to be a director, officer, employee or agent and extends to the benefit of the heirs, executors and administrators of such a person. Section 78.751 of the Nevada Revised Statutes provides that the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to indemnification.

Our articles of incorporation also provide that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent required under the Nevada Revised Statutes. Any amendment, modification or repeal of this provision by our stockholders would not adversely affect any right or protection of any director in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. Our articles of incorporation do not, however, eliminate or limit a director’s liability for any act or omission involving intentional misconduct, fraud or a knowing violation of law, or the payment of unlawful distributions to stockholders. Furthermore, they do not limit liability for claims against a director arising out of the director’s responsibilities under the federal securities laws or any other law. However, we have purchased directors’ and officers’ liability insurance to protect our directors and executive officers against liability under circumstances specified in the policy.

Section 2115 of the California General Corporation Law, or the California Code, provides that corporations such as us that are incorporated in jurisdictions other than California (in our case, Nevada) and that meet various tests are subject to several provisions of the California Code, to the exclusion of the law of the jurisdiction in which the corporation is incorporated. We believe that we meet the tests contained in Section 2115. Consequently, we are subject to, among other provisions of the California Code, Section 317 which governs indemnification of directors, officers and others. Section 317 generally eliminates the personal liability of a director for monetary damages in an action brought by or in the right of the company for breach of a director’s duties to the company or our stockholders except for liability:

•	for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;
•	for acts or omissions that a director believes to be contrary to the best interests of Balqon Corporation or our shareholders or that involve the absence of good faith on the part of the directors;
•	for any transaction for which a director derived an improper personal benefit;
•
for acts or omissions that show a reckless disregard for the director’s duty to Balqon Corporation or our shareholders in circumstances in which the director was aware, or should have been aware, or the ordinary course of performing a director’s duties, of a risk of serious injury to Balqon Corporation or our stockholders;

•	for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to Balqon Corporation; and
•	for engaging in transactions described in the California Code or California case law that result in liability, or approving the same kinds of transactions.

We have entered into separate indemnification agreements with each of our directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by applicable law and which allow for certain procedural protections.  We also maintain directors and officers insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements that we have entered into between us and our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

To the extent indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Balqon Corporation under the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The inclusion of the above provisions in our articles of incorporation, our bylaws and in our indemnification agreements with our officers and directors may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. At present, there is no litigation or proceeding pending involving a director of ours as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any of our directors.

Item 13.  Financial Statements and Supplementary Data.

The financial statements contained or incorporated in Item 9.01 of this report are incorporated herein by reference.

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

The disclosures contained in Item 4.01 of this report are incorporated herein by reference.

Item 15.  Financial Statements and Exhibits.

The financial statements and exhibits listed in Item 9.01 of this report are incorporated herein by reference.

ITEM 3.02          UNREGISTERED SALES OF EQUITY SECURITIES

The disclosures contained in Part II – Item 5 of our annual report on Form 10-KSB filed on March 31, 2008 under the heading “Recent Sales of Unregistered Securities” are incorporated herein by reference.

The disclosures in Item 2.01 of this current report regarding the shares of our common stock and the options and warrants to purchase shares of our common stock issued and deemed to be issued in connection with the Merger Transaction are incorporated herein by reference.

The issuance of our securities in connection with the Merger Transaction were made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act, among others, as transactions not involving a public offering.  This exemption was claimed on the basis that these transactions did not involve any public offering and the purchasers in each offering were accredited or sophisticated and had sufficient access to the kind of information registration would provide. In each case, appropriate investment representations were obtained and certificates representing the securities were issued with restrictive legends.

ITEM 4.01          CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

The Merger Transaction between Balqon Corporation (formerly, BMR Solutions, Inc.) and Balqon California is treated as a recapitalization of Balqon California for accounting purposes.  As a result, the financial statements of the accounting acquiror, Balqon California, will become the financial statements of the legal acquiror, Balqon Corporation.  Because the independent registered public accounting firm that audited Balqon California’s financial statements, Weinberg & Company, P.A., or Weinberg, is different from our independent registered public accounting firm immediately preceding the closing of the Merger Transaction, Mendoza Berger & Company, LLP, or Mendoza, the rules and regulations of the SEC provide that there has been a change in our independent registered public accounting firm.

Effective October 24, 2008, we dismissed Mendoza as our independent registered public accounting firm.  Effective the same date, we appointed Weinberg as our independent registered public accounting firm.  The decision to change our independent registered public accounting firm was approved by our Audit Committee.  We have not consulted with Weinberg in the past regarding either:

1.
The application of accounting principles to any specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our (BMR Solutions, Inc.’s) financial statements, and neither a written report was provided to Weinberg nor oral advice was provided that Weinberg concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is explained in Item 304(a)(1)(iv) of Regulation S-K.

On July 3, 2008, we dismissed Jonathon P. Reuben, CPA, or Reuben, as our independent registered public accountant effective as of July 2, 2008 and engaged Mendoza as our independent registered public accounting firm effective as of July 2, 2008.  During the two fiscal years ended December 31, 2007 and 2006, and through July 2, 2008, (i) there were no disagreements between us (BMR Solutions, Inc.) and Reuben on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Reuben would have caused Reuben to make reference to the matter in its reports on our (BMR Solutions, Inc.’s) financial statements, and (ii) except for Reuben’s report on our December 31, 2007 financial statements, dated March 28, 2008, which included an explanatory paragraph wherein Reuben expressed substantial doubt about the our ability to continue as a going concern, Reuben’s reports on our financial statements did not contain an adverse opinion or disclaimer of opinion, and was not modified as to audit scope or accounting principles.  During the two fiscal years ended December 31, 2007 and 2006 and through July 2, 2008, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-K.

Pursuant to Item 304(a)(3) of Regulation S-K, we have requested that Mendoza furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements as they relate to Mendoza.  A copy of this letter, dated October 30, 2008, is included as Exhibit 16.1 to this report.

ITEM 5.01          CHANGES IN CONTROL OF REGISTRANT

A change in control of Balqon Corporation occurred on October 24, 2008 in connection with the consummation of the Merger Transaction described in Item 2.01.  The disclosures contained or incorporated by reference in Item 2.01 of this report are incorporated herein by reference.

To our knowledge, no person or group of persons, as such terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, is in control of Balqon Corporation, except as described in Item 2.01 of this report under the heading “Item 4. Security Ownership of Certain Beneficial Owners and Management.” Information regarding beneficial ownership of Balqon Corporation prior to the change in control is included in Part II – Item 11 of our annual report on Form 10-KSB filed on March 31, 2008 under the heading “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.”

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Pursuant to the terms of the Merger Agreement, upon the closing of the Merger Transaction, our prior sole director, president, chief financial officer and secretary, K. John Shukur, resigned his positions with the Company.

Pursuant to the terms of the Merger Agreement, a new slate of directors and executive officers were appointed upon the closing of the Merger Transaction.  The disclosures contained in Item 2.01 of this report under the headings “Item 5. Directors and Executive Officers,” “Item 7. Certain Relationships and Related Transactions, and Director Independence” and “Item 12. Indemnification of Directors and Officers” is incorporated herein by reference.  Each of our new directors were appointed to serve on our Compensation Committee, Audit Committee, and our Nominating and Corporate Governance Committee.

In addition, immediately preceding the closing of the Merger Transaction, our board of directors approved the adoption of our 2008 Stock Incentive Plan, or 2008 Plan. The 2008 Plan is listed as Exhibit 10.1 to this report. Our directors also approved a form of Stock Option Agreement to be issued under the 2008 Plan.  The form of Stock Option Agreement is listed as Exhibit 10.2 to this report.

2008 Stock Incentive Plan

Our 2008 Plan is intended to promote our interests by providing eligible persons in our service with the opportunity to acquire a proprietary or economic interest, or otherwise increase their proprietary or economic interest, in our company as an incentive for them to remain in such service and render superior performance during such service.  The 2008 Plan consists of two equity-based incentive programs, the Discretionary Grant Program and the Stock Issuance Program. Principal features of each program are summarized below.

Administration

The Compensation Committee of our board of directors has the exclusive authority to administer the Discretionary Grant and Stock Issuance Programs with respect to option grants, restricted stock awards, restricted stock units, stock appreciation rights, direct stock issuances and other stock-based awards, or equity awards, made to executive officers and non-employee board members, and also has the authority to make equity awards under those programs to all other eligible individuals. However, our board of directors may retain, reassume or exercise from time to time the power to administer those programs. Equity awards made to members of the Compensation Committee must be authorized and approved by a disinterested majority of our board of directors.

The term “plan administrator,” as used in this summary, means the Compensation Committee or our board of directors, to the extent either entity is acting within the scope of its administrative jurisdiction under the 2008 Plan.

Share Reserve

Initially, 7,500,000 shares of common stock are authorized for issuance under the 2008 Plan.  The 2008 Plan was adopted by our board of directors on October 24, 2008.  We expect to submit the 2008 Plan for approval by our stockholders by no later than October 24, 2009.  As of October 24, 2008, options to purchase 4,562,592 shares of common stock were issued and outstanding under the 2008 Plan.

No participant in the 2008 Plan may be granted equity awards for more than 5,000,000 shares of common stock per calendar year. This share-limitation is intended to assure that any deductions to which we would otherwise be entitled, either upon the exercise of stock options or stock appreciation rights granted under the Discretionary Grant Program with an exercise price per share equal to the fair market value per share of our common stock on the grant date or upon the subsequent sale of the shares purchased under those options, will not be subject to the $1.0 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed under Internal Revenue Code Section 162(m). In addition, shares issued under the Stock Issuance Program may qualify as performance-based compensation that is not subject to the Internal Revenue Code Section 162(m) limitation, if the issuance of those shares is approved by the Compensation Committee and the vesting is tied solely to the attainment of the corporate performance milestones discussed below in the summary description of that program.

In addition to the above limitations, at no time shall the total number of shares of our common stock issuable upon exercise of all outstanding options granted under the 2008 Plan and the total number of shares of our common stock issuable under any stock bonus or similar plan or agreement of Balqon Corporation exceed a number of shares of common stock which is equal to 30% of the then outstanding shares of our common stock (calculated in accordance with Section 240.140.45 of the California Code of Regulations), based upon the shares of common stock which are outstanding at the time of calculation.

The shares of common stock issuable under the 2008 Plan may be drawn from shares of our authorized but unissued shares or from shares reacquired by us, including shares repurchased on the open market. Shares subject to any outstanding equity awards under the 2008 Plan that expire or otherwise terminate before those shares are issued will be available for subsequent awards. Unvested shares issued under the 2008 Plan and subsequently repurchased by us at the option exercise or direct issue price paid per share, pursuant to our repurchase rights under the 2008 Plan, will be added back to the number of shares reserved for issuance under the 2008 Plan and will be available for subsequent reissuance.

If the exercise price of an option under the 2008 Plan is paid with shares of common stock, then the authorized reserve of common stock under the 2008 Plan will be reduced only by the net number of new shares issued under the exercised stock option. If shares of common stock otherwise issuable under the 2008 Plan are withheld in satisfaction of the withholding taxes incurred in connection with the issuance, exercise or vesting of an equity award, then the number of shares of common stock available for issuance under the 2008 Plan will be reduced only by the net number of shares issued pursuant to that equity award. The withheld shares will not reduce the share reserve. Upon the exercise of any stock appreciation right granted under the 2008 Plan, the share reserve will only be reduced by the net number of shares actually issued upon exercise, and not by the gross number of shares as to which the stock appreciation right is exercised.

Eligibility

Officers, employees, non-employee directors, and consultants and independent advisors who are under written contract and whose securities issued pursuant to the 2008 Plan, all of whom are in our service or the service of any parent or subsidiary of ours, whether now existing or subsequently established, are eligible to participate in the Discretionary Grant and Stock Issuance Programs.

Valuation

The fair market value per share of our common stock on any relevant date under the 2008 Plan will be deemed to be equal to the closing selling price per share of our common stock at the close of regular hours trading on the OTC Bulletin Board on that date, as the price is reported by the Financial Industry Regulatory Authority. If there is no closing selling price for our common stock on the date in question, the fair market value will be the closing selling price on the last preceding date for which a quotation exists.  In the absence of an established market for our common stock or if the plan administrator determines in good faith that our common stock is too thinly traded for fair market value to be determined in the manner described above, the fair market value per share of our common stock will be determined in good faith by the plan administrator.

Discretionary Grant Program

The plan administrator has complete discretion under the Discretionary Grant Program to determine which eligible individuals are to receive equity awards under that program, the time or times when those equity awards are to be made, the number of shares subject to each award, the time or times when each equity award is to vest and become exercisable, the maximum term for which the equity award is to remain outstanding and the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws.

Stock Options. Each granted option will have an exercise price per share determined by the plan administrator, provided that the exercise price will not be less than 100% of the fair market value of a share on the grant date.  No granted option will have a term in excess of ten years.  Incentive options granted to an employee who beneficially owns more than 10% of our outstanding common stock must have exercise prices not less than 110% of the fair market value of a share on the grant date and a term of not more than five years measured from the grant date. Options generally will become exercisable in one or more installments over a specified period of service measured from the grant date. However, options may be structured so that they will be immediately exercisable for any or all of the option shares. Any unvested shares acquired under immediately exercisable options will be subject to repurchase, at the exercise price paid per share, if the optionee ceases service with us prior to vesting in those shares.

An optionee who ceases service with us other than due to misconduct will have a limited time within which to exercise outstanding options for any shares for which those options are vested and exercisable at the time of cessation of service. The plan administrator has complete discretion to extend the period following the optionee’s cessation of service during which outstanding options may be exercised (but not beyond the expiration date) and/or to accelerate the exercisability or vesting of options in whole or in part; provided, that options will remain exercisable for no less than 30 days from the date of the optionee’s cessation of service (or no less than six months if the cessation is caused by death or disability).  Discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

Stock Appreciation Rights. The plan administrator has the authority to issue the following three types of stock appreciation rights under the Discretionary Grant Program:

•
Tandem stock appreciation rights, which provide the holders with the right, upon approval of the plan administrator, to surrender their options for an appreciation distribution in an amount equal to the excess of the fair market value of the vested shares of common stock subject to the surrendered option over the aggregate exercise price payable for those shares.

•
Standalone stock appreciation rights, which allow the holders to exercise those rights as to a specific number of shares of common stock and receive in exchange an appreciation distribution in an amount equal to the excess of the fair market value on the exercise date of the shares of common stock as to which those rights are exercised over the aggregate base price in effect for those shares. The base price per share may not be less than the fair market value per share of the common stock on the date the standalone stock appreciation right is granted, and the right may not have a term in excess of ten years.

•
Limited stock appreciation rights, which may be included in one or more option grants made under the Discretionary Grant Program to executive officers or directors who are subject to the short-swing profit liability provisions of Section 16 of the Exchange Act. Upon the successful completion of a hostile takeover for more than 50% of our outstanding voting securities or a change in a majority of our board as a result of one or more contested elections for board membership over a period of up to 36 consecutive months, each outstanding option with a limited stock appreciation right may be surrendered in return for a cash distribution per surrendered option share equal to the excess of the fair market value per share at the time the option is surrendered or, if greater and the option is a non-statutory option, the highest price paid per share in the transaction, over the exercise price payable per share under the option.

Payments with respect to exercised tandem or standalone stock appreciation rights may, at the discretion of the plan administrator, be made in cash or in shares of common stock. All payments with respect to exercised limited stock appreciation rights will be made in cash. Upon cessation of service with us, the holder of one or more stock appreciation rights will have a limited period within which to exercise those rights as to any shares as to which those stock appreciation rights are vested and exercisable at the time of cessation of service. The plan administrator will have complete discretion to extend the period following the holder’s cessation of service during which his or her outstanding stock appreciation rights may be exercised and/or to accelerate the exercisability or vesting of the stock appreciation rights in whole or in part. Discretion may be exercised at any time while the stock appreciation rights remain outstanding, whether before or after the holder’s actual cessation of service.

Repricing. The plan administrator has the authority, with the consent of the affected holders, to effect the cancellation of any or all outstanding options or stock appreciation rights under the Discretionary Grant Program and to grant in exchange one or more of the following: (i) new options or stock appreciation rights covering the same or a different number of shares of common stock but with an exercise or base price per share not less than the fair market value per share of common stock on the new grant date or (ii) cash or shares of common stock, whether vested or unvested, equal in value to the value of the cancelled options or stock appreciation rights. The plan administrator also has the authority with or, if the affected holder is not subject to the short-swing profit liability of Section 16 under the Exchange Act, then without, the consent of the affected holders, to reduce the exercise or base price of one or more outstanding stock options or stock appreciation rights to the then current fair market value per share of common stock or to issue new stock options or stock appreciation rights with a lower exercise or base price in immediate cancellation of outstanding stock options or stock appreciation rights with a higher exercise or base price.  However, no exchange or cancellation of outstanding options or stock appreciation rights may be effected so as to constitute the deferral of compensation or an additional deferral feature that would subject the stock options or stock appreciation rights to Internal Revenue Code Section 409A or to the Treasury Regulations promulgated thereunder.

Stock Issuance Program

Shares of common stock may be issued under the Stock Issuance Program for valid consideration under the Nevada General Corporation Law as the plan administrator deems appropriate, including cash, past services or other property. In addition, restricted shares of common stock may be issued pursuant to restricted stock awards that vest in one or more installments over the recipient’s period of service or upon attainment of specified performance objectives. Shares of common stock may also be issued under the program pursuant to restricted stock units or other stock-based awards that entitle the recipients to receive the shares underlying those awards upon the attainment of designated performance goals, the satisfaction of specified service requirements and/or upon the expiration of a designated time period following the vesting of those awards or units, including without limitation, a deferred distribution date following the termination of the recipient’s service with us.

The plan administrator will have complete discretion under the Stock Issuance Program to determine which eligible individuals are to receive equity awards under the program, the time or times when those equity awards are to be made, the number of shares subject to each equity award, the vesting schedule to be in effect for the equity award and the consideration, if any, payable per share. The shares issued pursuant to an equity award may be fully vested upon issuance or may vest upon the completion of a designated service period and/or the attainment of pre-established performance goals.

To assure that the compensation attributable to one or more equity awards under the Stock Issuance Program will qualify as performance-based compensation that will not be subject to the $1.0 million limitation on the income tax deductibility of the compensation paid per covered executive officer imposed under Internal Revenue Code Section 162(m), the Compensation Committee will also have the discretionary authority to structure one or more equity awards under the Stock Issuance Program so that the shares subject to those particular awards will vest only upon the achievement of certain pre-established corporate performance goals. Goals may be based on one or more of the following criteria: (i) return on total stockholders’ equity; (ii) net income per share; (iii) net income or operating income; (iv) earnings before interest, taxes, depreciation, amortization and stock-based compensation costs, or operating income before depreciation and amortization; (v) sales or revenue targets; (vi) return on assets, capital or investment; (vii) cash flow; (viii) market share; (ix) cost reduction goals; (x) budget comparisons; (xi) implementation or completion of projects or processes strategic or critical to our business operations; (xii) measures of customer satisfaction; (xiii) any combination of, or a specified increase in, any of the foregoing; and (xiv) the formation of joint ventures, research and development collaborations, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance our revenue or profitability or expand our customer base; provided, however, that for purposes of items (ii), (iii) and (vii) above, the Compensation Committee may, at the time the equity awards are made, specify certain adjustments to those items as reported in accordance with generally accepted accounting principles in the United States, or GAAP, which will exclude from the calculation of those performance goals one or more of the following: certain charges related to acquisitions, stock-based compensation, employer payroll tax expense on certain stock option exercises, settlement costs, restructuring costs, gains or losses on strategic investments, non-operating gains, certain other non-cash charges, valuation allowance on deferred tax assets, and the related income tax effects, purchases of property and equipment, and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or its successor, provided that those adjustments are in conformity with those reported by us on a non-GAAP basis. In addition, performance goals may be based upon the attainment of specified levels of our performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of our business groups or divisions thereof or any parent or subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned, and a maximum level of performance at which an award will be fully earned. The Compensation Committee may provide that, if the actual level of attainment for any performance objective is between two specified levels, the amount of the award attributable to that performance objective shall be interpolated on a straight-line basis.

The plan administrator will have the discretionary authority at any time to accelerate the vesting of any and all shares of restricted stock or other unvested shares outstanding under the Stock Issuance Program. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares that were intended at the time of issuance to qualify as performance-based compensation under Internal Revenue Code Section 162(m), except in the event of certain involuntary terminations or changes in control or ownership.

Outstanding restricted stock units or other stock-based awards under the Stock Issuance Program will automatically terminate, and no shares of common stock will actually be issued in satisfaction of those awards, if the performance goals or service requirements established for those awards are not attained. The plan administrator, however, will have the discretionary authority to issue shares of common stock in satisfaction of one or more outstanding restricted stock units or other stock-based awards as to which the designated performance goals or service requirements are not attained. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to awards that were intended at the time of issuance to qualify as performance-based compensation under Internal Revenue Code Section 162(m), except in the event of certain involuntary terminations or changes in control or ownership.

General Provisions

Acceleration.  If a change in control occurs, each outstanding equity award under the Discretionary Grant Program will automatically accelerate in full, unless (i) that award is assumed by the successor corporation or otherwise continued in effect, (ii) the award is replaced with a cash retention program that preserves the spread existing on the unvested shares subject to that equity award (the excess of the fair market value of those shares over the exercise or base price in effect for the shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those shares, or (iii) the acceleration of the award is subject to other limitations imposed by the plan administrator. In addition, all unvested shares outstanding under the Discretionary Grant and Stock Issuance Programs will immediately vest upon the change in control, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect or accelerated vesting is precluded by other limitations imposed by the plan administrator. Each outstanding equity award under the Stock Issuance Program will vest as to the number of shares of common stock subject to that award immediately prior to the change in control, unless that equity award is assumed by the successor corporation or otherwise continued in effect or replaced with a cash retention program similar to the program described in clause (ii) above or unless vesting is precluded by its terms.  Immediately following a change in control, all outstanding awards under the Discretionary Grant Program will terminate and cease to be outstanding except to the extent assumed by the successor corporation or its parent or otherwise expressly continued in full force and effect pursuant to the terms of the change in control transaction.

The plan administrator will have the discretion to structure one or more equity awards under the Discretionary Grant and Stock Issuance Programs so that those equity awards will vest in full either immediately upon a change in control or in the event the individual’s service with us or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction, whether or not those equity awards are to be assumed or otherwise continued in effect or replaced with a cash retention program.

A change in control will be deemed to have occurred if, in a single transaction or series of related transactions:

(i)             any person (as that term is used in Section 13(d) and 14(d) of the Exchange Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a beneficial owner (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities representing 51% or more of the combined voting power of our company, or

(ii)            there is a merger, consolidation, or other business combination transaction of us with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of our voting capital stock outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of our company (or the surviving entity) outstanding immediately after the transaction, or

(iii)           all or substantially all of our assets are sold.

Stockholder Rights and Option Transferability. The holder of an option or stock appreciation right will have no stockholder rights with respect to the shares subject to that option or stock appreciation right unless and until the holder exercises the option or stock appreciation right and becomes a holder of record of shares of common stock distributed upon exercise of the award. Incentive options are not assignable or transferable other than by will or the laws of inheritance following the optionee’s death, and during the optionee’s lifetime, may only be exercised by the optionee. However, non-statutory options and stock appreciation rights may be transferred or assigned during the holder’s lifetime to one or more members of the holder’s family or to a trust established for the benefit of the holder and/or one or more family members or to the holder’s former spouse, to the extent the transfer is in connection with the holder’s estate plan or pursuant to a domestic relations order.

A participant will have certain stockholder rights with respect to shares of common stock issued to the participant under the Stock Issuance Program, whether or not the participant’s interest in those shares is vested. Accordingly, the participant will have the right to vote the shares and to receive any regular cash dividends paid on the shares, but will not have the right to transfer the shares prior to vesting. A participant will not have any stockholder rights with respect to the shares of common stock subject to restricted stock units or other stock-based awards until the awards vest and the shares of common stock are actually issued. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding restricted stock units or other stock-based awards, subject to terms and conditions the plan administrator deems appropriate.

Changes in Capitalization. If any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 2008 Plan, (ii) the maximum number and/or class of securities for which any one person may be granted equity awards under the 2008 Plan per calendar year, (iii) the number and/or class of securities and the exercise price or base price per share in effect under each outstanding option or stock appreciation right, and (iv) the number and/or class of securities subject to each outstanding restricted stock unit or other stock-based award under the 2008 Plan and the cash consideration, if any, payable per share. All adjustments will be designed to preclude any dilution or enlargement of benefits under the 2008 Plan and the outstanding equity awards thereunder.

Special Tax Election. Subject to applicable laws, rules and regulations, the plan administrator may permit any or all holders of equity awards to utilize any or all of the following methods to satisfy all or part of the federal and state income and employment withholding taxes to which they may become subject in connection with the issuance, exercise or vesting of those equity awards:

Stock Withholding: The election to have us withhold, from the shares otherwise issuable upon the issuance, exercise or vesting of an equity award, a portion of those shares with an aggregate fair market value equal to the percentage of the withholding taxes (not to exceed 100%) designated by the holder and make a cash payment equal to the fair market value directly to the appropriate taxing authorities on the individual’s behalf.

Stock Delivery: The election to deliver to us certain shares of common stock previously acquired by the holder (other than in connection with the issuance, exercise or vesting that triggered the withholding taxes) with an aggregate fair market value equal to the percentage of the withholding taxes (not to exceed 100%) designated by the holder.

Sale and Remittance: The election to deliver to us, to the extent the award is issued or exercised for vested shares, through a special sale and remittance procedure pursuant to which the optionee or participant will concurrently provide irrevocable instructions to a brokerage firm to effect the immediate sale of the purchased or issued shares and remit to us, out of the sale proceeds available on the settlement date, sufficient funds to cover the withholding taxes we are required to withhold by reason of the issuance, exercise or vesting.

Amendment, Suspension and Termination

Our board of directors may suspend or terminate the 2008 Plan at any time.  Our board of directors may amend or modify the 2008 Plan, subject to any required stockholder approval. Once Stockholder approval is obtained for the establishment of the 2008 Plan, Stockholder approval will be required for any amendment that materially increases the number of shares available for issuance under the 2008 Plan, materially expands the class of individuals eligible to receive equity awards under the 2008 Plan, materially increases the benefits accruing to optionees and other participants under the 2008 Plan or materially reduces the price at which shares of common stock may be issued or purchased under the 2008 Plan, materially extends the term of the 2008 Plan, expands the types of awards available for issuance under the 2008 Plan, or as to which stockholder approval is required by applicable laws, rules or regulations.

Unless sooner terminated by our board, the 2008 Plan will terminate on the earliest to occur of: (i) October 24, 2018; (ii) the date on which all shares available for issuance under the 2008 Plan have been issued as fully-vested shares; and (iii) the termination of all outstanding equity awards in connection with certain changes in control or ownership.

Federal Income Tax Consequences

The following discussion summarizes income tax consequences of the 2008 Plan under current federal income tax law and is intended for general information only. In addition, the tax consequences described below are subject to the limitations of Internal Revenue Code Section 162(m), as discussed in further detail below. Other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending upon individual circumstances and from locality to locality.

Option Grants. Options granted under the 2008 Plan may be either incentive stock options, which satisfy the requirements of Internal Revenue Code Section 422, or non-statutory stock options, which are not intended to meet those requirements. The federal income tax treatment for the two types of options differs as follows:

Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and, if there is no disqualifying disposition at the time of exercise, no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes equal to the excess of the fair market value of the purchased shares at the time over the exercise price paid for those shares.

The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain dispositions. For federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in the sale or disposition was granted and more than one year after the date the option was exercised for those shares. If either of these two requirements is not satisfied, a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for the shares. If there is a disqualifying disposition of the shares, the excess of the fair market value of those shares on the exercise date over the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or any loss recognized upon the disposition will be taxable as a capital gain or capital loss.

If the optionee makes a disqualifying disposition of the purchased shares, we will be entitled to an income tax deduction, for our taxable year in which the disposition occurs, equal to the excess of the fair market value of the shares on the option exercise date over the exercise price paid for the shares. If the optionee makes a qualifying disposition, we will not be entitled to any income tax deduction.

Non-Statutory Stock Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will, in general, recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and we will be required to collect certain withholding taxes applicable to the income from the optionee.

We will be entitled to an income tax deduction equal to the amount of any ordinary income recognized by the optionee with respect to an exercised non-statutory option. The deduction will in general be allowed for our taxable year in which the ordinary income is recognized by the optionee.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase in the event of the optionee’s cessation of service prior to vesting in those shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of the fair market value of the shares on the date the repurchase right lapses over the exercise price paid for the shares. The optionee may elect under Internal Revenue Code Section 83(b) to include as ordinary income in the year of exercise of the option an amount equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. If a timely Internal Revenue Code Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and we will be required to collect certain withholding taxes applicable to the income from the holder.

We will be entitled to an income tax deduction equal to the amount of any ordinary income recognized by the holder in connection with the exercise of a stock appreciation right. The deduction will in general be allowed for our taxable year in which the ordinary income is recognized by the holder.

Direct Stock Issuances. Stock granted under the 2008 Plan may include issuances such as unrestricted stock grants, restricted stock grants and restricted stock units. The federal income tax treatment for such stock issuances are as follows:

Unrestricted Stock Grants. The holder will recognize ordinary income in the year in which shares are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and we will be required to collect certain withholding taxes applicable to the income from the holder.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will in general be allowed for our taxable year in which the ordinary income is recognized by the holder.

Restricted Stock Grants. No taxable income is recognized upon receipt of stock that qualifies as performance-based compensation unless the recipient elects to have the value of the stock (without consideration of any effect of the vesting conditions) included in income on the date of receipt. The recipient may elect under Internal Revenue Code Section 83(b) to include as ordinary income in the year the shares are actually issued an amount equal to the fair market value of the shares. If a timely Internal Revenue Code Section 83(b) election is made, the holder will not recognize any additional income when the vesting conditions lapse and will not be entitled to a deduction in the event the stock is forfeited as a result of failure to vest.

If the holder does not file an election under Internal Revenue Code Section 83(b), he will not recognize income until the shares vest. At that time, the holder will recognize ordinary income in an amount equal to the fair market value of the shares on the date the shares vest. We will be required to collect certain withholding taxes applicable to the income of the holder at that time.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued, if the holder elects to file an election under Internal Revenue Code Section 83(b), or we will be entitled to an income tax deduction at the time the vesting conditions occur, if the holder does not elect to file an election under Internal Revenue Code Section 83(b).

Restricted Stock Units. No taxable income is recognized upon receipt of a restricted stock unit award. The holder will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and we will be required to collect certain withholding taxes applicable to the income from the holder.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will in general be allowed for our taxable year in which the ordinary income is recognized by the holder.

Internal Revenue Code Section 409A.  It is the intention of Balqon Corporation that no option or stock appreciation right granted under the 2008 Plan will be “deferred compensation” that is subject to Internal Revenue Code Section 409A.

Deductibility of Executive Compensation

We anticipate that any compensation deemed paid by us in connection with disqualifying dispositions of incentive stock option shares or the exercise of non-statutory stock options or stock appreciation rights with exercise prices or base prices equal to or greater than the fair market value of the underlying shares on the grant date will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1.0 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers, provided that the grants are approved by a committee of at least two independent directors.  Accordingly, all compensation deemed paid with respect to those options or stock appreciation rights should remain deductible without limitation under Internal Revenue Code Section 162(m). However, any compensation deemed paid by us in connection with shares issued under the Stock Issuance Program will be subject to the $1.0 million limitation on deductibility per covered individual, except to the extent the vesting of those shares is based solely on one or more of the performance milestones specified above in the summary of the terms of the Stock Issuance Program.

Accounting Treatment

Pursuant to the accounting standards established by Statement of Financial Accounting Standards No. 123R, Share-Based Payment, or SFAS 123R, we are required to recognize all share-based payments, including grants of stock options, restricted stock units and employee stock purchase rights, in our financial statements effective January 1, 2006. Accordingly, stock options that are granted to our employees and non-employee board members will have to be valued at fair value as of the grant date under an appropriate valuation formula, and that value will have to be charged as stock-based compensation expense against our reported GAAP earnings over the designated vesting period of the award. Similar option expensing will be required for any unvested options outstanding on January 1, 2006, with the grant date fair value of those unvested options to be expensed against our reported earnings over the remaining vesting period. For shares issuable upon the vesting of restricted stock units awarded under the 2008 Plan, we will be required to expense over the vesting period a compensation cost equal to the fair market value of the underlying shares on the date of the award. If any other shares are unvested at the time of their direct issuance, the fair market value of those shares at that time will be charged to our reported earnings ratably over the vesting period. This accounting treatment for restricted stock units and direct stock issuances will be applicable whether vesting is tied to service periods or performance goals. The issuance of a fully-vested stock bonus will result in an immediate charge to our earnings equal to the fair market value of the bonus shares on the issuance date.

Stock options and stock appreciation rights granted to non-employee consultants will result in a direct charge to our reported earnings based on the fair value of the grant measured on the vesting date of each installment of the underlying shares. Accordingly, the charge will take into account the appreciation in the fair value of the grant over the period between the grant date and the vesting date of each installment comprising that grant.

Interests of Related Parties

The 2008 Plan provides that our officers, employees, non-employee directors, and certain consultants and independent advisors will be eligible to receive awards under the 2008 Plan.

As discussed above, we may be eligible in certain circumstances to receive a tax deduction for certain executive compensation resulting from awards under the 2008 Plan that would otherwise be disallowed under Internal Revenue Code Section 162(m).

Possible Anti-Takeover Effects

Although not intended as an anti-takeover measure by our board of directors, one of the possible effects of the 2008 Plan could be to place additional shares, and to increase the percentage of the total number of shares outstanding, or to place other incentive compensation, in the hands of the directors and officers of Balqon Corporation.  Those persons may be viewed as part of, or friendly to, incumbent management and may, therefore, under some circumstances be expected to make investment and voting decisions in response to a hostile takeover attempt that may serve to discourage or render more difficult the accomplishment of the attempt.

In addition, options or other incentive compensation may, in the discretion of the plan administrator, contain a provision providing for the acceleration of the exercisability of outstanding, but unexercisable, installments upon the first public announcement of a tender offer, merger, consolidation, sale of all or substantially all of our assets, or other attempted changes in the control of Balqon Corporation.  In the opinion of our board, this acceleration provision merely ensures that optionees under the 2008 Plan will be able to exercise their options or obtain their incentive compensation as intended by our board of directors and stockholders prior to any extraordinary corporate transaction which might serve to limit or restrict that right.  Our board of directors is, however, presently unaware of any threat of hostile takeover involving Balqon Corporation.

ITEM 5.05          AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

On October 24, 2008, our board of directors adopted a Code of Ethics applicable to its employees generally and also adopted a Code of Ethics applicable to its Chief Executive Officer and senior financial officers.  Our Code of Ethics and Code of Ethics for Chief Executive Officer and Senior Financial Officers are attached as Exhibits 14.1 and 14.2, respectively, to this report and are incorporated herein by reference.

ITEM 5.06          CHANGE IN SHELL COMPANY STATUS

As a result of the Merger Transaction described in Item 2.01, we ceased being a shell company. The disclosures contained in Item 2.01 of this report are incorporated herein by reference.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Businesses Acquired

The following financial statements of Balqon California are included or incorporated by reference in this report:

Page
Report of Independent Registered Public Accounting Firm	F-1

Balance Sheets as of June 30, 2008 (unaudited) and December 31, 2007 and 2006	F-2

Statements of Operations for the Six Months Ended June 30, 2008 and 2007 (unaudited)
and for the Years Ended December 31, 2007 and 2006	F-3

Statement of Changes in Shareholder’s Deficiency for the Six Months Ended June 30, 2008
(unaudited) and for the Years Ended December 31, 2007 and 2006	F-4

Statements of Cash Flows for the Six Months Ended June 30, 2008 and 2007 (unaudited)
and for the Years Ended December 31, 2007 and 2006	F-5

Notes to Financial Statements for the Six Month Periods Ended June 30, 2008 and 2007
(unaudited) and for the Years Ended December 31, 2007 and 2006	F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder of
Balqon Corporation
Santa Ana, California

We have audited the accompanying balance sheets of Balqon Corporation (the Company) as of December 31, 2007 and 2006, the related statements of operations, changes in shareholder’s equity (deficiency), and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Balqon Corporation at December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming Balqon Corporation will continue as a going concern.  The Company has experienced recurring losses and has a stockholders’ deficiency at December 31, 2007.  These conditions raise substantial doubt regarding the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note 1 to the financial statements.  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Weinberg & Company, P.A.

Los Angeles, California
August 15, 2008

BALQON CORPORATION
BALANCE SHEETS

	June 30, 2008 (Unaudited)	December 31, 2007	December 31, 2006

ASSETS
Current assets
Cash	$27,936	$34	$—
Accounts receivable	—	35,000	—
Total current assets	27,936	35,034	—

Property and equipment, net	17,370	21,047	1,913
Deposits	19,241	19,241	—

Total assets	$64,547	$75,322	$1,913

LIABILITIES AND SHAREHOLDER’S EQUITY (DEFICIENCY)
Current liabilities
Accounts payable and accrued expenses	$190,163	$29,212	$800
Note payable, unsecured	25,875	—	—
Advances from shareholder	59,377	57,420	943
Billings in excess of costs and estimated earnings on uncompleted contracts	3,689	71,264	—
Total current liabilities	279,104	157,896	1,743

SHAREHOLDER’S EQUITY (DEFICIENCY)
Common stock, no par value, 100,000,000 shares authorized, 16,667,000 shares issued and outstanding	5,000	5,000	5,000
Common stock to be issued, 4,500,090 shares	65,476	—	—
Accumulated deficit	(285,033)	(87,574)	(4,830)
Total shareholder’s equity (deficiency)	(214,557)	(82,574)	170

Total liabilities and shareholder’s equity (deficiency)	$64,547	$75,322	$1,913

The accompanying notes are an integral part of these financial statements.

BALQON CORPORATION
STATEMENTS OF OPERATIONS

	Six Months Ended June 30, 2008 (Unaudited)	Six Months Ended June 30, 2007 (Unaudited)	Year Ended December 31, 2007	Year Ended December 31, 2006

REVENUES:

Contract revenue earned	$127,575	$42,146	$382,736	$—

Sale of parts	75,000	—	—	—

Total revenues	202,575	42,146	382,736	—

Total cost of revenues	152,931	30,862	280,263	—

Gross profit	49,644	11,284	102,473	—

OPERATING EXPENSES:

General and administrative	243,426	38,583	182,035	4,440

Depreciation and amortization	3,677	384	3,182	390

Total operating expenses	247,103	38,967	185,217	4,830

NET LOSS:	$(197,459)	$(27,683)	$(82,744)	$(4,830)

The accompanying notes are an integral part of these financial statements.

BALQON CORPORATION
STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY (DEFICIENCY)

For the Years Ended December 31, 2006 and 2007
and For the Six Months Ended June 30, 2008 (Unaudited)

	Common Stock		Common Stock to be	Accumulated
	Number	Amount	Issued	Deficit	Total

Balance, January 1, 2006	16,667,000	$5,000	$—	$—	$5,000

Net loss				(4,830)	(4,830)

Balance, December 31, 2006	16,667,000	5,000	—	(4,830)	170

Net loss	—	—	—	(82,744)	(82,744)

Balance, December 31, 2007	16,667,000	5,000	—	(87,574)	(82,574)

Fair value of 4,500,090 shares of common stock granted for services	—	—	65,476	—	65,476

Net loss	—	—	—	(197,459)	(197,459)

Balance, June 30, 2008 (unaudited)	16,667,000	$5,000	$65,476	$(285,033)	$(214,557)

The accompanying notes are an integral part of these financial statements.

BALQON CORPORATION
STATEMENTS OF CASH FLOW

	Six Months Ended June 30, 2008 (Unaudited)	Six Months Ended June 30, 2007 (unaudited)	Year Ended December 31, 2007	Year Ended December 31, 2006

Cash flow from operating activities:
Net loss	$(197,459)	$(27,683)	$(82,744)	$(4,830)

Adjustments to reconcile net loss to net cash
provided by (used in) operating activities

Depreciation and amortization	3,677	384	3,182	390
Fair value of common stock issued for services	65,476	—	—	—
Changes in operating assets and liabilities
Accounts receivable	35,000	(94,000)	(35,000)	800
Prepaid Expenses	—	(4,390)	—	—
Deposits		(19,241)	(19,241)
Accounts payable and accrued expense	160,951	—	28,412
Billings in excess of costs and estimated
earnings on uncompleted contracts	(67,575)	301,854	71,264	—
Net cash provided by (used in) operating activities	70	156,924	(34,127)	(3,640)

Cash flows from investing activities:
Acquisition of furniture, equipment and software	—	(5,546)	(22,316)	(2,303)
Net cash used in investing activities		(5,546)	(22,316)	(2,303)

Cash flows from financing activities:
Proceeds from note payable	25,875	—	—	—
Advances from shareholder	1,957	6,364	56,477	5,943
Net cash provided by financing activities	27,832	6,364	56,477	5,943

Increase in cash and cash equivalents	27,902	157,742	34	—
Cash and cash equivalents, beginning of period	34	—	—	—
Cash and cash equivalents, end of period	$27,936	$157,742	$34	$—

Supplemental cash flow information
Interest Paid	$—	$—	$—	$—
Income taxes Paid	$—	$—	$—	$—

The accompanying notes are an integral part of these financial statements.

BALQON CORPORATION
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2007 and 2006
and the Six Month Periods Ended June 30, 2008 and 2007 (Unaudited)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

The Company

Balqon Corporation (the “Company”) was incorporated on April 21, 2005 as a California corporation and commenced business operations in 2006. The Company is involved in research, development and commercialization of technologies for heavy-duty electric vehicles used in off-highway applications. In May 2007, the Company received a $527,000 contract with the City of Los Angeles and the South Coast Air Quality Management District (“AQMD”) to develop a prototype short-range heavy-duty electric truck. This zero-emissions, heavy-duty, all-electric truck is currently being tested at the Port of Los Angeles as a short-range vehicle used for hauling fully loaded 40-foot cargo containers around the Port of Los Angeles.

Going Concern

For the six months ended June 30, 2008 and for the year ended December 31, 2007, the Company recorded net losses of $197,459 and $82,744, respectively and had an accumulated deficit of $285,033 at June 30, 2008.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.  The Company intends to raise funds to finance operations until the Company achieves profitable operations. Our capital requirements for the next 12 months, as they relate to the production of our products will continue to be significant.  If adequate funds are not available to satisfy either medium or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cut back our operations.  Subsequent to June 30, 2008, the Company obtained an aggregate of $1,310,000 of debt financing and received $575,000 from the issuance of its common stock (See Note 10).

Basis of Presentation of Unaudited Financial Information

The unaudited financial statements of the Company for the six months ended June 30, 2008 and June 30, 2007 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Regulation S-K for scaled disclosures for smaller reporting companies.  Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in United States of America for complete financial statements.  However, such information reflects all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for the fair presentation of the consolidated financial position and the consolidated results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.

BALQON CORPORATION
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2007 and 2006
and the Six Month Periods Ended June 30, 2008 and 2007 (Unaudited) (Continued)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Material estimates relate to the recognition of contract revenues and estimated costs to complete contracts in process, and recoverability of reported amounts of long-lived assets.  Actual results may differ from those estimates.

Revenues

Contract Revenue and Cost Recognition

In accounting for contracts, the Company follows the provisions of the AICPA’s Statement of Position 81-1 – Accounting for Performance of Construction-Type and Certain Production-Type Contracts (“SOP 81-1”).  The Company recognizes revenues using the percentage-of-completion method of accounting by relating contract costs incurred to date to the total estimated costs at completion.  This method is used because management considers costs to be the best available measure of progress on its contracts.  Contract losses are provided for in their entirety in the period that they become known, without regard to the percentage-of-completion.  We also recognize as revenues costs associated with claims and unapproved change orders to the extent it is probable that such claims and change orders will result in additional contract revenue, and the amount of such additional revenue can be reliably estimated.

Contract costs include all direct material and labor costs.  The liability “Billings in excess of costs and estimated earnings on uncompleted contracts” represents billings in excess of revenues earned.

Sales of Parts Revenue

The Company recognizes revenue from sales of parts when there is persuasive evidence that an arrangement exists, delivery of the product has occurred and title has passed, the selling price is both fixed and determinable, and collectibility is reasonably assured, all of which generally occurs upon shipment of the Company’s product or delivery of the product to the destination specified by the customer.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

BALQON CORPORATION
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2007 and 2006
and the Six Month Periods Ended June 30, 2008 and 2007 (Unaudited) (Continued)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

Trade receivables are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts, as needed.

The Company uses the allowance method to account for uncollectible trade receivable balances. Under the allowance method, if needed, an estimate of uncollectible customer balances is made based upon specific account balances that are considered uncollectible. Factors used to establish an allowance include the credit quality and payment history of the customer.

Property and Equipment

Property and equipment are stated at cost. The cost of property and equipment is depreciated on the straight-line method over the following estimated useful lives:

Computer equipment and software	3 years
Furniture	3 years
Machinery	3 years

Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the asset or the lease term.

Long-lived Assets

The Company accounts for the impairment and disposition of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  In accordance with SFAS No. 144, long-lived assets to be held are reviewed for events or changes in circumstances that indicate that their carrying value may not be recoverable. The Company periodically reviews the carrying value of long-lived assets to determine whether or not impairment to such value has occurred.  Based on management’s assessments, no impairments were recorded during the years ended December 31, 2007 and 2006, or for the six month periods ended June 30, 2008 and 2007.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, income taxes are recognized for the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets are recognized for the future tax consequences of transactions that have been recognized in the Company’s financial statements or tax returns. A valuation allowance is provided when it is more likely than not that some portion or the entire deferred tax asset will not be realized.

BALQON CORPORATION
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2007 and 2006
and the Six Month Periods Ended June 30, 2008 and 2007 (Unaudited) (Continued)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-Based Compensation

The Company periodically issues stock purchase options to employees and non-employees in non-capital raising transactions for services rendered,  for financing costs and on a merit basis. Stock purchase options issued to nonemployees are issued as warrants with the warrants sharing the same vesting and exercise attributes of the company’s stock purchase options issued to employees.

The Company accounts for stock option and warrant grants issued and vesting to employees using SFAS No. 123R “Share-Based Payment” effective January 1, 2006, for all share-based payments granted based on the requirements of SFAS No. 123R for all awards granted to employees.

The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with EITF No. 96-18 “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” and EITF 00-18 “Accounting Recognition for Certain Transactions involving Equity Instruments Granted to Other Than Employees” whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete.

Financial Assets and Liabilities Measure at Fair Value

Effective December 31, 2007, the Company adopted SFAS No. 157, “Fair Value Measurements.” This Statement defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This guidance applies to other accounting pronouncements that require or permit fair value measurements. On February 12, 2008, the FASB finalized FASB Staff Position (FSP) No. 157-2, Effective Date of FASB Statement No. 157. This Staff Position delays the effective date of SFAS No. 157 for nonfinancial assets and liabilities to fiscal years beginning after November 15, 2008 and interim periods within those fiscal years, except for those items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The adoption of SFAS No. 157 had no effect on the Company’s consolidated financial position or results of operations.

Concentrations

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and unsecured accounts receivable.

The Company maintains cash balances at one bank. At times, the amount on deposit exceeds the federally insured limits. Management believes that the financial institution that holds the Company’s cash is financially sound and, accordingly, minimal credit risk exists.

For the six months ended June 30, 2008 and 2007, and for the year ended December 31, 2007, contract revenue earned is from one contract with the City of Los Angeles and AQMD.   For the six months ended June 30, 2008, sale of parts were to one customer.

BALQON CORPORATION
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2007 and 2006
and the Six Month Periods Ended June 30, 2008 and 2007 (Unaudited) (Continued)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations (continued)

For the year ended December 31, 2007, 35%, 31%, and 13%, respectively, of contract costs incurred were to three vendors.  At December 31, 2007, accounts payable to one of these vendors represented 95% of total accounts payable.

For the six months ended June 30, 2008 and 2007, 57% and 100%, respectively, of contract costs incurred were to a single vendor.  At June 30, 2008, accounts payable to this vendor represented 21% of total accounts payable.  At June 30, 2008, three other vendors had balances representing 32%, 25%, and 11%, respectively, of total accounts payable.

Recent Accounting Pronouncements

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133 (“SFAS No. 161”), to improve financial reporting of derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance and cash flows. SFAS No. 161 applies to fiscal years and interim periods beginning after November 15, 2008.

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS Statement No. 141 (R), “Business Combinations,” which establishes accounting principles and disclosure requirements for all transactions in which a company obtains control over another business.  SFAS  No. 141 (R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51.” SFAS No. 160 establishes accounting and reporting standards that require that the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity; the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income; and changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently. SFAS No. 160 also requires that any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value when a subsidiary is deconsolidated. SFAS No. 160 also sets forth the disclosure requirements to identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No. 160 applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. SFAS No. 160 must be applied prospectively as of the beginning of the fiscal year in which it is initially applied, except for the presentation and disclosure requirements. The presentation and disclosure requirements are applied retrospectively for all periods presented.

The Company does not believe that the adoption of the above recent pronouncements will have a material effect on the Company’s consolidated results of operations, financial position, or cash flows.

BALQON CORPORATION
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2007 and 2006
and the Six Month Periods Ended June 30, 2008 and 2007 (Unaudited) (Continued)

NOTE 2 - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

The liability, “Billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in excess of revenue recognized. Costs and estimated earnings on uncompleted contracts consist of the following at June 30, 2008 and December 31, 2007 and 2006:

	June 30, 2008 (Unaudited)	December 31, 2007	December 31, 2006
Costs incurred on uncompleted contracts	$373,681	$280,263	$—
Estimated earnings	136,630	102,473	—
	510,311	382,736	—
Less, billings to date	514,000	454,000	—
	$(3,689)	$(71,264)	$—
Included in accompanying balance sheets under the following caption:
Billings in excess of costs and estimated earnings on uncompleted contracts	$3,689	$71,264	$—

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment are comprised as follows:

	June 30, 2008 (Unaudited)	December 31, 2007	December 31, 2006
Computer equipment and software	$9,052	$9,052	$2,088
Office furniture	9,172	9,172	215
Machinery	6,395	6,395
Total property & equipment, cost	24,619	24,619	2,303
Less: accumulated depreciation	(7,249)	(3,572)	(390)
Property and equipment, net	$17,370	$21,047	$1,913

Depreciation expense for the years ended December 31, 2007 and 2006 was $3,182 and $390, respectively.  Depreciation expense for the six months ended June 30, 2008 and 2007 was $3,677 and $384, respectively.

BALQON CORPORATION
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2007 and 2006
and the Six Month Periods Ended June 30, 2008 and 2007 (Unaudited) (Continued)

NOTE 4 – NOTE PAYABLE, UNSECURED

Note payable, unsecured, consists of the following at:

	June 30, 2008 (Unaudited)	December 31, 2007	December 31, 2006
Note payable, unsecured, interest at 6% per annum payable at maturity, due December 6, 2008	$25,875	$—	$—

NOTE 5 – ADVANCES FROM SHAREHOLDER

Advances from shareholder consists of the following at:

	June 30, 2008 (Unaudited)	December 31, 2007	December 31, 2006
Advances from shareholder, unsecured, non-interest bearing, due on demand	$59,337	$57,420	$943

NOTE 6 - INCOME TAXES

The Company has federal and state net operating loss carryforwards that can be used through 2019 to offset taxable income, and accordingly, has not recorded a provision for income taxes in the current year.

Significant components of the Company’s deferred income tax liability at June 30, 2008, December 31, 2007 and 2006 are as follows:

	June 30, 2008 (Unaudited)	December 31, 2007	December 31, 2006
Deferred tax assets:
Net operating loss carry forward	$104,400	$29,775	$1,490
Total deferred tax assets	104,400	29,775	1,490
Valuation allowance	(104,400)	(29,775)	(1,490)
Net deferred income tax asset	$—	$—	$—

In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset.  Accordingly, a valuation allowance for the deferred tax asset has been recorded.

Reconciliation of the effective income tax rate to the U.S. statutory rate for the six months ended June 30, 2008 and 2007 (unaudited) and for the years ended December 31, 2007 and 2006 is as follows:

Tax expense at the U.S. statutory income tax rate	34.0%
State tax net of federal tax benefit	5.8%
Net effect of net operating loss and other	(39.8%)
Effective income tax rate	0.0%

BALQON CORPORATION
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2007 and 2006
and the Six Month Periods Ended June 30, 2008 and 2007 (Unaudited) (Continued)

NOTE 6 - INCOME TAXES (continued)

Effective January 1, 2007, the Company adopted Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes (“FIN 48”) - an interpretation of FASB Statement No. 109, Accounting for Income Taxes.” The Interpretation addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. At the date of adoption, and as of December 31, 2007, the Company does not have a liability for unrecognized tax uncertainties.

NOTE 7 – SHAREHOLDER’S EQUITY

The Company was capitalized on April 21, 2005 when it issued 1,000 shares of no par common stock for $5,000 to its founding shareholder.

On June 4, 2008, the Board of Directors of the Company approved a 16,667:1 stock split of the Company’s no par common stock.  All share amounts in the accompanying financial statements are presented as if the stock split occurred at the beginning of the period presented.

On June 4, 2008, the Board of Directors granted 4,500,090 shares of common stock to consultants for past services rendered.  The shares were valued at $65,476 and recorded as compensation expense.  The shares were valued based on an appraisal of the Company at June 2008.  Included in the 4,500,090 shares of common stock granted to consultants on June 4, 2008, 1,250,025 shares of common stock valued at $18,189 were granted to the founding shareholder’s brother.

NOTE 8 – STOCK OPTIONS AND WARRANTS

On June 4, 2008, the Company granted options to purchase 4,562,592 shares of common stock at $1.50 to $2.50 per share to an employee and two consultants.  Also on June 4, 2008, the Company granted warrants to purchase 729,180 shares of the Company’s common stock at $1.50 to $2.50 per share to a consultant (the “Marlin Warrants,” see Note 10).

The options and warrants vested immediately on the date granted, and expire between June 30, 2010 and June 30, 2012.  The fair value of options and warrants granted in the six month period ended June 30, 2008 were valued at zero determined using a Black-Scholes option pricing model with the following assumptions: 3.98% average risk-free interest rate; 56.14% expected volatility; one to three year expected term, and 0% dividend yield.  For the six months ended June 30, 2008 and 2007, the Company did not recognize any compensation expense related to the fair value of vested options or warrants.

BALQON CORPORATION
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2007 and 2006
and the Six Month Periods Ended June 30, 2008 and 2007 (Unaudited) (Continued)

NOTE 8 – STOCK OPTIONS AND WARRANTS (continued)

At June 30, 2008, options and warrants outstanding are as follows:

	Shares	Average Exercise Price
Balance at January 1, 2008	—	$—
Granted	5,291,772	2.00
Exercised	—	—
Cancelled	—	—
Balance at June 30, 2008 (unaudited)	5,291,772	$2.00

Additional information regarding options outstanding as of June 30, 2008 is as follows:

Options and Warrants Outstanding and Exercisable

Number of Shares Under Options/Warrants	Exercise Price	Expiration Date	Weighted Average Exercise Price
1,763,924	$1.50	June 4, 2009	$1.50
1,763,924	$2.00	June 4, 2010	$2.00
1,763,924	$2.50	June 4, 2011	$2.50
5,291,772	$1.50-$2.00		$2.00

At June 30, 2008, the aggregate intrinsic value of the 4,562,592 options outstanding and exercisable was zero. At June 30, 2008, all options and warrants were vested and there were no unvested options or warrants outstanding.

NOTE 9 – COMMITMENTS

Contract

On June 25, 2008, the Company entered into an agreement with the City of Los Angeles to produce and deliver 20 electric yard hostlers, 5 short-haul electric drayage tractors, and associated equipment including chargers, batteries and controllers for a total of $5,383,750.  The Company intends to produce and deliver these vehicles and associated equipment through in a 6 to 9 month time frame through March 2009.

The Company agreed to move its research and production facilities to the City of Los Angeles by December 2009.  The Company also agreed to pay the City of Los Angeles a royalty fee of $1,000 per electric vehicle it sells to a purchaser or lessee other than the City of Los Angeles or AQMD.

BALQON CORPORATION
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2007 and 2006
and the Six Month Periods Ended June 30, 2008 and 2007 (Unaudited) (Continued)

NOTE 9 – COMMITMENTS (continued)

Employment Contract

On April 30, 2008, the Company signed an employment agreement with its CEO.  The employment agreement is effective from April 30, 2008 to April 30, 2013 and provides for, among other items, the CEO to receive compensation of $250,000 per annum during the first and second year of the agreement, and at least $300,000 per annum thereafter.

Leases

The Company leases its research and development facilities located in Santa Ana, California under a lease that expires on May 31, 2009. The lease has a current monthly payment of $3,206.  Subsequent to June 30, 2008, the Company entered into a three year lease of manufacturing facilities located in Harbor City, California that expires on July 31, 2011. The lease has a base monthly rent of $10,540.

Rent expense for the year ended December 31, 2007 $25,787.  There was no rent in the year ended December 31, 2006.  Rent expense for the six months ended June 30, 2008 and 2007 was $23,418 and $3,507, respectively.

The following is a schedule by years of future minimum rental payments required under the non-cancelable operating leases described above as of June 30, 2008:

2009	$96,833
2010	139,440
2011	122,880
2012	71,680
Thereafter	—

NOTE 10 - SUBSEQUENT EVENTS

On July 11, 2008, the Company signed a term sheet in which the Company agreed to merge with BMR Solutions, Inc., a Nevada corporation (“BMR”).  On October 24, 2008, the Company completed the merger with BMR.  Pursuant to the merger agreement, the issued and outstanding common shares of the Company were exchanged on a one-for-one basis for common shares of BMR.  After the merger was completed, the shareholders of the Company control approximately 94% of the outstanding shares of common stock of BMR and current shareholders of BMR control approximately 6% of the outstanding shares of common stock of BMR, not including warrants.  The transaction was accounted for as a reverse merger (recapitalization) with the Company deemed to be the accounting acquiror and BMR deemed to be the legal acquirer.

BALQON CORPORATION
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2007 and 2006
and the Six Month Periods Ended June 30, 2008 and 2007 (Unaudited) (Continued)

NOTE 10 - SUBSEQUENT EVENTS (continued)

On July 11, 2008, the Company raised an aggregate of $500,000 through the issuance of senior secured convertible promissory notes to four accredited investors (the “July Private Placement”).  The senior secured convertible promissory notes had a conversion price of $1.00 per share.  In connection with this offering, the Company also issued three-year warrants to acquire up to an aggregate of 500,000 shares of common stock at an exercise price of $1.50 per share (the “July Warrants”). The senior secured convertible promissory notes were converted into an aggregate of 500,000 shares of common stock of the Company’s immediately preceding the closing of the merger with BMR.

On August 28, 2008, the Company granted 500,000 shares of common stock valued at $7275 to three consultants for services rendered.  Also on August 28, 2008, the Company issued 332,910 shares of common stock valued at $4,844 to its CEO and founding shareholder.

On September 15, 2008, the Company raised an aggregate of $810,000 through the issuance of convertible promissory notes to 15 accredited investors (the “September Private Placement”).  The convertible promissory notes had a conversion price of $1.00 per share.  In connection with this offering, the Company also issued three-year warrants to acquire up to an aggregate of 810,000 shares of common stock at an exercise price of $1.50 per share (the “September Warrants”).  The senior secured convertible promissory notes were converted into an aggregate of 810,000 shares of common stock of the Company immediately preceding the closing of the merger with BMR.

On October 24, 2008, immediately preceding the closing of the merger with BMR, the Company raised an aggregate of $575,000 through the issuance of 575,000 shares of common stock to six accredited investors (the “October Private Placement”).  In connection with this offering, the Company also issued three-year warrants to purchase an aggregate of  575,000 shares of common stock at an exercise price of $1.50 per share (the “October Warrants”).

On October 24, 2008, immediately preceding the closing of the merger, BMR issued warrants (the “BMR Warrants”) to purchase an aggregate of 184,598 shares of common stock.  One-third of the BMR Warrants have an exercise price of $1.50 per share and expire on October 24, 2009, one-third of the BMR Warrants have an exercise price of $2.00 per share and expire on October 24, 2010, and one-third of the BMR Warrants have an exercise price of $2.50 per share and expire on October 24, 2011.

The Company, in connection with the July Private Placement, the September Private Placement and the October Private Placement, entered into certain registration rights agreements (collectively, the “Balqon Registration Rights Agreements”).  Under the Balqon Registration Rights Agreements, the Company is obligated to register for resale an aggregate of 3,793,348 shares of common stock, of which an aggregate 1,885,000 shares of common stock underly the July Warrants, September Warrants and the October Warrants.  Immediately preceding the consummation of the merger with the Company, BMR also entered a registration rights agreement (the “BMR Registration Rights Agreement”) with its stockholders to register for resale of an aggregate of 1,400,000 shares of BMR’s common stock and with the holders of the BMR Warrants to register for resale an aggregate of 84,598 shares of common stock underlying the BMR Warrants.

BALQON CORPORATION
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2007 and 2006
and the Six Month Periods Ended June 30, 2008 and 2007 (Unaudited) (Continued)

NOTE 10 - SUBSEQUENT EVENTS (continued)

The Company is obligated under the Balqon Registration Rights Agreements and the BMR Registration Rights Agreement to file, on or before December 23, 2008, a registration statement with the Securities and Exchange Commission, registering for resale all shares of common stock covered by the Balqon Registration Rights Agreements and BMR Registration Rights Agreements.

On October 24, 2008, immediately preceding the consummation of the merger with the Company, BMR adopted the 2008 Stock Incentive Plan (2008 Plan).  Initially, 7,500,000 shares of common stock are authorized for issuance under the 2008 Plan.

(b)            Pro Forma Financial Information

On October 24, 2008, BMR Solutions, Inc., completed an Agreement and Plan of Merger (the “Merger Transaction”) with Balqon Corporation.  Simultaneous with the Merger Transactions, BMR Solutions changed its name to Balqon Corporation.  The entity originally named Balqon Corporation changed its name to Balqon California.

This transaction has been accounted for as a reverse merger (recapitalization) with Balqon California deemed to be the accounting acquirer and Balqon Corporation (formerly, BMR Solutions, Inc.) deemed to be the legal acquirer.

The following unaudited pro forma combined financial statements for the six months ended June 30, 2008 and the year ended December 31, 2007 are based on the historical financial statements of Balqon Corporation (formerly BMR Solutions, Inc.) and Balqon California, adjusted to give effect to the Merger Transaction.

The unaudited pro-forma combined statements of operations for the six months ended June 30, 2008 and for year ended December 31, 2007 give effect to the Merger as if it had been consummated on January 1, 2007.  The unaudited pro forma combined balance sheet as of June 30, 2008 gives effect to the Merger Transaction if it had occurred on June 30, 2008.

The unaudited condensed combined consolidated pro forma financial statements should be read in conjunction with each of the Balqon Corporation (formerly BMR Solutions, Inc.) and Balqon California historical financial statements.  The unaudited pro-forma financial statements is presented for illustrative purposes only and is necessarily indicative of future operating results or the results that might have occurred if the exchange transaction had actually occurred on the indicated date.

Balqon Corporation (formerly BMR Solutions) and Balqon California
Pro Forma Balance Sheet (Unaudited)
As of June 30, 2008

	Balqon Corporation (formerly BMR Solutions)	Balqon California	Notes	Acquisition Adjustments	Pro Forma Combined

ASSETS
Current assets:
Cash	$4,741	$27,936			$32,677
Accounts receivable	2,575	—			2,575
Prepaid expenses	52	—			52
Total current assets	7,368	27,936			35,304
Property, plant & equipment, net	24,371	17,370			41,741
Deposits	—	19,241			19,241
Total assets	$31,739	$64,547		$0	$96,286

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable and accrued expenses	61,152	190,163			251,315
Current maturities of long term notes payable	5,612	—			5,612
Notes payable, unsecured	—	25,875			25,875
Advances from shareholder	—	59,377			59,377
Billings in excess of costs and estimated earnings
on uncompleted contracts	—	3,689			3,689
Income taxes payable	800				800
Total current liabilities	67,564	279,104			346,668
Long-term note payable	13,817	—			13,817

SHAREHOLDERS’ DEFICIENCY
Common stock	3,889	5,000	(a)	11,945	20,834
Common stock to be issued		65,476	(a)	(65,476)	—
Additional paid-in capital	196,106	—	(a)	(196,106)	—
Accumulated deficit	(249,637)	(285,033)	(a)	249,637	(285,033)
Total shareholders’ deficiency	(49,642)	(214,557)		0	(264,199)
Total liabilities and shareholders’ deficiency	$31,739	$64,547		$—	$96,286

Balqon Corporation (formerly BMR Solutions) and Balqon California
Pro Forma Statements of Operations (Unaudited)
Year Ended December 31, 2007

	Balqon Corporation (formerly BMR Solutions)	Balqon California	Pro Forma Combined

Revenues	$69,865	$382,736	$452,601
Cost of Revenues	56,056	280,263	336,319
Gross Margin	13,809	102,473	116,282
Operating Expenses:
General and administrative	106,425	182,035	288,460
Depreciation and amortization	—	3,182	3,182
Interest expense	2,698	—	2,698
Total Operating Expenses	109,123	185,217	294,340
Loss before income taxes	(95,314)	(82,744)	(178,058)
Provision for income taxes	800	—	800
Net loss	$(96,114)	$(82,744)	$(178,858)
Weighted average number of shares:
Basic and diluted			25,308,348
Net income per common shares:
Basic and diluted			$(0.01)

Balqon Corporation (formerly BMR Solutions) and Balqon California
Pro Forma Statements of Operations (Unaudited)
Six Months Ended June 30, 2008

	Balqon Corporation (formerly BMR Solutions)	Balqon California	Pro Forma Combined

Revenues	$38,450	$202,575	$241,025
Cost of Revenues	32,155	152,931	185,086
Gross Margin	6,295	49,644	55,939
Operating Expenses:
General & administrative	37,493	243,426	280,919
Depreciation and amortization		3,677	3,677
Interest expense	1,121		1,121
Total Operating Expenses	38,614	247,103	285,717
Loss before income taxes	(32,319)	(197,459)	(229,778)
Provision for income taxes	800		800
Net loss	$(33,119)	$(197,459)	$(230,578)
Weighted average number of shares:
Basic and diluted			25,308,348
Net income per common share:
Basic and diluted			$(0.01)

Balqon Corporation (formerly BMR Solutions) and Balqon California

Pro Forma Adjustments

The preceding unaudited condensed combined consolidated pro forma financial statements have been prepared as if the Merger Transaction was completed on June 30, 2008 for balance sheet purposes and on January 1, 2007 for statements of operations purposes and reflects the following pro forma adjustments:

(a)           Adjust the accounts of the companies to reflect the reverse merger resulting in Balqon California as the accounting acquiror.

Net Loss Per Share

Pro forma basic and diluted shares outstanding include the weighted average number of common shares outstanding for Balqon Corporation during the respective periods, in addition to the common stock issued as a result of the Merger Transaction assuming they had been issued at the beginning of the period. The common stock issued in connection with the Merger Transaction is assumed to be outstanding for the entire period presented.

(c)            Shell Company Transaction

The disclosures contained in Items 9.01(a) and (b) of this report are incorporated herein by reference.

(d)            Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated September 15, 2008, among the registrant, Balqon California and a newly-created, wholly-owned subsidiary of the registrant, BalqonAcquisition Corp. (1)

2.2
Amendment No. 1 to Agreement and Plan of Merger, dated October 15, 2008, among the registrant, Balqon California and a newly-created, wholly-owned subsidiary of the registrant, Balqon Acquisition Corp. (2)

3.1	Articles of Incorporation of the registrant (3)

3.2	Bylaws of the registrant (3)

4.1	Article Thirteenth of the Articles of Incorporation of the registrant (contained in Exhibit 3.1 to this Registration Statement) (3)

4.2	Sections 2 and 6 of the Bylaws of the registrant (contained in Exhibit 3.2 to this Registration Statement) (3)

4.3	Form of Warrants issued by Balqon California to certain security holders to purchase an aggregate of 500,000 shares of commons stock (*)(##)

4.4	Form of Warrants issued by Balqon California to certain security holders to purchase an aggregate of 810,000 shares of common stock (*)(##)

4.5	Form of Warrants issued by Balqon California to certain security holders to purchase an aggregate of 575,000 shares of common stock (*)(##)

4.6
Form of Warrant to purchase common stock issued by Balqon California to Marlin Financial Group, Inc. (one-third of these warrants are exercisable at an exercise price of $1.50 per share until June 30, 2010, one-third of these warrants are exercisable at an exercise price of $2.00 per share until June 30, 2011, and one-third of these warrants are exercisable at an exercise price of $2.50 per share until June 30, 2012) (*)

4.7
Form of Warrants issued by the registrant to certain security holders to purchase an aggregate of 184,598 shares of common stock (one-third of these warrants are exercisable at an exercise price of $1.50 per share until October 14, 2009, one-third of these warrants are exercisable at an exercise price of $2.00 per share until October 14, 2010, and one-third of these warrants are exercisable at an exercise price of $2.50 per share until October 14, 2011) (*)(##)

10.1	Balqon Corporation 2008 Stock Incentive Plan (*)(#)

10.2	Form of Stock Option Agreement under 2008 Stock Incentive Plan (*)(#)

Exhibit No.	Description

10.3	Form of Indemnification Agreement for officers and directors (*)(#)

10.4	Employment Agreement, dated October 24, 2008, by and between Balwinder Samra and the registrant (*)(#)

10.5	Employment Agreement, dated October 24, 2008, by and between Henry Velasquez and the registrant (*)(#)

10.6	Amendment and Restated Registration Rights Agreement, dated September 15, 2008, by and between Balqon California and certain security holders (*)(##)

10.7	Registration Rights Agreement, dated September 15, 2008, by and between Balqon California and certain security holders (*)(##)

10.8	Registration Rights Agreement, dated October 24, 2008, by and between Balqon California and certain security holders (*)(##)

10.9	Registration Rights Agreement dated October 24, 2008, by and between the registrant and certain security holders (*)(##)

10.10	Purchase Agreement, dated June 26, 2008, between the City of Los Angeles and Balqon California (*) (##)

10.11	Purchase and Service Agreement, dated May 15, 2008, between the South Coast Air Quality Management District and Balqon California (*)(##)

10.12
Lease Agreement for 1420 240th Street, Harbor City, California 90710, between Allan D. and Gloria G. Singer, Trustees for the U.D.T. Trust dated June 6, 1984 and Balqon California dated June 17, 2008 (*)(##)

10.13	Lease Agreement, dated May 21, 2007, by and between 1701 E. Edinger, LLC, and Balqon California (*)(##)

10.14	First Modification to Lease, dated June 18, 2008, by and between 1701 E. Edinger, LLC, and Balqon California (*)(##)

14.1	Code of Ethics (*)

14.2	Code of Ethics for Chief Executive Officer and Senior Financial Officers(*)

16.1	Letter on Change in Certifying Accountant (*)

(#)	Management contract or compensatory plan, contract or arrangement.
(##)	The rights and obligations of Balqon California under this agreement were assumed by the registrant in connection with the Merger Transaction.
(*)	Filed herewith.
(1)	Filed as exhibit 2.1 to our current report on Form 8-K filed on September 19, 2008.
(2)	Filed as Exhibit 10.1 to our current report on Form 8-K filed on October 21, 2008.
(3)	Filed as an exhibit to our Registration Statement on Form SB-2 filed on September 19, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALQON CORPORATION

Date: October 30, 2008	By:	/s/ Balwinder Samra
Balwinder Samra President and Chief Executive Officer

EXHIBITS ATTACHED TO THIS FORM 8-K

Exhibit No.	Description

4.3	Form of Warrants issued by Balqon California to certain security holders to purchase an aggregate of 500,000 shares of commons stock

4.4	Form of Warrants issued by Balqon California to certain security holders to purchase an aggregate of 810,000 shares of common stock

4.5	Form of Warrants issued by Balqon California to certain security holders to purchase an aggregate of 575,000 shares of common stock

4.6
Form of Warrant to purchase common stock issued by Balqon California to Marlin Financial Group, Inc. (one-third of these warrants are exercisable at an exercise price of $1.50 per share until June 30, 2010, one-third of these warrants are exercisable at an exercise price of $2.00 per share until June 30, 2011, and one-third of these warrants are exercisable at an exercise price of $2.50 per share until June 30, 2012)

4.7
Form of Warrants issued by the registrant to certain security holders to purchase an aggregate of 184,598 shares of common stock (one-third of these warrants are exercisable at an exercise price of $1.50 per share until October 14, 2009, one-third of these warrants are exercisable at an exercise price of $2.00 per share until October 14, 2010, and one-third of these warrants are exercisable at an exercise price of $2.50 per share until October 14, 2011)

10.1	Balqon Corporation 2008 Stock Incentive Plan

10.2	Form of Stock Option Agreement under 2008 Stock Incentive Plan

10.3	Form of Indemnification Agreement for officers and directors

10.4	Employment Agreement, dated October 24, 2008, by and between Balwinder Samra and the registrant

10.5	Employment Agreement, dated October 24, 2008, by and between Henry Velasquez and the registrant

10.6	Amendment and Restated Registration Rights Agreement, dated September 15, 2008, by and between Balqon California and certain security holders

10.7	Registration Rights Agreement, dated September 15, 2008, by and between Balqon California and certain security holders

10.8	Registration Rights Agreement, dated October 24, 2008, by and between Balqon California and certain security holders

10.9	Registration Rights Agreement dated October 24, 2008, by and between the registrant and certain security holders

10.10	Purchase Agreement, dated June 26, 2008, between the City of Los Angeles and Balqon California

10.11	Purchase and Service Agreement, dated May 15, 2008, between the South Coast Air Quality Management District and Balqon California

10.12	Lease Agreement for 1420 240th Street, Harbor City, California 90710, between Allan D. and Gloria G. Singer, Trustees for the U.D.T. Trust dated June 6, 1984 and Balqon California dated June 17, 2008

10.13	Lease Agreement, dated May 21, 2007, by and between 1701 E. Edinger, LLC, and Balqon California

10.14	First Modification to Lease, dated June 18, 2008, by and between 1701 E. Edinger, LLC, and Balqon California

14.1	Code of Ethics

14.2	Code of Ethics for Chief Executive Officer and Senior Financial Officers

16.1	Letter on Change in Certifying Accountant